UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NV ENERGY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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March 27, 2013

To Our Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2013 Annual Meeting of the stockholders of NV Energy, Inc. The Annual Meeting will be held on Wednesday, May 8, 2013, at 8:00 a.m., Pacific Time, at The Smith Center for the Performing Arts, 361 Symphony Park Avenue, Las Vegas, Nevada, 89106. A map of the Annual Meeting location is included in our proxy materials.

The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our stockholders over the Internet. In addition, we will discuss the Company’s 2012 financial results and outlook. During the meeting, you and other stockholders will have the opportunity to ask questions and comment on the Company’s operations. Our directors and officers also will be available to visit with you before and after the formal meeting.

Your views are very important to the Company. Whether or not you are able to attend the Annual Meeting, we encourage you to review our Annual Report and the proxy materials, and to vote your shares. You may vote in person or by proxy at the meeting, or by Internet, telephone or mail.

We greatly appreciate the interest expressed by our stockholders. We are pleased that in the past so many of you have voted your shares, and we hope that you will do so again this year. We urge you to execute and return your proxy as soon as possible.

Sincerely,

Michael W. Yackira

President and Chief Executive Officer

NV Energy, Inc.

NV ENERGY, INC.

6226 W. Sahara Avenue

Las Vegas, Nevada 89146

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2013

March 27, 2013

The 2013 Annual Meeting of the stockholders of NV Energy, Inc. (the “Annual Meeting”) will be held at 8:00 a.m., Pacific Time, on Wednesday, May 8, 2013, at The Smith Center for the Performing Arts, 361 Symphony Park Avenue, Las Vegas, Nevada, 89106, for the following purposes:

1.	To elect as director 10 nominees named in the proxy statement to serve one-year terms, and until their successors are elected and qualified.
2.	To approve our executive compensation on an advisory basis.
3.	To approve the 2013 Long-Term Incentive Plan.
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2013 fiscal year.
5.	To take action on such other business as may properly come before the meeting, and any adjournments or postponements thereof.

Stockholders of record of NV Energy common stock at the close of business on March 11, 2013, will be entitled to vote at the meeting, and any adjournments thereof.

We are using the Internet as the primary means of furnishing proxy materials to our stockholders. You may read, print and download our annual report for fiscal year 2012 (the “Annual Report”) and proxy materials at the investor section of our website at www.nvenergy.com.

Beginning March 27, 2013, we will send a notice card by mail with instructions on how to use the Internet to access our proxy materials and Annual Report, and how to vote online. The notice card further explains how to request a paper copy of the proxy materials and the Annual Report, if desired. Alternatively, if you have selected this as a preference in the past, you may have received these materials via e-mail. Your e-mail contains links to our proxy materials and Annual Report, and instructions on how to vote online.

You are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the meeting or not, please read the accompanying proxy statement and then vote your shares as early as possible. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

On behalf of the Board of Directors

Paul J. Kaleta

Corporate Secretary

NV Energy, Inc.

NV ENERGY, INC.

6226 West Sahara Avenue

Las Vegas, NV 89146

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement pertains to the 2013 annual meeting of stockholders of NV Energy, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 8, 2013, at 8:00 a.m. (Pacific Time) at The Smith Center for the Performing Arts, 361 Symphony Park Avenue, Las Vegas, Nevada, 89106.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NV Energy, Inc. (the “Company,” “NVE” or “NV Energy”) for use at the Annual Meeting and any adjournment thereof. Stockholders of record at the close of business on March 11, 2013 (the “Record Date”) are entitled to vote at the Annual Meeting, either in person or by proxy. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is 235,515,172.

We distribute our proxy materials and our annual report to stockholders for 2012 primarily over the Internet. Most stockholders are mailed only a Notice of Internet Availability of Proxy Materials (“Notice”). The Notice explains how to access our materials at www.ProxyVote.com. We expect to mail the Notice on March 27, 2013.

At the Annual Meeting, stockholders of record will vote on the proposals noted below. You may vote by telephone, by mail, or via the Internet at www.ProxyVote.com before 11:59 p.m. (Eastern Time) on May 7, 2013, or in person at the meeting.

The Board recommends that you vote for each of the director nominees in Proposal 1, and in favor of Proposals 2, 3 and 4.

Proposal		Board Recommendation	Voting Required for Approval	Page No.
1.	To elect as director 10 nominees named in the proxy statement to serve one-year terms and until their successors are elected and qualified.	FOR	A majority of the votes cast with respect to each nominee	2
2.	To approve our executive compensation on an advisory basis.	FOR	A majority of the votes cast with respect to the proposal	10
3.	To approve our 2013 Long-Term Incentive Plan.	FOR	A majority of the votes cast with respect to the proposal	12
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013.	FOR	A majority of the votes cast with respect to the proposal	26

If you return your proxy with instructions and do not revoke it, the proxy will be voted in accordance with your instructions. If you return your proxy and leave a voting instruction blank, the matter will be voted in accordance with the Board’s recommendation, except for situations involving “broker non-votes” as described later in this proxy statement under “Voting Matters.”

If you have any questions about the Annual Meeting, our proxy materials, our annual report or your ownership of our common stock, please see “Other Annual Meeting Information” later in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board consists of ten directors. If elected, each of our director nominees will serve until the 2014 annual meeting and until a successor has been elected and qualified. Each nominee has consented to serve, if elected. If any nominee becomes unavailable for election or service, the persons named on the proxy card as proxies may vote for another nominee selected by the Board, or the Board may reduce the number of directors.

The Company’s bylaws contain a majority voting standard for uncontested elections of directors. Under our bylaws, an “uncontested” election is an election in which the number of nominees for director is not greater than the number to be elected. In an uncontested election, a nominee must be elected by a majority of the votes cast, in person or by proxy, with respect to the election of that nominee. A “majority” means that the number of votes cast “FOR” a nominee’s election exceeds the number of shares voted “AGAINST” that nominee’s election. We will not count as either “FOR” or “AGAINST” any shares that are voted as abstentions, nor will we take into account broker non-votes. If an incumbent director is not re-elected in an uncontested election, the director must submit an offer to resign. The Board will then consider the criteria set forth in our bylaws and will act on the offer within 120 days following certification of the stockholder vote. We will publicly disclose the Board’s decision and, if the resignation is not accepted, the reasons for that decision.

In a “contested” election, the number of nominees for director exceeds the number to be elected and directors will be elected by a plurality of the votes represented at the meeting. A “plurality” means that the open seats on the Board will be filled by the nominees who received the most affirmative votes, regardless of whether those nominees received a majority of votes cast with respect to their election.

At our 2013 Annual Meeting, the election of directors is considered to be uncontested because we have not been notified of any other nominees as required by our bylaws. Therefore, to be elected, each nominee must receive a majority of votes cast with respect to that nominee.

Nominees for Director

As discussed in greater detail in the “Corporate Governance Matters” section of this proxy statement, beginning on page 4:

•	each nominee, except Mr. Yackira, is “independent” under the New York Stock Exchange (“NYSE”) listing standards;

•	each nominee attended at least 75% of the aggregate of all meetings of the Board and committees on which he or she served during 2012; and

•	each nominee is in compliance with our director stock ownership guidelines.

Joseph B. Anderson, Jr., 70, is chairman and chief executive officer of TAG Holdings, LLC, a holding company for manufacturing and service-based enterprises. He has held these positions since 2002. He also serves as a director of Meritor, Inc., Quaker Chemical Corporation, Rite Aid Corporation and Valassis Communications, Inc. Mr. Anderson served initially as vice chair and then chairman of the Manufacturing Council of the U.S. Department of Commerce from September 2010 until September 2012. He has been a director of NV Energy since 2005, and currently chairs our Compensation Committee.

The Board believes Mr. Anderson should serve as a director because of his global business and financial expertise, business acumen, and experience gained over many years as an executive officer and director of public and private companies, in addition to his demonstrated leadership experience on diversity matters.

Glenn C. Christenson, 63, has been managing director of Velstand Investments, LLC, a private investment management company, since 2004. He retired in 2007 as executive vice president and chief financial officer of Station Casinos, Inc., a gaming entertainment company, after 17 years with the company. Prior to that, Mr. Christenson was a partner of the firm now known as Deloitte & Touche LLP. He served as a director of First American Financial Corporation from 2008 until 2011, and as director of Tropicana Entertainment, Inc. during 2010. Mr. Christenson is a Certified Public Accountant. He has been a director of NV Energy since 2007, and currently chairs our Audit Committee.

The Board believes Mr. Christenson should serve as a director because of his financial and risk management expertise, and his years of experience as the chief financial officer of a public company, together with his prior experience as an audit partner of Deloitte & Touche LLP.

Susan F. Clark, 64, is an attorney and shareholder of Radey Thomas Yon & Clark, P.A., a Florida-based law firm, where she specializes in energy and telecommunications law and utility regulation. She has held this position since 2003. She served as a commissioner of the Florida Public Service Commission for nine years until 2000, as a director of the National Association of Regulatory Utility Commissioners for three years until 2000, and as a director of the Electric Power Research Institute for four years until 2006. She has been a director of NV Energy since 2008.

The Board believes Ms. Clark should serve as a director because of her experience as a public utility regulator, her deep industry knowledge and her extensive background as a lawyer focusing on utility-related issues.

Stephen E. Frank, 71, retired in 2002 as chairman, president and chief executive officer of Southern California Edison, a regulated investor-owned utility. He also serves as a director of Northrop Grumman Corporation. In the past, he served as a director of various publicly-traded utilities, including Edison International (1995 to 2002), FPL Group, Inc. (now known as NextEra) (1990 to 1995) and Puget Energy, Inc. (2004 to 2008). He served as a director of Washington Mutual, Inc. (now known as WMI Holdings Corp.) from 1997 until March 2012. Mr. Frank was honored as an outstanding director by Outstanding Directors Exchange in 2008. He has been a director of NV Energy since 2009.

The Board believes Mr. Frank should serve as a director because of his extensive experience as an officer and director of public utilities in the Western U.S. and elsewhere, and his service on the boards of other public companies with nationwide scope, together with his financial and risk management expertise.

Brian J. Kennedy, 69, is president and chief executive officer of Argonaut LLC, a private equity group. He has served in that role since 2007. Prior to that, Mr. Kennedy was president and chief executive officer of Meridian Gold, Inc., from 1996 to 2006, and a director of the company from 2006 to 2007. He has been a director of NV Energy since 2007.

The Board believes Mr. Kennedy should serve as a director because of his financial expertise, business acumen, knowledge and experience gained over many years as an executive officer and director of publicly-traded companies, together with his Nevada business and customer experience.

Maureen T. Mullarkey, 53, has been a member of Blue Heron Investments, LLC, a private investment firm, since 2011. She retired in 2007 as executive vice president and chief financial officer of International Game Technology, a supplier of gaming equipment and technology, after 19 years with the company. Ms. Mullarkey served as an Entrepreneur in Residence with The Nevada Institute for Renewable Energy Commercialization from 2009 until 2011. She has been a director of NV Energy since 2008.

The Board believes Ms. Mullarkey should serve as a director because of her years of experience as the chief financial officer of a public company and her Nevada business experience, together with her renewable energy-related experience.

John F. O’Reilly, 67, is an attorney and member of the O’Reilly Law Group LLC, a Nevada-based law firm, with which he has practiced since 1999. Mr. O’Reilly served as a director of Herbst Gaming, Inc., from 2004 to 2010. His past experience includes auditing and tax accounting at the firm now known as Ernst & Young. He has been a director of NV Energy since 1999 and a director of Nevada Power Company since 1995. Mr. O’Reilly currently chairs our Finance Committee.

The Board believes Mr. O’Reilly should serve as a director because of his diverse and extensive experience as an auditor, businessman and attorney, and his knowledge of the utility regulatory process and the State of Nevada.

Philip G. Satre, 63, retired in 2005 as chairman of Harrah’s Entertainment, Inc., a gaming entertainment company, having previously served as its chief executive officer from 1994 to 2003. He currently serves as a director of International Game Technology and Nordstrom, Inc., and also served as a director of Rite Aid Corporation from 2005 until 2011. Mr. Satre was honored as an outstanding director by Outstanding Directors Exchange in 2010. He has been a director of NV Energy since 2005, and our non-executive chairman since 2008.

The Board believes Mr. Satre should serve as a director because of his nationwide business and financial expertise, business acumen, and experience gained over many years as an executive officer, chairman and director of public companies, in addition to his Nevada business experience.

Donald D. Snyder, 65, has been dean of the University of Nevada, Las Vegas, Harrah College of Hotel Administration, since 2010. Mr. Snyder retired in 2005 after more than eight years as president and director of Boyd Gaming Corporation. He currently serves as a director of Tutor Perini Corporation and Western Alliance Bancorporation. Mr. Snyder has been a director of NV Energy since 2005, and currently chairs our Nominating and Governance Committee.

The Board believes Mr. Snyder should serve as a director because of his financial and banking expertise and business acumen, his broad experience gained over many years as an executive officer and director of banks and public companies, and his Nevada business experience.

Michael W. Yackira, 61, is our chief executive officer. Mr. Yackira joined NV Energy in 2003 and served as chief financial officer, chief operating officer and president before being named chief executive officer in 2007. He formerly served as chief financial officer of FPL Group, Inc. (now known as NextEra) from 1995 to 1998, and as president of FPL Energy LLC from 1998 to 2000. Mr. Yackira is a Certified Public Accountant. He has been a director of NV Energy since 2007.

The Board believes Mr. Yackira should serve as a director because of his knowledge of the Company as its chief executive officer, as well as his many years of accounting, operations, renewable energy, finance and regulatory experience in the utility industry.

Our Board recommends that you vote “FOR” the election of each nominee listed in this Proposal. Proxies will be voted “FOR” each nominee unless you have otherwise specified in the proxy.

CORPORATE GOVERNANCE MATTERS

Leadership Structure

In 2007, our Board separated the roles of chief executive officer and chairman of the board in recognition of the differing responsibilities of those positions. The non-executive chairman sets the final agenda for and presides at meetings of the Board as it sets the strategic direction for the Company, while the chief executive officer is responsible for performance of the Company in executing its business strategy and for day-to-day leadership. The Board believes this structure creates a balance in leadership and accountability, and generally enhances the independence of the Board.

Under our Governance Guidelines (available on our website at www.nvenergy.com), the non-executive chair of the Board serves for a three-year term, subject to annual review and ratification. Mr. Satre currently is chairman of our Board.

Board Structure and Composition

Our Board is not classified, meaning that all directors stand for election every year and are nominated to serve one-year terms. The Board consists of ten directors, nine of whom are independent. The Board considers its size, structure and composition annually in connection with the director nomination process, and believes the current arrangements are appropriate.

Director Qualifications and Diversity

The Board, acting through the Nominating and Governance Committee, is responsible for assembling for stockholder consideration a group of nominees collectively having the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board of directors. The committee regularly reviews the composition of the Board in light of the Board’s size, the Company’s changing requirements, the Board’s assessment of its performance, and the input of stockholders and other key constituencies.

Although the Board has not established a formal policy or absolute prerequisites for directors, in selecting nominees the committee looks for certain characteristics such as integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, race and gender diversity, and the ability and commitment to devote sufficient time and energy to board service. The committee also seeks a balanced mix of local experience, which we believe is especially important for a utility, and national public company or industry experience.

In addition, the committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and qualities that reflect the broad set of challenges that the Board confronts. These backgrounds and qualities may include, among others, industry experience, technical experience, regulatory experience, risk management experience, knowledge of the Company’s customers and communities, and relevant leadership experience. The committee further takes into account the financial literacy, expertise and independence requirements set forth in applicable stock exchange and Securities and Exchange Commission (“SEC”) rules. At least one, and preferably several, members of the Audit Committee and the Board are to meet the criteria for an “Audit Committee Financial Expert” as defined by SEC rules.

The committee also considers candidates suggested by stockholders. To be considered, suggestions must be submitted in writing to the committee in care of the Corporate Secretary, NV Energy, Inc., P.O. Box 98910, Las Vegas, NV 89151. The Corporate Secretary will submit any such suggestion to the committee before the committee recommends to the Board nominees for the next annual meeting of stockholders.

Director Education

Our Nominating and Governance Committee oversees an ongoing program for new director orientation and director education. The program includes education on the electric and natural gas utility industry, information relevant to the role and duties of public company directors, and sessions specific to Company strategies, operations, policies and practices.

Director Independence

Under our Governance Guidelines, a majority of our directors must qualify as “independent” directors in accordance with applicable SEC and NYSE rules. The Board has determined that all of our directors are independent, except our chief executive officer, Mr. Yackira. There are no family relationships among our directors, and no director serves as a director, officer or employee of a competitor of the Company.

The matters described below were specifically considered by our Board in determining the independence of two of our directors, Mr. Snyder and Mr. O’Reilly, as indicated.

The Smith Center for Performing Arts

Mr. Snyder has been chairman of the board of The Smith Center for the Performing Arts since 1996. This is an unpaid position with a Las Vegas non-profit, cultural organization. In 2012, our charitable foundation paid The Smith Center the last of five $200,000 annual installments toward the cost of constructing a performance hall in downtown Las Vegas, and the first of five $100,000 annual installments to reserve a dedicated box in the performance hall. These amounts represented about one-tenth of one percent (0.1%) of The Smith Center’s most recently reported annual gross revenue of $290.7 million.

Our Board reviewed the donations and determined, based on the particular facts and circumstances (including the size and nature of the donations, and the fact that Mr. Snyder does not receive any remuneration from The Smith Center) that the donations did not constitute a material relationship that would affect the independence of Mr. Snyder. Mr. Snyder abstained from the Board’s review and decision-making process.

University of Nevada, Las Vegas (“UNLV”)

Mr. Snyder and Mr. O’Reilly are among the 56 volunteer trustees of the UNLV Foundation, a charitable organization that raises private support for educational purposes relating to UNLV. Mr. O’Reilly serves as chairman of the board of the UNLV Foundation. Furthermore, Mr. Snyder is employed as dean of the Harrah College of Hotel Administration at UNLV, a non-executive position. In 2012, our charitable foundation donated $250,000 to UNLV toward development of an undergraduate program in renewable energy resources, and $95,000 to support other programs. In addition, UNLV and the Company entered into $243,000 in transactions for research services related to the NV Energize “smart meter” project and energy efficiency programs, and the Company paid UNLV $100,000 under an agreement to sponsor the “Governor’s Series” of contests between UNLV and the University of Nevada, Reno. Based on UNLV’s most-recently reported annual gross revenue of $321.9 million, the Company’s $688,000 aggregate in transactions with UNLV amounted to approximately two-tenths of one percent (0.2%) of UNLV’s gross revenue.

Our Board reviewed the donations to and transactions with UNLV and determined, based on the particular facts and circumstances (including the size and nature of the donations and transactions, the fact that all transactions were conducted at arms’ length, the fact that Mr. Snyder and Mr. O’Reilly do not receive any remuneration from the UNLV Foundation, the fact that Mr. Snyder’s position at UNLV is a non-executive position with one of seven UNLV colleges, and the fact that no donations were made to the Harrah College), that the donations and the transactions did not constitute a material relationship that would affect the independence of Mr. Snyder or Mr. O’Reilly. Messrs. Snyder and O’Reilly abstained from the Board’s review and decision-making process.

Director Stock Ownership Guidelines

Our director stock ownership guidelines require that directors maintain ownership of shares of our common stock with an aggregate market value at least five times the maximum cash portion of the annual director retainer. For 2012, the maximum cash portion of the annual director retainer was $60,000. At December 31, 2012, all directors were in compliance with our stock ownership guidelines.

Directors’ Role in Risk Oversight

Management assesses and reports quarterly to the Audit Committee regarding the risk factors and cautionary language contained in the Company’s SEC filings. Our chief risk officer also regularly reports to the Board on the Company’s enterprise risk management activities.

To further establish a framework for risk oversight, pursuant to Board policy the Company has formed the Enterprise Risk Oversight Committee (“EROC”). The voting members of EROC include seven senior officers and our chief accounting officer, who collectively are responsible for ensuring that adequate risk assessment and control policies and procedures are in place and followed. The EROC reports quarterly to the Audit Committee.

In addition, the Company’s internal audit group conducts an annual risk assessment and prepares an audit plan that is updated throughout the year with changes approved by the Audit Committee. Finally, the Board receives reports directly from management regarding various strategic, financial and operational risks facing the Company.

We believe this approach to risk oversight ensures that the subject of risk management receives regular attention at the Audit Committee level, while providing the full Board with appropriate opportunities to consider the significant risks facing the Company, and efforts to address those risks.

Stockholder Communications

The Board will give appropriate attention to written communications from stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or unless otherwise contemplated by committee charters, the chair of the Nominating and Governance Committee will be primarily responsible for monitoring communications from stockholders. Communications or summaries of communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chair considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and other interested parties may communicate directly with the Company’s non-management directors as a group, or with any individual director, by addressing such communications to the desired recipients and sending it in care of the Corporate Secretary, NV Energy, Inc., P.O. Box 98910, Las Vegas, NV 89151, and marking such communications as “confidential.”

Other Governance Practices and Responsiveness to Stockholders

Say-on-Pay. At our 2012 annual meeting, of the shares voting or abstaining on our “say-on-pay” proposal, 97.8% were voted in favor, 2.0% were voted against and 0.2% abstained from voting. We considered this as evidence of broad-based support for our compensation program and decisions as described in the 2012 proxy statement, and as grounds for maintaining a similar approach for 2013.

Political Activity. In 2012, our Board continued its practice of annually reviewing the Company’s political activity, including political contributions and lobbying expenditures. All contributions and expenditures are made and reported in accordance with applicable law, and the Company does not contribute to political action committees that are not legally required to report their contributors.

Investor Outreach. In December 2012 and January 2013, our Corporate Secretary met or spoke with representatives of ten of our largest institutional shareholders regarding our executive compensation and corporate governance policies and practices. The investors generally provided positive feedback and recommended no significant changes in our compensation or governance policies or practices.

Clawback Policy. Effective January 1, 2013, our Board adopted an incentive compensation recovery policy, commonly known as a “clawback” policy. In general, it is the policy of the Board that the Company should, to the extent permitted by governing law, require reimbursement of a portion of any incentive award paid to any current or former Section 16 officer where (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, and (ii) a lower payment would have been made to the officer based upon the restated financial results. The Compensation Committee will have the discretion to enforce and interpret the policy, and the requirements of the policy will be incorporated in all new award agreements.

Code of Ethics

Our Board has adopted a code of conduct, called “The Power of Integrity,” which applies to all of our employees, executive officers and directors. We have an additional code of ethics that specifically applies to our chief executive, financial and accounting officers. Both codes may be viewed on our website at www.nvenergy.com.

BOARD OF DIRECTORS AND COMMITTEE MATTERS

Board Committees

The Board has established four standing committees – the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating and Governance Committee. Each standing committee has a written charter, which is posted on our website at www.nvenergy.com. These charters, as well as the membership and structure of the committees, satisfy all applicable requirements of the SEC and NYSE.

Board and Committee Meetings

In 2012, the Board held nine meetings, the Audit Committee held six meetings, the Compensation Committee held five meetings, the Finance Committee held six meetings, and the Nominating and Governance Committee held four meetings. Each director attended at least 75% of the aggregate of all meetings of the Board and committees on which he or she served.

In 2012, the independent directors held regularly scheduled executive sessions without management present and, in addition, met in executive session from time to time during Board meetings. Our non-executive chairman presided over these sessions.

It is the Company’s policy for all directors to attend our annual meeting of stockholders. In 2012, nine directors attended the annual meeting. One director, Mr. Anderson, was unable to attend due to an unavoidable conflict with his duties as chairman of the Manufacturing Council of the U.S. Department of Commerce.

Committee Membership

Our directors served on the following committees in 2012:

Director	Audit Committee	Compensation Committee	Finance Committee	Nominating and Governance Committee
Mr. Anderson		Chair		X
Mr. Christenson	Chair	X
Ms. Clark		X	X
Mr. Frank	X	X
Mr. Kennedy	X			X
Ms. Mullarkey	X		X
Mr. O’Reilly	X		Chair
Mr. Satre			X	X
Mr. Snyder		X		Chair
Mr. Yackira			X

Audit Committee

The Audit Committee is comprised of five directors, all of whom our Board has determined are independent under applicable requirements of the SEC and NYSE. Our Board has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules, and is “financially literate” and has “accounting and related financial management expertise” within the meaning of the NYSE listing standards.

Our Audit Committee’s primary duties are described in detail in its charter and are directed toward assisting the Board in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements and related disclosures;

•	our compliance with legal and regulatory requirements that may have a material impact on our financial statements;

•	the qualifications and independence of our independent auditor;

•	the performance of our independent auditor and our internal auditing department; and

•	risk oversight.

The Audit Committee also is responsible for preparing the report that is set forth below and for the appointment, compensation, retention and oversight of our independent auditor.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year-ended December 31, 2012 with NV Energy’s management and has also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence, and has discussed with the independent accountants their independence from our Company and our subsidiaries.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in NV Energy’s Annual Report on Form 10-K for the year-ended December 31, 2012, for filing with the SEC.

AUDIT COMMITTEE

Glenn C. Christenson, Chair

Stephen E. Frank

Brian J. Kennedy

Maureen T. Mullarkey

John F. O’Reilly

Compensation Committee

The Compensation Committee is comprised of five directors, all of whom our Board has determined (i) are independent under the NYSE listing standards, (ii) meet the definition of “non-employee director” in the SEC rules promulgated under section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and (iii) meet the definition of “outside director” for purposes of section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended. In determining the independence of the committee members, the Board considered all relevant factors including those specified in recently-adopted NYSE listing standards further to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Our Compensation Committee’s primary duties are described in detail in its charter and most importantly are directed toward oversight of:

•	the chief executive officer’s performance and compensation;

•	the compensation of other senior officers;

•	our compensation and benefit plans, in general;

•	our non-employee director compensation; and

•	the executive compensation disclosures in our proxy statement.

In fulfilling its obligations, our Compensation Committee has obtained the advice and assistance from compensation consulting firm Frederic W. Cook & Co, Inc. (“F.W. Cook”). The Compensation Committee assessed the independence of F.W. Cook pursuant to applicable SEC and NYSE standards and concluded that F.W. Cook’s work for the Compensation Committee does not raise any conflict of interest, and no material relationship exists that would impair the independence of F.W. Cook or the relevant individual consultants.

Compensation Committee Interlocks and Insider Participation

During 2012, no Compensation Committee member was an officer or employee of NV Energy, was a former officer or employee of NV Energy, or had any relationships with NV Energy that require disclosure under the SEC rules and regulations. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Finance Committee

The Finance Committee is comprised of five directors. Its primary duties are to review and recommend to the Board action on budget, financing, insurance, dividend, and real estate matters.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of four directors, all of whom our Board has determined are independent under applicable requirements of the SEC and NYSE. Its primary duties are to ensure that we have effective corporate governance policies and practices, and an effective board of directors. The Committee’s specific duties are described in detail in its charter and include, most prominently, oversight of:

•	the size, composition, qualifications, membership and performance of our Board and its committees;

•	chief executive officer and executive management elections and succession;

•	our corporate governance structure, guidelines, policies and practices;

•	related party transactions and ethics and compliance matters; and

•	our sustainability report.

Review, Approval or Ratification of Transactions with Related Parties

Our Nominating and Governance Committee is responsible for implementing our Policy and Procedure Governing Related Party Transactions, as adopted by the Board. This written policy provides that the committee will review any contemplated transaction, arrangement or relationship with the Company or its subsidiaries where (1) any of the following has a material interest: a director, director nominee, executive officer, 5% stockholder, or any of their immediate family members, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest (each, a “Related Party”), and (2) the aggregate amount involved exceeds $50,000 in any calendar year. The committee or its chair, to whom authority has been delegated under certain circumstances, will review the transactions and may approve only those transactions it finds to be in the best interests of the Company and its stockholders, or not inconsistent therewith. Factors to be considered include:

•	the extent of the Related Party’s interest in the transaction;

•	the benefits to the Company;

•	the availability of other sources of comparable products or services;

•	whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances;

•	the aggregate value of the transaction; and

•	the effect on a director’s independence.

The policy further provides that certain transactions are deemed pre-approved. Generally, those transactions fall within categories that would not require disclosure as a related party transaction under applicable SEC rules. In 2012, there were no transactions for which the policy was not followed.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with SEC rules and the results of voting at our 2011 annual meeting, our stockholders annually will vote on an advisory basis whether to endorse our executive compensation program. Because the vote is advisory it will not be binding on our Board, but will be considered by the Board when establishing future compensation arrangements. The frequency of such votes will be revisited by our stockholders at the 2017 annual meeting or at an earlier time if our Board deems it appropriate.

At our 2012 annual meeting, of the shares voting or abstaining on our “say-on-pay” proposal, 97.8% were voted in favor, 2.0% were voted against and 0.2% abstained from voting. We considered these results as evidence of broad-based support for our compensation program and decisions as described in the 2012 proxy statement, and as grounds for maintaining a similar approach for 2013.

As discussed in the Compensation Discussion and Analysis (“CD&A”) beginning on page 27 of this proxy statement, we believe our executive compensation program reflects a pay-for-performance philosophy that is strongly aligned with the interests of our stockholders and our customers. We use incentive compensation plans that reward success in achieving the Company’s customer service, operational and financial objectives, while encouraging prudent risk management and long-term sustainable growth in stockholder value. We believe that the pay-for-performance philosophy as embodied in our compensation practices has contributed to the Company’s success.

Further points to consider on this proposal include:

•

Our executive compensation program is heavily weighted toward incentive pay that depends on achieving our goals. The majority of each executive officer’s compensation depends on the Company achieving successful results over one-year and three-year periods and, as such, is “at-risk” of being reduced if the Company does not perform well.

•

We ranked in the 86th percentile for total shareholder return relative to industry peers as reflected in the S&P Super Composite Electric Utility Index for the three-year performance period ended December 31, 2012. To correspond with this successful performance, our Named Executive Officers earned 150% of their target Performance Units granted in 2010 under the Long-Term Incentive Plan (“LTIP”).

•

For the same three-year performance period, our annual company performance goal score under the Short-Term Incentive Plan (“STIP”) averaged 117%, indicating that the annual company performance goals established by the Board were met and exceeded, on average. As a result, our Named Executive Officers earned 117% of their target Performance Shares granted in 2010 under the LTIP.

•

For 2012, we achieved overall performance results which exceeded our target. Our Named Executive Officers accordingly earned from 113% to 116% of their 2012 target opportunity under the STIP, taking into account their respective achievement of individual performance objectives.

•

We have upper limits on payouts of STIP and LTIP awards of 150% of target, and the Compensation Committee has never adjusted awards above those limits. We have a floor of 0% for the same payouts. Notably, in 2008 and 2009 no Performance Units vested under the LTIP and the Board did not authorize any relief to offset the negative impact on Named Executive Officer compensation in those years.

•

We encourage long-term stock ownership by our executives. The stock ownership requirement for our chief executive officer is five times base salary, with a requirement to retain 100% of net shares realized from equity compensation until this ownership level is met. The requirement for other Named Executive Officers is three times base salary, with a requirement to retain 50% of net shares realized until the ownership level is met. All hedging of our stock is prohibited.

•	Our LTIP specifically prohibits the repricing of stock options. This policy is affirmed in our Corporate Governance Guidelines (available on our website at www.nvenergy.com).

•	We have no tax gross-ups for change in control payments, and our change in control policy requires a second trigger before awards granted to officers can vest following a change in control.

For these reasons, and the reasons discussed in our Compensation Discussion and Analysis beginning on page 27, our Board recommends that you vote “FOR” the resolution:

“Resolved, that the stockholders of NV Energy, Inc., approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis and the compensation tables (together with the accompanying narrative disclosure) in this proxy statement.”

PROPOSAL THREE

APPROVAL OF THE NV ENERGY, INC 2013 LONG TERM INCENTIVE PLAN

The Board is requesting that the stockholders approve the NV Energy, Inc. 2013 Executive Long Term Incentive Plan (the “2013 LTIP”). The 2004 LTIP (as defined below) is scheduled to terminate at the end of 2013. If this proposal is approved, the 2004 LTIP will no longer be used for the granting of new awards.

Subject to certain adjustments provided in the 2013 LTIP as described below, the total number of shares available for grant under the 2013 LTIP will be 8,707,154, which is a net increase of 6,250,000 new shares added to the 2,457,154 shares which remain available for issuance under the 2004 LTIP as of December 31, 2012. The number of shares available for grant will be reduced by one share for every share granted under the 2013 LTIP, plus one share for each share subject to awards granted under the 2004 LTIP on or after January 1, 2013 and prior to stockholder approval of the 2013 LTIP.

We have been able to manage our equity award program so that it has had only a limited impact on stockholder dilution. When the 2004 LTIP was originally approved by stockholders in May 2004, the total number of shares of NV Energy common stock authorized for issuance under the plan was 7,750,000, equivalent at that time to approximately 6.61% of outstanding shares. No shares have been added to the 2004 LTIP since its initial approval. If the 2013 LTIP is approved, there will be a net increase of 6,250,000 shares that may be issued as equity awards to executives over what is currently available under the 2004 LTIP. That increase is the equivalent of approximately 2.66% of currently outstanding shares, and the total shares available under the 2013 LTIP would be the equivalent of approximately 3.70% of currently outstanding shares. The average rate at which shares were granted over the past three years as a percentage of the weighted average shares outstanding in those same years was 0.41%.

The following table sets forth certain information about the 2013 LTIP and the 2004 LTIP as of December 31, 2012:

Number of shares authorized for future grant under the 2013 LTIP after stockholder approval (1)	8,707,154
Number of shares relating to outstanding stock options at December 31, 2012 under the 2004 LTIP	356,437
Number of shares at December 31, 2012 relating to outstanding restricted stock unit, performance unit and performance share awards under the 2004 LTIP (2)	2,520,690
Weighted average remaining term of outstanding options	4.15 years
Weighted average exercise price of outstanding options	$ 17.90

(1)

Grants of stock-based awards will count against the authorization as one share for every one share granted. The authorization will also be reduced by the number of shares granted under the 2004 LTIP between January 1, 2013 and the date of stockholder approval, and shares subject to awards under the 2004 LTIP that expire or are forfeited after December 31, 2012 will again be available for grant under the 2013 LTIP.

(2)	Of the total 2,520,690 shares reflected in this row, 1,923,549 of such shares relate to outstanding performance awards at December 31, 2012.

On March 11, 2013, the last reported sale price of NV Energy’s common stock on the NYSE was $20.15.

General

As we describe in the CD&A, long-term equity incentive compensation is critical to our ability to attract and retain highly-skilled executives. In recent years, we have issued performance units, performance shares and restricted stock units pursuant to the Amended and Restated NV Energy, Inc. 2004 Executive Long Term Incentive Plan, which was most recently amended and restated January 1, 2011 (the “2004 LTIP”). Because the 2004 LTIP is scheduled to expire on December 31, 2013, there will be no other equity plan available for awards to executives of the Company after that date. Accordingly, the Board, acting upon recommendation of the Compensation Committee, approved the 2013 LTIP on February 7, 2013, subject to stockholder approval at the Company’s 2013 Annual Meeting.

The 2013 LTIP will supersede and replace the 2004 LTIP; provided, however, that the 2004 LTIP will remain in effect until all awards granted under that plan have been exercised, forfeited, canceled or have otherwise expired or terminated. No awards will be granted under the 2004 LTIP on or after the date on which the 2013 LTIP is approved by the Company’s stockholders.

In determining the number of shares to authorize for the 2013 LTIP, the Board considered a number of factors, including the need to replenish the number of shares available for equity incentive awards in order to attract and retain talented executives, the rate at which equity awards have been made in recent years and the projected need for additional shares, the input of the independent compensation consultant, F.W. Cook, the fact that no additional shares have been requested for executive equity awards since 2004, and the number of shares remaining under the 2004 LTIP.

Like the 2004 LTIP, the purpose of the 2013 LTIP is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders, customers, and employees by providing participants with an incentive for outstanding performance. The 2013 LTIP is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. The 2013 LTIP emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit, and individual levels. To further these objectives, the 2013 LTIP provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units, performance shares, performance cash, stock grants, stock units and dividend equivalent rights.

Consistent with the 2004 LTIP, the 2013 LTIP contains a number of provisions that we believe reflect best practices for equity incentive compensation plans, including the following:

•	Expressly prohibits the Compensation Committee from repricing stock options and SARs without prior stockholder approval.

•	An express requirement that all options and SARs be granted at an exercise price that is at least equal to the fair market value of a share of stock on the date of grant.

•

Precludes the payment of dividend equivalent rights for any dividend equivalent right granted in connection with any restricted stock unit award that vests based on the achievement of performance goals, or with respect to a performance share or performance unit award, unless and until such award vests or is earned by satisfaction of the applicable performance goals.

•

The award agreement for any award granted pursuant to the 2013 LTIP will provide for the recapture or clawback of all or any portion of the award to comply with applicable law in effect on the date of the award agreement, including but not limited to, the final rules issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act and with any Company request or demand for recapture or clawback.

•	By accepting an award granted pursuant to the 2013 LTIP, each participant agrees to comply with the Company’s stock ownership guidelines.

Section 162(m) of the Code

The 2013 LTIP is designed to help the Company comply with the rules relating to its ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code (the “Code”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the principal executive officer or any of the three other most highly compensated executive officers of a publicly held company other than the principal financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance units, performance shares, performance cash, stock grants, stock units and dividend equivalent rights granted under the 2013 LTIP that are intended to qualify as “performance-based”

within the meaning of Section 162(m) of the Code, the stockholders are being asked to approve certain material terms of the 2013 LTIP. By approving the 2013 LTIP, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the 2013 LTIP;

•	the maximum numbers of shares for which stock-based awards may be granted to an employee in any fiscal year;

•	the maximum dollar amount that a participant may receive under a cash-based award for each fiscal year contained in the performance period; and

•

the performance criteria that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards other than stock options and stock appreciation rights that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2013 LTIP generally should be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards intended to qualify as performance-based may not actually qualify as performance-based. In addition, because the Compensation Committee does not believe that compensation decisions should be constrained necessarily by how much compensation is deductible, the 2013 LTIP also authorizes the Compensation Committee to grant awards to executives which would not qualify as “performance-based” compensation under Section 162(m) of the Code. Section 162(m) (including a list of the performance criteria) is further discussed below under the heading “Performance Based Compensation Awards.”

Summary of the Material Provisions of the 2013 LTIP

A summary of the 2013 LTIP’s principal provisions is set forth below. The summary is qualified by reference to the full text of the 2013 LTIP, a copy of which is attached as Exhibit A to this Proxy Statement. Defined terms not otherwise defined in this summary shall have the meanings assigned in the 2013 LTIP.

Administration of the 2013 LTIP

The 2013 LTIP will be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall consist of not less than two members of the Board who are: (i) “independent directors” as defined in the NYSE Listing Standards; (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act; and (iii) “outside directors” within the meaning of Section 162(m) of the Code, in each case, as each such rule or regulation is in effect from time to time. The Committee’s powers are fully described in Article 2 of the 2013 LTIP and include, but are not limited to, designating participants to receive awards, determining the size and types of awards, and determining the other terms and conditions of each award.

To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Company’s common stock is traded, the Committee may:

•	delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend awards, and

•	authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company:

¡	designate employees to be recipients of awards,

¡	determine the number of Shares subject to such awards to be received by such employees, and

¡

cancel or suspend awards to such employees; provided that (i) any resolution of the Committee authorizing such officer(s) must specify the total number of shares subject to awards that such officer(s) may so award, and (ii) the Committee may not authorize any officer to designate himself or herself as the recipient of an award.

The Committee may adopt such other rules and procedures as it deems appropriate for purposes of administering the 2013 LTIP.

Shares Available for Grant

The total number of shares available for grant under the 2013 LTIP is 8,707,154. The number of shares available for grant will be reduced by one share for each share subject to awards granted under the 2013 LTIP, plus one share for each share subject to awards granted under the 2004 LTIP on or after January 1, 2013 and prior to stockholder approval of the 2013 LTIP. The number of shares reserved for grants pursuant to the 2013 LTIP is subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions.”

For purposes of calculating the number of shares available for grant under the 2013 LTIP, the following share counting rules apply:

•

Shares tendered or withheld to pay the exercise price of an option or other award or to satisfy a tax withholding obligation arising in connection with any award, under the 2013 LTIP or with respect to an award under the 2004 LTIP after December 31, 2012, will be available for grant under the 2013 LTIP on a one-for-one basis.

•

If any award granted under the 2013 LTIP, or any award outstanding under the 2004 LTIP after December 31, 2012, is forfeited, expires or otherwise terminates without the issuance of shares, or is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on payment in shares on exercise of a stock appreciation right), the shares subject to such award shall again become available for grant under the 2013 LTIP on a one-for-one basis.

As of the date of this proxy statement, the following transactions would affect the number of shares available for grant under the 2013 LTIP. In February 2013, the Board made annual equity grants under the 2004 LTIP relating to an aggregate of 549,066 shares. Since January 1, 2013, an aggregate of 377,760 shares were tendered or withheld to pay the exercise price or to satisfy withholding tax obligations of awards made under the 2004 LTIP, and awards relating to 10,875 shares previously granted under the 2004 LTIP were forfeited, expired or otherwise terminated. The net effect of the foregoing transactions will be to reduce by 160,431 the number of shares available for grant under the 2013 LTIP.

Limits on Awards

To enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2013 LTIP establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year which are intended to qualify as performance-based awards under Section 162(m) of the Code, as follows:

Subject to the Adjustment Provisions described below, no participant may be granted (i) options or stock appreciation rights during any calendar year with respect to more than 2,000,000 shares, and (ii) awards (other than options or stock appreciation rights) during any calendar year that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in shares under which more than 1,000,000 shares may be earned for each 12 months in the vesting period or performance period. During any calendar year no participant may be granted an award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code denominated in cash under which more than $5,000,000 may be earned for each 12 months in the performance period. Each of the limitations described in this paragraph will be multiplied by two with respect to awards granted to a participant during the first calendar year in which the participant commences employment with the Company and its subsidiaries. If an award is cancelled, the cancelled award will continue to be counted toward the applicable limitation described in this paragraph.

In addition to the annual limits described above, the maximum aggregate number of shares available for grant under the 2013 LTIP as incentive stock options is the same number as the total number of shares available for grant under the 2013 LTIP.

Eligibility and Participation

Persons eligible to participate in the 2013 LTIP include all full-time or part-time employees of the Company and its subsidiaries, including those members of the Board of the Company and its subsidiaries who are also employees. Awards (other than incentive stock options) also may be granted to prospective employees, but no portion of any such award will vest or become effective prior to the date on which the individual begins to provide services to the Company or any subsidiary. As of January 22, 2013, the Company and its subsidiaries had 2,699 employees who would have been eligible to participate in the 2013 LTIP.

Awards under the 2013 LTIP

The following types of awards may be granted under the 2013 LTIP:

Stock Options. The Committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), or any combination thereof. ISOs will only be granted to participants who are full-time or part-time employees of the Company or of the Company’s subsidiaries. The option price for all stock options granted shall be at least equal to 100% (110% for an ISO granted to a 10% or more shareholder) of the fair market value of a share of the Company’s stock on the date of grant. Options shall expire at such times as the Committee shall determine; provided, however, that no option may be exercisable later than the tenth anniversary (the fifth anniversary in case of an ISO granted to a 10% or more shareholder) of the grant date. Without prior stockholder approval, an option may not be amended or modified to reduce the exercise price after the grant date or surrendered in consideration of or exchanged for cash, other awards or a new option having an exercise price below that of the option being surrendered or exchanged, except in connection with an adjustment pursuant to a change in the Company’s capital structure and pursuant to the plan, as described below.

Options shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The exercise price for any option shall be payable in cash, a promissory note (other than for executive officers), any net-issuance or cashless exercise arrangement, or any other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements).

The 2013 LTIP specifies each participant’s rights with respect to ISOs and NQSOs in the event of a termination of employment. Generally, unless otherwise provided in the award agreement, the following rules apply to NQSOs: (i) if a participant incurs a termination of employment (as defined in the 2013 LTIP), all unvested NQSOs are forfeited; (ii) if a participant incurs a termination of employment on account of death, disability (as defined in the 2013 LTIP), or retirement (as defined in the 2013 LTIP), all vested NQSOs remain exercisable until the earlier of the option’s expiration date or 12 months after termination of employment; and (iii) if a participant incurs a termination of employment for any reason other than death, disability or retirement, all vested NQSOs shall lapse (and no longer be exercisable) as of the end of the 90th day following the date of the participant’s termination of employment. The term of a NQSO shall be extended if on the last business day of the term the exercise is prohibited by applicable law or the shares may not be purchased or sold due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with the issuance of securities by the Company. The extension shall continue for a period of 30 days following the end of the legal prohibition, blackout period or lock-up agreement.

Incentive stock options lapse upon the end of the three month period following the participant’s termination of employment, except in the case of death or disability in which ISOs may be exercised until the earlier of the scheduled expiration of the ISO or 12 months after the death or disability.

Stock Appreciation Rights. The Committee may grant freestanding SARs, tandem SARs, or any combination thereof. The base value of a freestanding SAR shall equal 100% of the fair market value of a share of stock on the grant date. The base value of a tandem SAR shall equal 100% of the fair market value of one share of stock on the grant date of the option related to the tandem SAR. SARs shall expire at such times as the

Committee shall determine; provided, however, that no SAR may be exercisable later than the tenth anniversary of the grant date. Without prior stockholder approval, a SAR may not be amended or modified to reduce the base value after the grant date or surrendered in consideration of or exchanged for cash, other awards or a new SAR having a base value below that of the SAR being surrendered or exchanged, except in connection with an adjustment pursuant to a change in the Company’s capital structure and pursuant to the plan, as described below.

SARs shall be exercisable at such times and subject to such restrictions as the Committee shall determine. Upon the exercise of a SAR, a participant shall be entitled to receive a payment in an amount determined by multiplying: (i) the difference between the fair market value of one share as of the date of exercise over the base value fixed by the Committee at the grant date; by (ii) the number of shares with respect to which the SAR is exercised. Payment shall be made at the time and in the manner specified by the Committee. The permissible manners of payment include cash, shares of equivalent value, or any combination thereof.

The 2013 LTIP specifies each participant’s rights with respect to SARs in the event of a termination of employment. Generally, unless otherwise provided in the award agreement, the following rules apply to SARs: (i) if a participant incurs a termination of employment all unvested SARs are forfeited; (ii) if a participant incurs a termination of employment on account of death, disability, or retirement, all vested SARs remain exercisable until the earlier of the SAR’s expiration date or 12 months after termination of employment; and (iii) if a participant incurs a termination of employment for any reason other than death, disability or retirement, all vested SARs shall lapse (and no longer be exercisable) as of the end of the 90th day following the date of the participant’s termination of employment. The term of a SAR shall be extended if on the last business day of the term the exercise is prohibited by applicable law or the shares may not be purchased or sold due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with the issuance of securities by the Company. The extension shall continue for a period of 30 days following the end of the legal prohibition, blackout period or lock-up agreement.

Restricted Stock. The Committee may grant restricted stock awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a purchase price, if any, determined by the Committee. Except as otherwise provided in the award agreement, participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the period of restriction.

The 2013 LTIP specifies each participant’s rights with respect to restricted stock in the event of a termination of employment. Generally, unless otherwise provided in the award agreement, the following rules apply to restricted stock awards. If a participant incurs a termination of employment on account of death, disability, or retirement, any time-based or other restrictions shall lapse and the participant shall receive a prorated payment. For restricted stock subject to time-based restrictions only, the prorated payment shall be determined by multiplying the number of shares of restricted stock the participant would have received had the participant continued employment through the end of the period of restriction by a fraction, the numerator of which is the number of whole months of the participant’s employment during the period of restriction and the denominator of which is the number of months in the period of restriction. For restricted stock subject to both time-based and performance-based restrictions, the prorated payment shall be determined by multiplying the number of shares of restricted stock earned during the period of restriction (based upon the level of achievement of the performance-based restrictions as determined at the end of the period) by a fraction, the numerator of which is the number of whole months of the participant’s employment during the restriction period and the denominator of which is the total number of months in the period of restriction. If a participant incurs a termination of employment for any reason other than death, disability or retirement during a period of restriction, all unvested restricted stock awards shall be forfeited.

Restricted Stock Units. The Committee may grant restricted stock unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A restricted stock unit award gives the participant the right to receive a specified number of shares of stock, or a cash payment, equal to the fair market value (determined as of a specified date) of a specified number of shares of stock. Participants shall not have any voting rights with respect to shares underlying a restricted stock unit award.

The 2013 LTIP specifies each participant’s rights with respect to restricted stock units in the event of a termination of employment. Generally, unless otherwise provided in the award agreement, the following rules apply to restricted stock unit awards. If a participant incurs a termination of employment on account of death, disability, or retirement, any time-based or other restrictions shall lapse and the participant shall receive a prorated payment. For restricted stock units subject to time-based restrictions only, the prorated payment shall be determined by multiplying the number of restricted stock units the participant would have received had the participant continued employment through the end of the period of restriction by a fraction, the numerator of which is the number of whole months of the participant’s employment during the period of restriction and the denominator of which is the number of months in the period of restriction. For restricted stock units subject to both time-based and performance-based restrictions, the prorated payment shall be determined by multiplying the number of restricted stock units earned during the period of restriction (based upon the level of achievement of the performance-based restrictions as determined at the end of the period) by a fraction, the numerator of which is the number of whole months of the participant’s employment during the restriction period and the denominator of which is the total number of months in the period of restriction. If a participant incurs a termination of employment for any reason other than death, disability or retirement during a period of restriction, all unvested restricted stock unit awards shall be forfeited.

Stock Grant Awards. The Committee may grant stock grant awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock grant award gives the participant the right to receive (or purchase at such price as determined by the Committee) shares of stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Committee. A stock grant award may be granted or sold in respect of any legal consideration.

Stock Unit Awards. The Committee may grant stock unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A stock unit award gives the participant the right to receive shares of stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of any legal consideration.

Performance Units. The Committee may grant performance unit awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A performance unit award gives the participant the right to receive a specified number of shares of stock, or a cash payment equal to the fair market value (determined as of a specified date) of a specified number of shares, depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance unit award. Unless otherwise provided in the award agreement, payment for a performance unit award shall be made in a single lump sum payment in cash, shares of stock, or a combination thereof, within 70 days following the end of the applicable performance period.

The 2013 LTIP specifies each participant’s rights with respect to performance units in the event of a termination of employment. Generally, unless otherwise provided in the award agreement, the following rules apply to performance stock unit awards. If a participant incurs a termination of employment on account of death, disability, or retirement, the participant shall receive a prorated payment. The prorated payment shall be determined by multiplying the number of performance stock units earned during the period of restriction (based upon the level of achievement of the performance-based restrictions as determined at the end of the period) by a fraction, the numerator of which is the number of whole months of the participant’s employment during the restriction period and the denominator of which is the total number of months in the period of restriction. If a participant incurs a termination of employment for any reason other than death, disability, or retirement during a period of restriction, all unvested performance stock unit awards shall be forfeited.

Performance Shares. The Committee may grant performance share awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A performance share award gives the participant the right to receive a specified number of shares of stock depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance share award. Unless otherwise provided in the award agreement, payment for a performance share award shall be made in a single lump sum payment in shares of stock within 70 days following the end of the applicable performance period.

The 2013 LTIP specifies each participant’s rights with respect to performance shares in the event of a termination of employment. Generally, unless otherwise provided in the award agreement, the following rules apply to performance share awards. If a participant incurs a termination of employment on account of death, disability, or retirement, the participant shall receive a prorated payment. The prorated payment shall be determined by multiplying the number of performance shares earned during the period of restriction (based upon the level of achievement of the performance-based restrictions as determined at the end of the period) by a fraction, the numerator of which is the number of whole months of the participant’s employment during the restriction period and the denominator of which is the total number of months in the period of restriction. If a participant incurs a termination of employment for any reason other than death, disability, or retirement during a period of restriction, all unvested performance share awards shall be forfeited.

Performance Cash. The Committee may grant performance cash awards upon such terms and conditions, and at any time, and from time to time, as the Committee shall determine. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals for a particular performance period. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award. Unless otherwise provided in the award agreement, payment for a performance cash award shall be made in a single lump sum payment in cash within 70 days following the end of the applicable performance period.

The 2013 LTIP specifies each participant’s rights with respect to performance cash awards in the event of a termination of employment. Generally, unless otherwise provided in the award agreement, the following rules apply to performance cash awards. If a participant incurs a termination of employment on account of death, disability, or retirement, the participant shall receive a prorated payment. The prorated payment shall be determined by multiplying the amount of performance cash earned during the period of restriction (based upon the level of achievement of the performance-based restrictions as determined at the end of the period) by a fraction, the numerator of which is the number of whole months of the participant’s employment during the restriction period and the denominator of which is the total number of months in the period of restriction. If a participant incurs a termination of employment for any reason other than death, disability, or retirement during a period of restriction, all unvested performance cash awards shall be forfeited.

Dividend Equivalent Rights. The Committee may grant dividend equivalent rights to any participant as a component of an award of restricted stock units, stock units, performance units, or performance shares. Unless an award agreement provides that the dividend equivalents will be accumulated in cash, dividend equivalents credited to the holder of a dividend equivalent right shall be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional dividend equivalents. Any such reinvestment shall be at fair market value on the date of reinvestment or such other price as may apply under a dividend reinvestment plan sponsored by the Company. Dividend equivalent rights may be paid in cash, in shares of equivalent value, or in any combination thereof. In no event may a dividend equivalent right made with respect to a restricted stock award or a restricted stock unit award that vests based on the achievement of performance goals or with respect to a performance unit or performance share award be paid unless and until such award vests or is earned by satisfaction of the applicable performance goals. A dividend equivalent right may not be granted in connection with any option or SAR. Unless otherwise provided in the award agreement, a participant’s rights with respect to dividend equivalent rights in the event of a termination of employment shall be the same as the participant’s right to receive payment for the underlying restricted stock unit, stock unit, performance unit, or performance share award.

Performance-Based Compensation Awards. When the Committee grants restricted stock, restricted stock units, stock grants, stock units, performance units, performance shares, and performance cash awards, it may designate the awards as “Performance-Based Compensation Awards.” Performance-Based Compensation Awards are intended to qualify for the “performance-based compensation” exception to the limitation on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to

“covered employees,” which means the Company’s principal executive officer and the three most highly-compensated executive officers other than the principal executive officer and the principal financial officer. Therefore, only covered employees are eligible to receive awards that are designated as Performance-Based Compensation Awards. The Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the performance-based compensation exception to Section 162(m) of the Code. Options and SARs granted pursuant to the 2013 LTIP should, by their terms, qualify for the performance-based compensation exception.

A covered employee is only entitled to receive payment for a Performance-Based Compensation Award for any given performance period to the extent that pre-established performance goals set by the Committee for the performance period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: (i) total stockholder return; (ii) total stockholder return as compared to total return of a publicly available index; (iii) net income; (iv) pretax earnings; (v) funds from operations; (vi) earnings before interest expense, taxes, depreciation and amortization; (vii) operating margin; (viii) earnings per share (on a fully diluted or other basis); (ix) return on equity, capital, assets or investment; (x) operating earnings; (xi) working capital and/or liquidity; (xii) completion of capital projects; (xiii) expense and/or liability containment; (xiv) operating expenditures; (xv) operational safety metrics; (xvi) energy supply, conservation and environmental performance; (xvii) customer satisfaction metrics; (xviii) service level and reliability metrics; (xix) stockholder profile metrics; (xx) ethics; (xxi) public affairs and marketing metrics; (xxii) ratio of debt to stockholders equity; (xxiii) workforce-related metrics; (xxiv) internal financial reporting and accounts payable metrics; and (xxv) revenue. Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, other company or any other basket of companies. Financial performance criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the performance criteria it selects to use for a particular performance period for a particular participant. The performance criteria that will be used to establish performance goals with respect to any award other than a Performance-Based Compensation Award will include the above-listed performance criteria and such other criteria as may be set forth in the applicable award agreement.

With respect to any Performance-Based Compensation Award, the Committee has the discretion to select the length of the performance period (which may be one or more periods of time, as the Committee may select, over which the satisfaction of one or more performance goals will be measured), the type of Performance-Based Compensation Award to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, a subsidiary or any division or business unit of any of them, or to the individual participant or any group of participants. At the time the award is first issued, the Committee may specify in the award agreement whether the achievement of the performance goals will be evaluated in a manner that includes or excludes any of the following events that may occur during the performance period, as the Committee deems appropriate:

•	Judgments entered or settlements reached in litigation or regulatory proceedings;

•	The write down or sale of assets;

•	The impact of discontinued operations or any reorganization, liquidation or restructuring;

•	The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

•

Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual or quarterly reports filed with the SEC in respect of the applicable year;

•	The impact of any mergers, acquisitions, spin-offs or other divestitures;

•	Foreign exchange gains and losses; and

•	An event either not directly related to the operations of the Company, a subsidiary, division, business segment or business unit or not within the reasonable control of management.

The inclusion or exclusion of the items listed above will be expressed in a form that is intended to satisfy the requirements of Section 162(m) of the Code. If the Committee does not indicate that performance will be calculated excluding the effect of any of the foregoing events, such effect will be included. The Committee also may, but only within the time prescribed by Section 162(m), adjust or modify the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

The Committee has the discretion to decrease the amount of compensation payable pursuant to any Performance-Based Compensation Award but may not increase the compensation payable pursuant to any Performance-Based Compensation Award. The Committee must certify in writing prior to the payment of any Performance-Based Compensation Award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s common stock.

Unless otherwise provided in an individual award agreement, a participant must be an employee of the Company or a subsidiary of the Company on the day a Performance-Based Compensation Award is paid to the participant. The designation of a covered employee as for any performance period will not in any manner entitle the participant to receive a Performance-Based Compensation Award for such performance period. Moreover, designation of a covered employee for a particular performance period will not require designation of such covered employee for any subsequent performance period.

Change in Control

In the event of a change in control of the Company, the treatment of all awards granted under the 2013 LTIP shall be governed by the NV Energy Executive Change in Control Policy, as such policy may be amended from time to time. Our change in control policy is described in detail on page 57 of this proxy statement.

Clawback of Awards

Every award issued under the 2013 LTIP is subject to potential recapture, forfeiture, recoupment or “clawback” to the fullest extent called for by applicable federal or state law, including but not limited to final rules issued by the Securities and Exchange Commission and the NYSE pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee may also include other clawback provisions in an award agreement as it determines to be appropriate. By accepting an award, each participant agrees to be bound by any such clawback provision and with any Company request or demand for a clawback.

Stock Ownership Guidelines

By accepting an award, each participant agrees to comply with the Company’s stock ownership guidelines as such guidelines may be amended from time to time.

Non-transferability

As a general rule, the 2013 LTIP provides that no award granted under the 2013 LTIP may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an option or SAR to a family member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the participant with respect to such transfer.

A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. If no beneficiary has been designated or survives the participant, payment will be made to the participant’s estate. Subject to the foregoing, a participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

Adjustment Provisions

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock (or special cash) dividend, split-up, stock split, reverse split, spin-off, share combination, or other change in the corporate structure of the Company affecting the shares, the Committee, in its sole discretion and to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, shall make a proportionate adjustment in: (i) the number and class of shares which may be delivered under the 2013 LTIP; (ii) the number of shares set forth in the various numeric limits expressed in the 2013 LTIP; and (iii) the number and class of and/or price of shares subject to outstanding awards. Notwithstanding anything in the 2013 LTIP to the contrary, in the event of such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding awards such alternative securities as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustments made pursuant to the 2013 LTIP shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of ISOs, in a manner consistent with the requirements of Section 424(a) of the Code.

Replacement Awards

In the event of any corporate transaction in which the Company or a subsidiary acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan that has been approved by its stockholders (an “Acquired Plan”), the Committee may make awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee. Options or SARs issued pursuant to a replacement award are not subject to the requirement that the exercise price of options and SARs not be less than the fair market value of stock on the date the award is granted. Shares used in connection with an award granted in substitution for an award outstanding under an Acquired Plan shall not be counted against the total number of shares available for grant under the 2013 LTIP. Any shares authorized and available for issuance under the Acquired Plan shall be available for use in making awards under the 2013 Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with Rule 303A.08 of the NYSE Listed Company Manual, as such Rule may be amended or replaced from time to time.

Amendment, Modification and Termination

The Board may at any time and from time to time alter, amend, suspend, or terminate the 2013 LTIP in whole or in part; provided that any such action of the Board shall be subject to stockholder approval to the extent necessary to comply with applicable law, regulation, or rule of the stock exchange on which the shares are listed, quoted or traded. The Board generally may not, without the approval of stockholders: (i) increase the number of shares available for grant; (ii) increase the numeric limits expressed in Section 3.2 of the 2013 LTIP (which address the annual sub-limits for purposes of Section 162(m) of the Code); (iii) expand the types of awards available for grant; (iv) expand the class of individuals eligible to participate in the 2013 LTIP; (v) permit the Committee to grant options or SARs with an exercise price below fair market value on the grant date; (vi) permit the Committee to extend the exercise period for an option or SAR beyond 10 years from the grant date; (vii) amend the 2013 LTIP to permit the Committee to reprice previously granted options; (viii) amend the 2013 LTIP to permit the Committee to reprice previously granted SARs; or (ix) take any other action relative to an option or SAR that would be treated as a repricing under the rules of the NYSE or any stock exchange on which the Company’s stock may then be traded.

No alteration, amendment, suspension, or termination of the 2013 LTIP or any outstanding award agreement shall adversely affect in any material way any award previously granted under the 2013 LTIP without the written consent of the participant; provided, however, that no consent is required if the change: (i) is necessary or appropriate to conform the award to, or otherwise satisfy legal requirements (including without limitation the provisions of Sections 162(m) or 409A of the Code); (ii) does not adversely affect in any material way the rights of the holder; or (iii) is made pursuant to an adjustment as described in Section 3.4 of the 2013 LTIP (and described under “Adjustment Provisions” above). In addition, the Committee shall not take any other action that would cause a Performance-Based Compensation Award to fail to satisfy the requirements of Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitation imposed by Section 162(m) of the Code.

Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding taxes required by law to be withheld with respect to any taxable event arising out of the 2013 LTIP or any award. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit a participant to satisfy a tax withholding requirement by: (i) using already owned shares held by the participant; (ii) a broker-assisted “cashless” transaction; (iii) directing the Company to apply shares of stock to which the participant is entitled pursuant to the award, to satisfy the required minimum statutory withholding amount; or (iv) personal check or other cash equivalent acceptable to the Company.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences of certain transactions under the 2013 LTIP based upon present federal tax laws. The following summary does not purport to be a complete description of the federal tax consequences of the 2013 LTIP and does not describe state, local or foreign income tax consequences which may also be applicable.

Incentive Stock Options.

The following general rules are applicable under current federal income tax law to ISOs granted under the 2013 LTIP:

1.

In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2.

If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted, or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3.

If shares acquired upon exercise of an ISO are disposed of before the holding periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price, or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.

In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5.

Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price, and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6.	Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7.

An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises an ISO in such fashion, special rules will apply.

8.

In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

Nonqualified Stock Options.

The following general rules are applicable under current federal income tax law to NQSOs granted under the 2013 LTIP:

1.	The optionee generally does not realize any taxable income upon the grant of a NQSO, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.

The optionee generally will recognize ordinary income at the time of exercise of a NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3.

When the optionee sells the shares acquired pursuant to a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.	The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5.

An optionee may be entitled to exercise a NQSO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises a NQSO in such fashion, special rules will apply.

Stock Appreciation Rights.

The following general rules are applicable under current federal income tax law to SARs granted under the 2013 LTIP:

1.	The participant generally does not realize any taxable income upon the grant of a SAR, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.

The participant generally will recognize ordinary income at the time of exercise of a SAR in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the base value.

3.

When the participant sells the shares acquired pursuant to a SAR, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the base value plus the amount taxed to the participant as ordinary income). If the participant’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.	The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the participant recognizes ordinary income.

Other Awards.

The following general rules are applicable under current federal income tax law to awards of restricted stock, restricted stock units, stock grant awards, stock unit awards, performance units, performance shares, performance cash and dividend equivalent rights under the 2013 LTIP:

1.

The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Code apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income rather than dividend income. The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

2.

The recipient of restricted stock units will not recognize taxable income at the time of a grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid. The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

3.

The recipient of stock grant awards, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

4.	Generally, performance shares and performance units will be taxed in a manner similar to restricted stock and restricted stock units as described above.

5.

The recipient of a stock unit award or a performance cash award will not recognize taxable income at the time of grant of such awards, and the Company will not be entitled to a tax deduction at such time. The recipient will recognize compensation taxable as ordinary income at the time of settlement equal to the amount of the cash payment (or in the case of a stock unit award settled in shares, the fair market value of the shares at the time of payment). The Company will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

6.

The recipient of a dividend equivalent right will not recognize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at such time. The recipient will recognize ordinary income at the time of settlement of the award equal to the amount of the cash payment. The Company will generally be entitled to a corresponding tax deduction, except to the extent that the deduction limits of Section 162(m) apply.

Other Tax Considerations.

A participant who receives accelerated vesting, exercise or payment of awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.

It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

The Patient Protection and Affordable Care Act, which was enacted in 2010, introduced a new net investment income tax. Effective 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on this net investment income.

The foregoing general tax discussion is intended for the information of the Company’s shareholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the 2013 LTIP.

New 2013 Plan Benefits

No awards will be granted under the 2013 LTIP prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Recommendation of the Board

The Board believes approval of the 2013 LTIP will assist the Company to retain the services of qualified executives and will secure for the Company the benefits that flow from increased ownership of Company stock by our executives.

Our Board recommends that you vote “FOR” approval of the 2013 Executive Long Term Incentive Plan in this Proposal 3. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the accounts of the Company and the effectiveness of the Company’s internal control over financial reporting for the fiscal year-ending December 31, 2013. Our stockholders are asked to ratify that appointment at the Annual Meeting. The stockholder vote will be considered by the Audit Committee when it next selects the Company’s independent auditor.

Deloitte audited our financial statements and the effectiveness of our internal control over financial reporting as of and for the fiscal year-ended December 31, 2012. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Our Board recommends that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP in this Proposal 4. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

Principal Accounting Fees and Services

This table summarizes the aggregate fees billed by Deloitte to NV Energy, Inc., and its utility subsidiaries, Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC”), for services rendered for the fiscal years ended December 31, 2011 and 2012.

Fees and Services	NPC		SPPC		NVE Consolidated
	2012	2011	2012	2011	2012	2011
Audit Fees (a)	$965,428	$998,925	$965,428	$969,900	$2,031,585	$2,070,025
Audit Related Fees (b)	None	$39,195	None	$26,130	None	$111,325
Tax Fees (c)	None	$19,279	None	$6,619	None	$26,595
All Other Fees (d)	None	None	None	None	None	None
Total	$965,428	$1,057,399	$965,428	$1,002,649	$2,031,585	$2,207,945

(a)

Audit Fees consist of fees for professional services rendered for the audit of the Companies’ financial statements, the reviews of the quarterly financial statements, the audit of the effectiveness of internal control over financial reporting, services normally provided by the independent auditor in connection with statutory and regulatory filings such as SEC and Federal Energy Regulatory Commission (“FERC”) filings, and consultations concerning financial accounting and reporting standards.

(b)

Audit Related Fees consist of fees billed for services provided in connection with, as well as assurance and related services that are reasonably related to, the performance of the audit or review of the financial statements and that are not reported under “Audit Fees.”

(c)	Tax Fees consist of fees billed for non-audit tax services related to tax compliance reviews and tax advice, including assistance with ongoing Internal Revenue Service (“IRS”) tax audits.
(d)	No “other fees” were incurred in 2012 or 2011.

The Audit Committee is responsible for pre-approving all audit and permitted non-audit and tax services to be provided to NV Energy by Deloitte. In addition, the Audit Committee considers Deloitte’s work throughout the year and evaluates the auditor’s qualifications, performance and independence. The Audit Committee has delegated to its chairman the authority to review and pre-approve both audit and permissible non-audit services provided by Deloitte provided that such pre-approvals are to be presented to the Audit Committee at its next regularly scheduled meeting.

The Audit Fees and Audit Related Fees for services performed by Deloitte in 2012 were pre-approved on August 2, 2012. The Audit Committee did not approve any “tax fees” or “other fees” for Deloitte in 2012.

COMPENSATION DISCUSSION & ANALYSIS

In the CD&A, we describe our executive compensation philosophy and programs, decisions made under those programs, and the factors considered in making those decisions. The CD&A relates to our Named Executive Officers (“NEOs”) for 2012, who are:

•	Michael W. Yackira, President and Chief Executive Officer (“CEO”);

•	Jonathan S. Halkyard, Executive Vice President and Chief Financial Officer;

•	Dilek L. Samil, Executive Vice President and Chief Operating Officer;

•	Alice A. Cobb, Senior Vice President, Human Resources & Information Technology;

•	Roberto R. Denis, Senior Vice President, Energy Delivery; and

•	Paul J. Kaleta, Executive Vice President, Shared Services, General Counsel and Corporate Secretary.

Mr. Halkyard joined NV Energy in July 2012. Prior to that, Ms. Samil was Chief Financial Officer, Senior Vice President, Finance and Treasurer.

Executive Summary

Our executive compensation program reflects a pay-for-performance philosophy that links the largest component of compensation to changes in stockholder value, measured by three-year total shareholder return relative to an index of utility stocks. Compensation also hinges in large part on the attainment of a balanced set of specific customer service, operational and financial goals that are measured both yearly, and over a three-year period. We call these our “company performance goals.”

Our program and company performance goals are intended to link the interests of our executive officers to the interests of our customers and our stockholders in ways that are effective and appropriate for an investor-owned utility. The metrics we use to assess our performance recognize that both customers and stockholders benefit from strong customer relationships, efficient, safe and reliable utility service, and budget discipline. Our utilities recover investments and costs through a ratemaking process under regulatory oversight of the Public Utilities Commission of Nevada and must demonstrate that those expenditures are beneficial to the utilities’ customers. As a result, our compensation program includes significant features that take into account our customers’ interests.

2012 Compensation Highlights

•

We did not change the overall design of our executive compensation program in 2012. Our Compensation Committee considered the 97.9% favorable “say-on-pay” vote received in 2011 as grounds for maintaining a consistent approach for 2012.

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We did change the metrics used to measure performance under our Short-Term Incentive Plan (“STIP”) to reflect a heavier focus on earnings per share (“EPS”). The EPS metric was assigned a greater significance to match our operational focus on optimizing existing assets and infrastructure in a slow growth environment.

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This year, a portion (20%) of the CEO’s STIP award was tied to his individual performance. Last year, his STIP award depended entirely on company performance. This change allows the Committee flexibility to evaluate qualitative factors, such as leadership attributes.

•	Ms. Cobb joined us as Senior Vice President, Human Resources & Information Technology and Mr. Halkyard joined us as Executive Vice President and Chief Financial Officer.

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When Mr. Halkyard joined, Ms. Samil assumed the role of Executive Vice President and Chief Operating Officer, and Mr. Kaleta was named Executive Vice President, Shared Services, General Counsel and Corporate Secretary.

•	We did not increase compensation for our Named Executive Officers, other than for Ms. Samil and Mr. Kaleta as a result of the changes described above.

2012 Compensation Program Design

The Compensation Committee (sometimes referred to in this CD&A as the “Committee”), with the help of an independent consultant, sets the target pay and target pay mix for our Named Executive Officers. The Committee uses data provided by the consultant to fashion a market-competitive program targeted for approximately the median of our peer group.

We make the majority of each executive officer’s pay “at-risk” through the use of short- and long-term incentive awards, meaning it depends largely on the Company achieving successful results over the one-year and three-year performance periods. For our chief executive officer, the 2012 “at-risk” portion was 76% of target compensation. For our other Named Executive Officers, it averaged 67%, exclusive of certain one-time grants of Restricted Stock Units made in 2012 as incentives upon hire. Our program provides substantially more potential value to the Named Executive Officers through performance-based incentives than it does through base salary, in order to better promote executive alignment with long-term stockholder and customer interests.

The table below shows the core elements of our compensation program and the related performance measures.

COMPONENT	DESCRIPTION	PERFORMANCE MEASURE
Base Salary	Fixed, market-competitive, cash compensation based on responsibilities, skills, and experience	N/A

Short-Term Incentive Plan Awards	Performance-based cash compensation that rewards achievement of annual business goals	Company Performance Goals (1) • Customer Performance • Operational Performance • Financial Performance; and
Individual Performance Objectives (2)

Long-Term Incentive Plan Awards	Performance-based equity compensation that rewards long-term and consistent performance for customers and stockholders (3)	Performance Units • Relative Total Shareholder Return (“TSR”) over three-years; and Performance Shares • Average annual STIP performance over three years

(1)	Company performance goals are weighted at 75-80% for each Named Executive Officer’s STIP.
(2)	Individual performance objectives are weighted at 20-25% for each Named Executive Officer’s STIP.
(3)	Two-thirds in Performance Units, one-third in Performance Shares.

In addition to the core elements of our program, in 2012 the Committee approved one-time grants of Restricted Stock Units (“RSUs”) under the LTIP to Mr. Halkyard (60,000 units) and Ms. Cobb (30,000 units). These grants were made as an incentive upon hire, and the vesting periods, described later in the CD&A, provide an additional retention incentive.

2012 Performance Results – One Year/Three Year

For the one-year STIP performance period ended December 31, 2012, we achieved overall company performance that was “above target”. This resulted in a payout percentage of 113% of target for the company performance goal portion of the 2012 STIP grants. When combined with their achievement of individual performance objectives, our Named Executive Officers earned from approximately 113% to 116% of their 2012 target under the STIP. Our chief executive officer, whose STIP award was 80% tied to attainment of our company performance goals, earned 115% of his target.

For the three-year LTIP performance period ended December 31, 2012:

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our total shareholder return of 62.7% ranked in the 86th percentile versus the S&P Super Composite Electric Utility Index. As a result of this performance, our Named Executive Officers earned 150% of their target Performance Units granted in 2010 under the LTIP.

•	our annual company performance goal payout averaged 117%. As a result of this performance, our Named Executive Officers earned 117% of their target Performance Shares granted in 2010 under the LTIP.

Executive Compensation Practices

Below we highlight certain executive compensation practices we have implemented to drive performance, and other practices we have not implemented because we do not believe they would serve our customers’ or stockholders’ long-term interests.

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Pay-for-Performance – We link pay to performance. The majority of each executive officer’s compensation is not guaranteed and is at risk of being reduced – even to zero – if the Company does not perform well.

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Mitigate Undue Risk – We mitigate undue risk associated with compensation through a variety of means, including using a mix of elements, multiple performance measures, caps on potential payments, clawback provisions, and robust Board and management processes to identify risk.

•	Modest Perquisites – We provide only modest perquisites that have a sound benefit to the Company’s business.

•	Stock Ownership Guidelines – We have adopted meaningful stock ownership guidelines and retention requirements for all Company officers, including our Named Executive Officers.

•	Independent Compensation Consulting Firm – The Compensation Committee uses an independent compensation consulting firm that provides no other services to NV Energy.

•	Clawback Policy – Our Compensation Committee adopted an incentive compensation recovery policy effective January 1, 2013.

•	No Employment Contracts

•	No Separate Change in Control Agreements

•	No Excise Tax Gross-Ups upon Change in Control

•	No Repricing of Underwater Stock Options

•	No Hedging Transactions or Short Sales by Executive Officers or Directors

Executive Compensation Program Structure

Our Pay Philosophy

We strive to provide compensation that is competitive with the external job market in which we compete for talent and reflective of the internal value of each position. Our executive compensation plans are designed to recognize and reward outstanding performance. Likewise, when Company performance falls short of expectations, certain programs deliver lower levels of compensation.

We use the following core principles as the foundation of NV Energy’s executive compensation program:

•	Attract, retain and motivate knowledgeable, experienced and dedicated executives through competitive pay opportunities;

•	Reward those executives appropriately for their contributions to our achievement of business goals and objectives while also managing risks; and

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Align the interests of executives to the long-term interests of our customers and stockholders through incentive pay plans which focus on strong customer relationships, efficient, safe and reliable utility service, key financial metrics and budget discipline.

Target Pay Mix

We believe that a majority of our Named Executive Officers’ target compensation should be performance-based, or “at risk.” Therefore, most of the Named Executive Officers’ compensation is tied to total shareholder return and the achievement of other Company-wide goals over designated performance periods. Our compensation program provides substantially more potential value to the Named Executive Officers through performance-based incentives than it does through base salary, in order to better promote executive alignment with long-term stockholder and customer interests.

The mix of the three key compensation elements in our 2012 target compensation (exclusive of special grants of Restricted Stock Units that were made to two Named Executive Officers in 2012, as discussed beginning on page 29) is shown below.

Program Components

Our executive compensation program is built from the following components, each of which is described in greater detail later in this CD&A. The Committee reviews each component to see how it affects target total pay levels, and generally targets total direct compensation and benefits at the median for similar executive positions among companies in our peer group.

COMPONENT	DESCRIPTION	PURPOSE
		Reward Performance	Align Interests with Stockholders & Customers	Attract and Retain with Competitive Pay
Base Pay	Fixed component of pay intended to compensate for day-to-day responsibilities			—
Short-Term Incentive Plan Awards	An opportunity to earn additional cash compensation based on achievement of annual company and individual goals	—	—
Long-Term Incentive Plan Awards	An opportunity to earn additional equity compensation based on long-term and consistent performance results for customers and stockholders	—	—
Post-Employment Benefits	Retirement Benefits Fixed component intended to provide retirement savings opportunities (retirement plans, 401(k) plans and non-qualified deferred compensation)			—
	Change in Control Benefits Fixed component intended to provide temporary income following an executive officer’s involuntary separation in connection with a change in control and continuity of management through the transaction		—	—
Other Benefits	Executive Benefits Fixed component intended to protect against catastrophic events (disability and life insurance)			—
	Perquisites Intended to help attract and retain executive talent and further key business relations		—	—

Incentive Plan Design

We use a combination of performance measures and time horizons for our incentive plans, as shown in the following chart. The chart also shows that when a metric is used in more than one incentive component, it is measured over different time-frames (e.g., the Company goal STIP metrics are measured over one-year and three-year periods). There is no duplication of metrics with the same time horizon.

Program Component	Performance Measures	ONE YEAR	THREE YEARS

STIP Awards in Cash	Customer Perception Safety Reliability Compliance EPS Budget Discipline Individual Performance

LTIP Awards in Performance Units 2/3 of the annual grant	Relative TSR

LTIP Awards in Performance Shares 1/3 of the annual grant	Average annual STIP company performance results

Short-Term Incentive Plan

Short-term incentive compensation is key to focusing our executives on achieving annual company and individual goals. Our 2012 STIP provides performance-based cash compensation to eligible employees between 0% and 150% of their target opportunity. Payment under the plan is based on one-year performance results related mostly to the attainment of one-year Company performance goals, but also to achievement of individual performance objectives. Each Named Executive Officer has a target opportunity under the STIP which is expressed as a percentage of base salary, with weightings assigned to Company and individual performance.

For 2012, target opportunities (as a percentage of base salary) and performance weightings for our Named Executive Officers were as follows:

NEO	2012 STIP Target	Weighting
		Company Performance Goals	Individual Performance Objectives
Mr. Yackira	100%	80%	20%
Mr. Halkyard	75%	75%	25%
Ms. Samil	75%	75%	25%
Ms. Cobb	55%	75%	25%
Mr. Denis	55%	75%	25%
Mr. Kaleta	75%	75%	25%

For the portion of STIP awards depending on Company performance, the Committee set the goals, their weightings and metrics as shown below. The Company performance metrics, why they are important, calculation methodologies, targets and actual results are discussed under “2012 STIP Results — Company Performance Goals” beginning on page 34:

Company Performance Goals	Weighting	Metrics
Customer Performance	35%	Customer Perception
Operational Performance	30%	Safety Reliability Compliance
Financial Performance	35%	EPS Budget Discipline

For the portion of STIP awards depending on individual performance, the objectives for Named Executive Officers (other than the chief executive officer) are established annually at the beginning of the year in consultation with the chief executive officer. The various elements of the individual performance objectives are not given a fixed value or specific weight and include qualitative elements. At the end of the year, the chief executive officer evaluates each officer’s performance against their individual objectives and uses judgment to assign a performance rating. The Committee establishes the performance objectives for our chief executive officer at the start of the year and evaluates CEO performance against the objectives at the end of the year. The individual performance results for each of our Named Executive Officers are discussed later in this CD&A.

Measuring STIP Performance

At the end of the one-year performance period, Company and individual performance is scored on a five point scale ranging from a score of zero (“Off Target”) to a score of 4 (“Well Above Target”). Each score corresponds to a pre-defined performance level and a payout amount expressed as a percentage of target.

Performance categories and payout ranges are summarized below. In case of performance falling between the scores shown, a proportionate percentage of the target is paid. Payouts are capped at 150% of target.

Performance Score	Performance Rating	Company Performance Payout as a % of Target	Individual Performance Payout as a % of Target
0	Off Target	0%	0%
1	Below Target	50%	0%
2	On Target	100%	100%
3	Above Target	125%	125%
4	Well Above Target	150%	150%

If an individual is rated “Below Target” for their individual performance, they are not eligible to receive any corporate or individual payout under the STIP.

2012 STIP Results

Company Performance Goals

The STIP payout percentage for company performance was calculated based on the results of the performance goals, summarized below.

2012 Company Performance Goal Results Summary

For 2012, performance toward the company performance goals resulted in an overall rating between “On Target” and “Above Target,” resulting in a payout of 113% of target. These results are further explained below.

Customer Performance

The Committee believes it is essential that our compensation program include significant features that directly take into account our customers’ interests. Accordingly, 35% of the company performance portion of STIP awards depends on achieving a target level of customer satisfaction. We refer to the metric as “Customer Perception.” This is a direct measure of our customers’ experience with our Company and is important for that reason.

Customer Perception was measured by an outside firm, Market Strategies International, which selected a statistically significant sample of residential, commercial and major account customers and asked them to rate their overall satisfaction with NV Energy on a scale of zero to ten (with zero being the least favorable and ten being the most favorable). The score presented below represents the percentage of survey respondents that gave a rating of at least 7 for residential customers and at least 8 for commercial and major account customers. The target score of 72% was set considering historical performance and various economic factors including rate filings and unemployment rates which tend to negatively impact ratings, as well as the desire to improve customer perception over time.

The following table shows the weight and target for the customer perception metric described above, how the Company performed with respect to the metric (Δ) and the resulting performance score assigned under the STIP:

				Targets and Scores (Δ)
Metric	Weight %	2012 Target	2012 Actual	Off Target	Below Target	On Target	Above Target	Well Above Target
				66.0%	69.0%	72.0%	75.0%	78.0%
Customer Perception	100%	72.0%	71.8%			Δ
		2012 CUSTOMER PERFORMANCE SCORE						1.93

Operational Performance

Operational performance encompasses measures of safety, service reliability, and environmental compliance that the Committee believes are essential to all of our stakeholders.

Safety. Our safety metric is the Occupational Safety and Health Administration (“OSHA”) Recordable Incident Rate (“RIR”), i.e., the rate of injuries per every 100 employees. A lower rate reflects a better safety record. This is a core business metric in our industry and allows us to benchmark our safety performance against comparable utilities. Its use promotes safe operations for employees and customers. For 2012, the Committee increased the weighting of the safety metric to 50% in the Operational Performance category (relative to 45% for 2011), and lowered the “on target” rating from 2.70 to 2.65, marking the Company’s commitment to enhancing workplace safety.

Reliability. Reliability of service is measured using three industry metrics – the System Average Interruption Duration Index (“SAIDI”), the System Average Interruption Frequency Index (“SAIFI”), and the Equivalent Availability Factor (“EAF”).

The SAIDI metric reflects the amount of time our average electricity customer is without service over a specified period of time. It is calculated as the total net customer outage hours divided by the average number of customers served. This is a core business metric in our industry that promotes minimizing the time of customer outages and allows us to benchmark against comparable utilities. Its use encourages efforts to maintain and improve service reliability, and to minimize restoration time in case of outages. For 2012, the Committee established a SAIDI target of 0.85 (relative to 0.91 for 2011), promoting a commitment to reducing outage duration. This target is in the top decile of comparable utilities.

The SAIFI metric measures the number of sustained outages the average electricity customer has experienced over a specified period. It is calculated as the total net accumulated customer interruptions divided by the average number of customers served. This is a core business metric in our industry that promotes minimizing the number of service interruptions and allows us to benchmark against comparable utilities. As is also the case for SAIDI, the use of SAIFI encourages efforts to maintain and improve service reliability. For 2012, the Committee established a SAIFI target of 0.54 (relative to 0.58 for 2011), demonstrating the Company’s continuing commitment to minimizing service outages. This target is in the top decile of comparable utilities.

The EAF metric measures the percentage of time our generation fleet is available for generation, but allowing for the operational status of generation units and resource optimization decisions, such as a planned unit shutdown. A high EAF equates to a high level of generating self-sufficiency, which favorably impacts reliability. This is the first year we have used the EAF metric in our STIP. Its use promotes energy generation reliability and encourages maximum availability of our fleet. For 2012, the Committee established a target EAF of 86.30, a target in line with the North American Electric Reliability Corporation (“NERC”) five-year average EAF.

Environmental Compliance. Our environmental compliance metric is the number of final Notices of Violation (“NOV”) issued by local, state and federal environmental authorities, including the Environmental Protection Agency (“EPA”) and the Nevada Department of Environmental Protection (“NDEP”). This metric promotes the Company’s commitment to continuous environmental compliance and making the necessary investments to maintain it. For 2012, the Committee established a target of zero major Notices of Violation, and no more than 2 minor Notices of Violation.

The following table shows the weight and target for each of the operational performance metrics described above, how the Company performed with respect to each metric (Δ) and the performance score assigned under the STIP:

				Targets and Scores (Δ)
Metric	Weight %	2012 Target	2012 Actual	Off Target	Below Target	On Target	Above Target	Well Above Target
				3.31	2.98	2.65	2.32	1.99
OSHA RIR	50%	2.65	2.41				Δ
				1.02	0.94	0.85	0.81	0.77
SAIDI	15%	0.8500	0.9126		Δ
				0.65	0.59	0.54	0.51	0.49
SAIFI	15%	0.5400	0.5363			Δ
				80.26	82.85	86.30	88.89	92.34
EAF	15%	86.30	86.30			Δ
				N/A	N/A	0 / <3	N/A	N/A
NOV	5%	0 / <3	0			Δ
		2012 OPERATIONAL PERFORMANCE SCORE						2.27

Financial Performance

Financial performance encompasses O&M budget discipline, earnings per share and accurate forecasting. The Company’s ability to accurately budget and forecast, to keep non-fuel operations and maintenance expense rates within budget, and to deliver earnings to investors is essential to the efficient and successful operation of an investor-owned utility. For 2012, the Committee established targets of meeting budgeted O&M per megawatt hour sold, and meeting internal forecast earnings per share. The 2012 targets incorporated a 3% decrease in non-fuel O&M, and a 2% increase in sales, as compared to 2011 actual results – effectively a goal of “doing more with less.”

The following table shows the weight and target for each financial performance metric, how the Company performed in 2012 (Δ), and the resulting performance score assigned under the STIP:

				Targets and Scores (Δ)
Metric	Weight %	2012 Target	2012 Actual	Off Target	Below Target	On Target	Above Target	Well Above Target
				102%	101%	100%	99%	98%
Non-Fuel O&M / MWh Sold	20%	$15.35	$15.54		Δ
				95.0%	97.5%	100%	105.0%	110.0%
EPS Forecast v. Actual	80%	100% of EPS Forecast	113%					Δ
		2012 FINANCIAL PERFORMANCE SCORE						3.35

Individual Performance Objectives

In addition to the above Company Performance score, each Named Executive Officer received an “On Target” or “Above Target” rating for their achievement of individual performance objectives. The individual performance ratings and scores were determined based on the CEO’s and the Committee’s evaluation of each officer’s performance and are discussed in more detail beginning on page 41. For 2012, our Named Executive Officers were paid 113% to 125% of target for their individual performance.

As a result of both corporate and individual performance results, our Named Executive Officers earned payouts under the 2012 STIP as follows:

Officer	Base Salary	STIP Target	Corporate Performance Payout Weighted 75% (1)	Individual Performance Weighted 25% (1)		Total STIP (rounded)	Payout as % of STIP Target
				Payout Percentage	Payout Amount
Mr. Yackira (1)	$900,000	100%	$813,600	125%	$225,000	$1,038,600	115%
Mr. Halkyard (2)	$500,000	75%	$146,683	125%	$54,087	$200,800	116%
Ms. Samil (3)	$500,000	75%	$276,741	125%	$102,030	$378,800	116%
Ms. Cobb (2)	$350,000	55%	$156,869	125%	$57,843	$214,700	116%
Mr. Denis	$385,000	55%	$179,458	113%	$59,819	$239,300	113%
Mr. Kaleta (4)	$460,000	75%	$260,900	125%	$96,202	$357,100	116%

(1)	For Mr. Yackira, corporate performance weighting is 80% and individual performance weighting is 20%.
(2)	For Mr. Halkyard and Ms. Cobb, payout was prorated based on their hire date.
(3)	Prior to July 9, 2012, Ms. Samil’s Annual Base Salary was $475,000 with a Target STIP of 60%. The payout has been prorated accordingly.
(4)	Prior to July 9, 2012, Mr. Kaleta’s Target STIP was 60%. The payout has been prorated accordingly.

Long-Term Incentive Plan

We believe long-term equity incentive compensation is critical to our ability to attract and retain highly-skilled executives, and to focus their efforts on creating and sustaining long-term stockholder value. The largest component of compensation for our Named Executive Officers is incentive compensation under our Long-Term Incentive Plan, or “LTIP”. Our targeted long-term incentive compensation is made up of:

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Performance Units, which vest after three years and are tied to the Company’s total shareholder return (“TSR”) relative to the S&P Super Composite Electric Utility Index over that period, weighted at 66.67% of the Named Executive Officers’ long-term incentive opportunity; and

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Performance Shares, which also vest after three years but are tied to our average annual company performance goal payout under the STIP over that period, weighted at 33.33% of the Named Executive Officers’ long-term incentive opportunity.

We believe that tying the Performance Units and Performance Shares to achievement of different goals ensures that appropriate attention is focused on all of our company objectives, and mitigates risk that might arise if pay was entirely dependent on one measure of success. Our LTIP therefore includes performance criteria focused on customer satisfaction, safety, reliability, and compliance, as well as operating efficiency and building stockholder value.

2012 LTIP Grants (2012-2014 Performance)

Our 2012 LTIP grants ultimately will vest within a range of 0-150% of target depending on the extent to which the Company meets the performance criteria for the three-year performance period ending December 31, 2014. Performance Units (tied to TSR) will vest according to the following schedule:

NVE TSR relative to TSR Peer Group (2012-2014 Performance Period)	Vesting as % of Grant
Below 35th Percentile	0% of grant
>35th Percentile but < 50th Percentile	50% of grant
> 50th Percentile but < 75th Percentile	100% of grant
>75th Percentile and beyond	150% of grant

In case of performance falling between the percentiles shown, a proportionate amount of units will vest. Vested Performance Units will be paid in shares of our common stock, net of taxes. Prior to conversion to actual shares and payout, Performance Units do not entitle the recipient to dividends, dividend equivalents, or voting rights.

For 2012 grants of Performance Shares (tied to company performance goals), the Committee determined that shares will vest within a range of 0-150% of target determined by the three-year average annual company performance goal payout under the STIP. Vested Performance Shares will be paid in shares of our common stock, net of taxes. Prior to conversion to actual shares and payout, Performance Shares do not entitle the recipient to dividends, dividend equivalents, or voting rights.

In addition to Performance Units and Performance Shares, other forms of incentive compensation may be granted under the LTIP at the discretion of the Committee. In 2012, time-vesting Restricted Stock Units (“RSUs”) were granted to two Named Executive Officers as an incentive upon hire, as discussed beginning on page 41. For each of these grants, the RSUs vest contingent on the continued employment of the recipient, will be settled in shares minus applicable taxes (based on the then fair market value of the shares), and include dividend equivalent rights. They do not have voting rights.

2012 LTIP Results (2010-2012 Performance)

The three-year performance period for long-term incentive awards granted to the Named Executive Officers in 2010 ended on December 31, 2012.

For Performance Units, which represented 66.67% of the 2010 grant value, the performance measure was NV Energy’s TSR relative to the S&P Super Composite Electric Utility Index over the three-year performance period. We achieved TSR of 62.7% and ranked in the 86th percentile, as shown below:

As a result of this top quartile performance, the maximum 150% of targeted Performance Units granted in 2010 were earned under the LTIP.

For Performance Shares, which represented the remaining 33.33% of the 2010 grant value, performance was measured and calculated as the average of our annual company performance goal results over the three-year performance period. Our average payout over the three years was 117%, as shown below:

As a result, 117% of the targeted Performance Shares granted in 2010 were earned under the LTIP.

Total LTIP compensation realized by our Named Executive Officers as a result of the three-year performance period ending December 31, 2012 is shown below.

	Performance Units			Performance Shares
Officer	2010 Target (1)	Earned at Vesting (2)	Value of Earned (3)	2010 Target (4)	Earned at Vesting (5)	Value of Earned (6)
Mr. Yackira	103,118	154,677	$2,935,769	51,559	60,324	$1,144,950
Mr. Halkyard (7)	0	0	0	0	0	0
Ms. Samil	23,256	34,884	$662,098	11,628	13,605	$258,223
Ms. Cobb (7)	0	0	0	0	0	0
Mr. Denis	28,852	43,278	$821,416	14,426	16,878	$320,344
Mr. Kaleta	31,475	47,213	$896,103	15,737	18,412	$349,460

(1)	Target number of Performance Units granted for the performance period.
(2)	Target number of Performance Units adjusted for 2010-2012 performance results.
(3)	Value of shares of our common stock delivered in settlement of vested Performance Units, based on our $18.98 per share price on February 7, 2013.
(4)	Target number of Performance Shares granted for the performance period.
(5)	Target number of Performance Shares adjusted for 2010-2012 performance results.
(6)	Value of shares of our common stock delivered in settlement of vested Performance Shares, based on our $18.98 per share price on February 7, 2013.
(7)	Mr. Halkyard and Ms. Cobb did not join the Company until 2012 and therefore did not receive a 2010 grant under the LTIP.

Compensation Governance, Process and Decisions

Governance

The Compensation Committee, which is comprised entirely of independent directors, is responsible for overseeing NV Energy’s executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Committee establishes and evaluates the performance goals for the chief executive officer and approves the compensation for all Named Executive Officers. The Board reviews and approves executive compensation plans, programs and policies. Further information regarding the Committee’s responsibilities can be found in the Committee’s Charter, available on our website at www.nvenergy.com.

The Committee has selected and directly retained Frederick W. Cook & Co, Inc. (“F.W. Cook”) as its independent compensation consultant for objective advice and assistance on executive compensation, including the assessment of market-based compensation levels, the selection of our peer group, our pay positioning relative to market, the mix of pay, incentive plan design and other executive compensation matters. It is the general policy of the Board that external compensation consultants for the Committee must be independent and serve the Committee exclusively, and may not perform any other services for the Company at any time. F.W. Cook performs no other services for the Company. The Committee has assessed the independence of F.W. Cook and its individual consultants pursuant to applicable SEC and NYSE standards and concluded that their work for the Committee does not raise any conflict of interest.

Our chief executive officer does not play a role in determining his own compensation. He was not present for, and was not involved in, discussions of compensation recommendations for himself. The chief executive officer did not meet with the Committee with respect to his own Compensation, and he did not meet with F.W. Cook on an individual basis, but only in conjunction with the Committee. Similarly, our Named Executive Officers do not play a role in determining their own compensation, other than discussing their annual performance reviews with the chief executive officer. Their compensation is set by the Committee taking into account recommendations of the chief executive officer and input from F.W. Cook.

Our company performance for purposes of the STIP is monitored by our finance department and audited by the internal audit department. Our progress against the company performance goals is reviewed by the Committee each quarter. Final results are presented to the Committee for review, recommendation and approval.

Our company performance for purposes of the LTIP is monitored by our finance and human resources department and F.W. Cook. Final results are presented to the Committee for review, recommendation and approval.

Process

The Board has followed a practice of making equity compensation grants to the Named Executive Officers on a single date each year, normally at the first regular Board meeting of the calendar year. This coincides with the Board’s annual evaluation of Named Executive Officer performance, its review of the Company’s overall compensation practices and its assessment of our performance for the prior year. In 2012, exceptions were made for the grants of RSUs to Mr. Halkyard and Ms. Cobb upon their dates of hire.

Assessing Competitive Practice

In developing a competitive pay program for our Named Executive Officers, the Committee annually reviews base salary and other compensation data derived by F.W. Cook from proxy statements for our compensation peer group. The compensation peer group consists of utility companies with Global Industry Classification Standard codes for electric utilities, gas utilities and multi-discipline utilities. The companies in the compensation peer group range from one-half to approximately two times our size in terms of revenue, and one-third to two times our size in terms of enterprise value. The peer group is believed to be representative of the market for attracting and retaining key executive talent at NV Energy.

For 2012, the peer group consisted of:

AGL Resources	Integrys Energy	Pinnacle West Capital
Alliant Energy	MDU Resources	SCANA
Atmos Energy	NiSource	TECO Energy
CMS Energy	Northeast Utilities	Westar Energy
Great Plains Energy	OGE Energy	Wisconsin Energy
Hawaiian Electric	Pepco Holdings

The Committee used the analysis of 2012 peer group data prepared and presented by F.W. Cook in its effort to set our executive compensation at approximately the median of the peer group. Other factors considered by the Committee in determining compensation for each Named Executive Officer include differentials related to experience and job responsibilities, external market conditions, and pay equity among the officer team.

We gather data on the compensation practices and policies of the companies listed above through searches of publicly available information. In addition, we rely upon compensation and benefit surveys, including the Towers Watson Energy Services Executive Compensation Survey. The Compensation Committee does not believe that compensation peer group benchmarking is appropriate as a stand-alone tool for setting compensation levels, as certain aspects of our business and objectives are unique to us. However, the Committee does consider this information an important part of its decision making process in maintaining a market-competitive compensation program.

2012 Compensation Decisions

We did not increase compensation for our Named Executive Officers other than for Ms. Samil and Mr. Kaleta as a result of changes in their positions. Ms. Samil received an increase in base salary and incentive targets in furtherance of the Committee’s intent to position her near median in her new role as Executive Vice President and Chief Operating Officer. Mr. Kaleta received an increase in his incentive target for 2012 in acknowledgement of his expanded responsibilities and contributions toward achieving our strategic objectives.

2012 NEO Target Compensation

	Base Salary		Target Total Cash Compensation (1)		Target Total Direct Compensation (2)
Officer	2011	2012	2011	2012	2011	2012
Mr. Yackira	$900,000	$900,000	$1,800,000	$1,800,000	$3,780,000	$3,780,000
Mr. Halkyard	0	$500,000	0	$875,000	0	$1,625,000
Ms. Samil	$475,000	$500,000	$760,000	$875,000	$1,425,000	$1,625,000
Ms. Cobb	0	$350,000	0	$542,500	0	$980,000
Mr. Denis	$385,000	$385,000	$596,750	$596,750	$1,078,000	$1,078,000
Mr. Kaleta	$460,000	$460,000	$736,000	$805,000	$1,311,000	$1,495,000

(1)	Target Total Cash Compensation equals base salary plus target short-term incentive award.
(2)

Target Total Direct Compensation equals base salary, target short-term incentive award (i.e., base salary times target STI percent), and target long-term incentive award (i.e., base salary times target LTI percent).

Michael W. Yackira

President and Chief Executive Officer

The Compensation Committee made no changes to Mr. Yackira’s compensation in 2012. As a result, Mr. Yackira’s Target Total Direct compensation remained at about the median of chief executive officers in our peer group, as shown below:

TCC – Total Cash Compensation includes Base Salary plus Target Short-Term Incentive TDC – Total Direct Compensation includes TCC plus Target Long-Term Incentive

Mr. Yackira received a payout of 125% of target under the STIP for individual performance as a result of the following 2012 achievements:

•	Achieved net income and earnings per share targets and performance metrics.

•	Achieved total shareholder return of 15.1%.

•	Completed deployment of approximately 94% or 1.3 million smart meters in Nevada.

•	Improved customer service and satisfaction and the overall perception of NV Energy.

•

Continued succession planning and talent development through the director level of the organization with special attention to the senior leadership team succession and recruiting of three new officers.

•	Continued involvement at the leadership level with community and industry organizations.

The following chart compares Mr. Yackira’s total realizable compensation to target for the last three years. Realizable compensation is defined as base salary, change in qualified and non-qualified deferred compensation, all other compensation and non-equity incentive plan (i.e., STIP) values as reported on the Summary Compensation Table. It also includes the value of vested and unvested equity awards (i.e., RSUs and LTIP) as of December 31st of each year.

As shown in the chart, Mr. Yackira’s realizable compensation is 28% above target for the three-year period. The Committee believes this is appropriate and aligned with our pay-for-performance philosophy given the performance results achieved over the last three years, including:

•	A 63% increase in TSR.

•	A 73% increase in EPS.

•	A top-quartile TSR relative to the S&P Super Composite Electric Utility Index.

•	An “above target” company performance goal result for each of the three years.

Jonathan S. Halkyard

Executive Vice President and Chief Financial Officer

Mr. Halkyard joined the Company as Executive Vice President and Chief Financial Officer in July 2012. Upon hire, the Committee granted to Mr. Halkyard 60,000 RSUs which will vest 20,000 after one year and 40,000 after three years, contingent on continued employment. Mr. Halkyard is responsible for the finance function as well as accounting, treasury and investor relations. Mr. Halkyard received a payout of 125% of target for individual performance under the STIP (prorated from his date of hire) as a result of the following 2012 achievements:

•	Developed a deep understanding of Company operational issues and industry dynamics.

•	Established working relationships and financial leadership with Company leaders.

•	Established a monthly operating review.

•	Effectively developed operating and capital budgets.

•	Established relationships with all outside constituencies.

Dilek L. Samil

Executive Vice President and Chief Operating Officer

Ms. Samil served the first half of 2012 as Chief Financial Officer, Senior Vice President, Finance and Treasurer. As Chief Financial Officer, her responsibilities included finance, accounting, treasury and investor relations. In July 2012, Ms. Samil assumed the role of Executive Vice President and Chief Operating Officer. In this role, Ms. Samil is responsible for all energy supply and delivery operations, renewable energy, and customer service, including the NV Energize “smart meter” project and the One Nevada Transmission Line project (“ON Line”). Ms. Samil received a payout of 125% of target for individual performance under the STIP as a result of the following 2012 achievements related to both positions:

•	Continued improvement related to investor relations.

•	Delivered on financial commitments.

•	PUCN decision regarding ON Line.

•	Substantially completed the NV Energize smart meter deployment.

•	Continued to focus on safety and customer satisfaction.

•	Continued to work on succession planning.

Alice A. Cobb

Senior Vice President, Human Resources & Information Technology

Ms. Cobb has served as Senior Vice President, Human Resources and Information Technology since she joined the Company in January 2012. Upon hire, the Committee granted Ms. Cobb 30,000 RSUs which will vest after three years contingent on continued employment. Ms. Cobb is responsible for human resources, information technology and telecommunications. She received a payout of 125% of target for individual performance under the STIP as a result of the following 2012 achievements:

•	Established new human resources and information technology operating models including new leadership.

•	Developed a three-year information technology strategy.

•	Established a more comprehensive process to review executive compensation with the Committee.

•	Developed a labor strategy focused on market benchmarks.

•	Contained medical benefit costs.

Roberto R. Denis

Senior Vice President, Energy Delivery

Mr. Denis has served as Senior Vice President, Energy Delivery since June 2009. In this role he is responsible for the Energy Delivery business unit including transmission and system dispatch, distribution operations, gas distribution, and technical services. Mr. Denis received a payout of 113% of target for his individual performance under the STIP as a result of the following 2012 achievements:

•	Delivered on O&M and capital budget commitments.

•	Achieved service and generation reliability results.

•	Contributed to the progress of ON Line.

•	Continued work on succession planning.

Paul J. Kaleta

Executive Vice President, Shared Services, General Counsel and Corporate Secretary

Mr. Kaleta served the first half of 2012 as Senior Vice President, Shared Services, General Counsel and Corporate Secretary. In July 2012, Mr. Kaleta was promoted to Executive Vice President as a direct reflection of his key contributions in the development of the strategic direction of the Company. In his current role, Mr. Kaleta is responsible for the legal, corporate secretary and shared services functions, including corporate compliance, Federal Energy Regulatory Commission and North American Electric Reliability Council compliance, and supply chain management. Mr. Kaleta received a payout of 125% of target under the STIP for his individual performance as a result of the following 2012 achievements:

•	Continued optimization of internal and outside counsel.

•	Provided strategic advice related to ON Line and NV Energize.

•	Continued investor outreach regarding corporate governance.

•	Developed and implemented a compliance/ethics strategic plan.

•	Continued focus on maturation of the supply chain organization.

•	Continued to work on succession planning.

Summary of Named Executive Officer Total Direct Compensation to Median

Base salary, actual cash compensation (i.e., base salary plus STIP earned in 2012) and actual total direct compensation (i.e., actual cash compensation plus the grant date fair value of long-term incentives granted in 2012) compared to the median target from our compensation peer group are presented in the table below. The process we followed to determine our peer group and ascertain medians is described under “Compensation Governance, Process and Decisions,” beginning on page 39. The amounts set forth as total direct compensation include values for long-term incentives at the time of the grant as reflected in the Summary Compensation Table, and thus do not represent amounts actually paid to our Named Executive Officers in 2012.

2012 Named Executive Officer Compensation Relative to Peer Group Median

Officer	Actual Base Salary Relative to Median Target Base Salary			Actual Cash Compensation (ACC) Relative to Median Target Cash Compensation (TCC)			Actual Total Direct Compensation (ATDC) Relative to Median Target Total Direct Compensation (TTDC)
	Base Salary	Peer Group Median	% Diff (1)	NVE NEO ACC (2)	Median TCC	% Diff (1) (3)	NVE NEO ATDC (4)	Median TTDC	% Diff (5) (6) (7)
Mr. Yackira	$900,000	$888,321	1.3%	$1,938,600	$1,701,075	14.0%	$3,978,336	$3,756,811	5.9%
Mr. Halkyard	$221,154	$488,000	-54.7%	$421,954	$773,000	-45.4%	$1,895,293	$1,479,000	28.1%
Ms. Samil	$486,058	$500,000	-2.8%	$864,858	$887,000	-2.5%	$1,597,017	$1,802,000	-11.4%
Ms. Cobb	$336,538	$385,000	-12.6%	$551,238	$606,000	-9.0%	$1,493,630	$991,000	50.7%
Mr. Denis	$385,000	$355,000	8.5%	$624,300	$582,000	7.3%	$1,120,081	$991,000	13.0%
Mr. Kaleta	$460,000	$479,000	-4.0%	$817,100	$768,000	6.4%	$1,473,166	$1,373,000	7.3%

1)	Values below median for Mr. Halkyard and Ms. Cobb are the result of actual base salary and actual short-term incentive being prorated for 2012 based on their dates of hire.
2)	Realized base salary plus realized short-term incentive.
3)

Values in excess of median for Messrs. Yackira, Denis and Kaleta are primarily the result of target short-term incentives established at or near median, with above target actual results for 2012 with respect to both company and individual performance goals.

4)

Realized base salary and short-term incentive, plus granted long-term incentives. The value for long-term incentives is computed using grant date fair value, and it does not represent actual cash amounts paid in 2012.

5)	Values in excess of median for Mr. Halkyard and Ms. Cobb are primarily the result of restricted stock unit awards granted upon hire in 2012 which vest over three years.
6)

Values in excess of median for Messrs. Yackira, Denis and Kaleta reflect the difference in valuation of long-term incentive awards in the Summary Compensation Table and at time of grant. As discussed below, for LTIP grant purposes, the Company measures the fair market value of long-term incentive awards based on an average closing price of our common stock over a five business day period after earnings are released ($15.91 for 2012 grants). For the Summary Compensation Table, the fair market value is based on the share price at date of grant.

7)	Values in below median for Ms. Samil are primarily the result of her long-term incentive target being prorated based on her change in position in 2012.

Other Benefits

Perquisites

We provide certain perquisites to our Named Executive Officers to help attract and retain executive talent and further key business relations. A complete listing and value associated with these perquisites are shown in the Summary Compensation Table as “All Other Compensation.” The Committee annually reviews the perquisites provided to the Named Executive Officers to ensure that they continue to be appropriate and in the interests of our stockholders and customers.

Executive Benefits

General employee benefits for medical, dental and vision insurance, an employee stock purchase plan, and disability coverage are made available to all management employees at NV Energy, including the Named Executive Officers. Named Executive Officers receive the following benefits in addition:

•	Named Executive Officers are eligible to participate in our executive physical program, which provides executive management employees access to a comprehensive physical exam.

•

Named Executive Officers and other executive officers are provided with life insurance coverage equal to three times annual base salary, while non-executive management employees receive life insurance coverage of one and a half or two times annual base salary.

•

Named Executive Officers have access to disability coverage that provides a benefit of 60% of their base salary plus STIP, while disability coverage available to non-executive management employees provides a benefit of 60% of their base salary only.

Retirement Benefits

We offer two tax-qualified retirement plans, the Retirement Plan and the 401(k) Plan, to provide retirement savings opportunities. Both of these plans are available to most employees. Because of the qualified status of the Retirement Plan and 401(k) Plan, the benefits available to highly-compensated employees, including our Named Executive Officers, are limited by the Internal Revenue Code. As a result, the Company provides a non-qualified defined benefit plan (Retirement Restoration Plan) and a non-qualified savings plan (401(k) Restoration Plan) which make whole the highly-compensated employees for benefits otherwise lost as a result of Internal Revenue Code annual compensation limits.

The Company’s Supplemental Executive Retirement Plan for select executives was frozen to new entrants effective April 1, 2008. Of the current Named Executive Officers, Messrs. Yackira, Denis and Kaleta are participants in the plan. Mr. Halkyard, Ms. Samil and Ms. Cobb joined the Company after 2008 and as a result, are not participants in the plan.

The Committee believes these retirement benefits are comparable to those provided by peer companies and play a significant role in attracting and retaining high-performing executive officers. Specific amounts and calculations of retirement benefits and contributions for our Named Executive Officers are set forth in the tables provided later in this proxy statement.

Change in Control Benefits

To help secure the continued employment and dedication of our Named Executive Officers to continue to work in the best interests of stockholders and customers, notwithstanding any concern they might have regarding their own continued employment prior to or following a change in control, the Company has adopted a change in control policy. The policy provides eligible executives, including all of our Named Executive Officers, certain benefits in connection with a qualifying termination within 24 months of a change in control or a potential change in control. The benefits and policy provisions are consistent with those of our peers and do not include tax gross-ups for any payments. The Committee believes that these benefits are important to attract and retain high-performing executive officers. Detailed information regarding the change in control policy, including the definition of its key terms and a quantification of benefits that would have been received by each Named Executive Officer had a termination occurred on or before December 31, 2012, is found under the heading “Potential Payments upon Termination or Change in Control” in the tables provided later in this proxy statement.

Other Information

Tax Treatment

Section 162(m) of the Internal Revenue Code limits the amount of compensation that may be deducted for federal income tax purposes to $1 million per year with respect to certain of a company’s most highly compensated executive officers. There is an exception to the limit for qualifying performance-based compensation when the requirements of section 162(m) are satisfied. The Compensation Committee generally seeks to structure executive officer awards under the LTIP to qualify for full deductibility under section 162(m). However, the Committee retains the discretion to grant awards that do not meet the deductibility requirements, such as time-vesting awards granted for employment inducement or retention purposes, and it has granted such awards from time to time.

As disclosed in our 2011 proxy statement, several prior-year grants that were intended to be deductible under section 162(m) did not qualify. In 2012, as a consequence of the payout of three such awards, approximately $4,480,000 in compensation was paid that was not deductible by us for federal income tax purposes. As the performance period for the remaining non-qualifying grants comes to an end in 2013, additional compensation payments will be non-deductible by us to the extent that such awards are earned and the grantee’s base salary, discretionary bonus and other non-performance-based compensation exceed $1,000,000 in the year that the payment is includible in his or her taxable income. The impact of any loss of deductibility that may arise is not expected to be material to the Company.

Stock Ownership Guidelines

The stock ownership guideline for our chief executive officer is five times base salary, with a requirement to retain 100% of net shares realized from stock vesting until this ownership level is met. The guideline for all other Named Executive Officers is three times base salary, with a requirement to retain 50% of net shares realized until the ownership level is met. For purposes of determining ownership level, the Committee considers all shares beneficially owned by an officer, as well as time-vested restricted stock or Restricted Stock Units. Unexercised options and unearned Performance Shares are not counted. During 2012, all of our Named Executive Officers were in compliance with the applicable retention requirement of the guidelines. As of December 31, 2012, Messrs. Yackira, Denis and Kaleta had achieved the applicable target ownership level.

Hedging and Pledging

Under our insider trading policy, our executives are prohibited from hedging their ownership of Company stock, and in general are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Valuation of Equity Grants

For LTIP grant purposes, the Company measures the fair market value of Performance Units and Performance Shares based on an average closing price of our common stock over a five business day period after earnings are released. We do not have any practice to time option grants or other equity awards in coordination with the release of material non-public information. We do not have any program, plan or practice of awarding options or setting the exercise price of options by using average prices (or lowest prices) of common stock in a period preceding, surrounding or following the grant date.

Clawback Policy

Effective January 1, 2013, our Board adopted an incentive compensation recovery policy, commonly known as a “clawback” policy. In general, it is the policy of the Board that the Company should, to the extent permitted by governing law, require reimbursement of a portion of any incentive award paid to any current or former Section 16 officer where (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, and (ii) a lower payment would have been made to the officer based upon the restated financial results. The Compensation Committee will have the discretion to enforce and interpret the policy, and the requirements of the policy will be incorporated in all new award agreements.

2012 Advisory Vote on Executive Compensation

At our 2012 annual meeting, our stockholders were provided the opportunity to vote, on an advisory basis, whether to endorse our executive compensation program. Of the shares voting or abstaining on this “say-on-pay” proposal, 97.8% were voted in favor, 2.0% were voted against and 0.2% abstained from voting. The Committee considered these results as evidence of broad-based support for our compensation program and decisions as described in the 2012 proxy statement, and as grounds for maintaining a similar approach for 2013. The Committee will continue to consider the results from this year’s and future advisory votes on executive compensation. Since 2011, our stockholders have been asked to vote annually on “say-on-pay.” Our “say-on-pay” frequency will be revisited by our stockholders at the 2017 annual meeting or at an earlier time if our Board deems it appropriate.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

Based on the review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for NV Energy’s 2013 Annual Meeting of stockholders.

COMPENSATION COMMITTEE

Joseph B. Anderson, Jr., Chair

Glenn C. Christenson

Susan F. Clark

Stephen E. Frank

Donald D. Snyder

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COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the compensation of our Named Executive Officers for the fiscal year-ended December 31, 2012. The amounts are calculated and presented pursuant to applicable SEC and accounting rules and may not represent amounts actually realized in 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan ($) (3)	Change in Qualified and Non-Qualified Deferred Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Michael W. Yackira	2012	$900,000		$2,039,736		$1,038,600	$2,343,334	$162,626	$6,484,296
CEO	2011	$886,539		$3,479,151		$1,035,000	$2,193,413	$147,810	$7,741,913
	2010	$791,923		$1,811,268		$1,054,000	$1,550,729	$128,479	$5,336,399

Jonathan Halkyard (1)	2012	$221,154		$1,473,339		$200,800	$8,462	$6,978	$1,910,733
CFO

Dilek L. Samil (1)	2012	$486,058		$732,159		$378,800	$34,956	$67,171	$1,699,144
CFO, COO	2011	$475,000		$663,107		$332,000	$32,856	$55,019	$1,557,982
	2010	$263,077	$100,000	$1,726,004		$331,300	$10,523	$144,072	$2,574,976

Alice A. Cobb (1)	2012	$336,539	$125,000	$942,392		$214,700	$13,462	$225,790	$1,857,883
Sr. VP

Roberto R. Denis	2012	$385,000		$495,781		$239,300	$504,228	$53,791	$1,678,100
Sr. VP	2011	$385,000		$479,878		$235,600	$690,185	$57,413	$1,848,076
	2010	$382,116		$506,785		$279,000	$465,261	$41,138	$1,674,300

Paul J. Kaleta	2012	$460,000		$656,066		$357,100	$670,049	$69,072	$2,212,287
EVP	2011	$454,615		$1,494,351		$338,100	$426,142	$56,409	$2,769,617
	2010	$415,385		$552,853		$322,200	$290,734	$36,560	$1,617,732

(1)

Mr. Halkyard was hired to the position of CFO in July 2012. Ms. Samil held the position of CFO until the time of her promotion to COO during 2012. Ms. Cobb was hired to the position of Senior Vice President, Human Resources and IT in January 2012.

(2)

“Stock Awards” consists of the grant date fair values for Performance Units, Performance Shares and Restricted Stock Units. The amounts shown in these columns were not realized by the NEOs during the applicable year, and the value of awards that vest in the future is likely to be different from the amounts shown, based on, among other things, performance of the Company and the price of NVE common stock at the time of payout. In 2012, the Performance Units that were awarded in 2010 vested at 150% of target, and the Performance Shares that were awarded in 2010 vested at 117% of target. Amounts for Mr. Halkyard and Ms. Cobb include Restricted Stock Units that were awarded upon their hire and are subject to a multiple year vesting. These Restricted Stock Units will be forfeited in the event of voluntary and involuntary termination from their employment prior to the vesting date. The grant date fair values were calculated in accordance with FASC Topic 718. For assumptions used in these calculations, see Note 11, Stock Compensation Plans, of the Notes to Financial Statements in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2012.

(3)

The amounts presented for Non-Equity Incentive Plan awards consist of payments under the Short-Term Incentive Plan earned in 2012, and are calculated using base salary which could differ from the amount reported in the “Salary” column, because of how salaries are reported for W-2 purposes.

(4)	Amounts for Change in Qualified and Non-Qualified Deferred Compensation do not include above-market or preferential earnings within the meaning of Item 402(c)(viii)(B).

(5)	Amounts for All Other Compensation consisted of the following for 2012:

	ALL OTHER COMPENSATION TABLE
Description	Mr. Yackira	Mr. Halkyard	Ms. Samil	Ms. Cobb	Mr. Kaleta	Mr. Denis
Company contributions to the 401(k) deferred compensation plan	$15,000	—	$15,000	$15,000	$15,000	$15,000
Company contributions to the executive 401(k) restoration deferred compensation plan (i)	$77,300	—	$33,678	—	$31,909	$13,479
Imputed income on group term life insurance and premiums paid for executive term life policies	$45,546	$1,091	$11,467	$7,628	$11,912	$14,620
Club Memberships	$24,780	$5,887	$7,026	$5,740	$10,251	$10,692
Taxable Moving Expenses and Gross up	—	—	—	$197,422	—	—

Total	$162,626	$6,978	$67,171	$225,790	$69,072	$53,791

i.	Amounts shown as “Company contributions to the executive 401(k) restoration deferred compensation plan” are also reported in the Non-qualified Deferred Compensation Table.

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Grants of Plan-Based Awards

All grants of plan-based awards to the Named Executive Officers of NVE in 2012 are presented in the table below. The incentive plans under which these grants were made are described in more detail in the Compensation Discussion and Analysis section.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards (#)	All Other Option Awards (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Yackira
Performance Units	02/10/2012				41,484	82,967	124,451				$1,359,829
Performance Shares	02/10/2012				20,742	41,483	62,225				$679,906
Short-Term Incentive Plan	01/01/2012	$450,000	$900,000	$1,350,000

Mr. Halkyard
Performance Units	07/09/2012				7,857	15,713	23,570				$277,020
Performance Shares	07/09/2012				3,929	7,857	11,786				$138,519
Restricted Stock Units (3)	07/09/2012							20,000			$352,600
Restricted Stock Units (4)	07/09/2012							40,000			$705,200
Short-Term Incentive Plan	01/01/2012	$86,538	$173,077	$259,615

Ms. Samil
Performance Units	02/10/2012				13,933	27,865	41,798				$456,707
Performance Shares	02/10/2012				6,967	13,933	20,900				$228,362
Performance Units	07/09/2012				891	1,781	2,672				$31,399
Performance Shares	07/09/2012				445	890	1,335				$15,691
Short-Term Incentive Plan	01/01/2012	$163,269	$326,538	$489,807

Ms. Cobb
Performance Units	02/10/2012				9,166	18,332	27,498				$300,461
Performance Shares	02/10/2012				4,583	9,166	13,749				$150,231
Restricted Stock Units (4)	02/10/2012							30,000			$491,700
Short-Term Incentive Plan	01/01/2012	$92,548	$185,096	$277,644

Mr. Denis
Performance Units	02/10/2012				10,083	20,166	30,249				$330,521
Performance Shares	02/10/2012				5,042	10,083	15,125				$165,260
Short-Term Incentive Plan	01/01/2012	$105,875	$211,750	$317,625

Mr. Kaleta
Performance Units	02/10/2012				12,047	24,094	36,141				$394,901
Performance Shares	02/10/2012				6,024	12,047	18,071				$197,450
Performance Units	07/09/2012				1,205	2,409	3,614				$42,471
Performance Shares	07/09/2012				603	1,205	1,808				$21,244
Short-Term Incentive Plan	01/01/2012	$153,923	$307,846	$461,769

(1)

The following amounts were realized by the NEOs for 2012, and paid in early 2013: Mr. Yackira $1,038,600, Mr. Halkyard $200,800, Ms. Samil $378,800, Ms. Cobb $214,700, Mr. Denis $239,300, Mr. Kaleta $357,100.

(2)

The Performance Unit and Performance Share grants dated February 10, 2012 will vest on December 31, 2014, to the extent that performance targets are met subject to the ranges described below. The vesting criteria for 2012 Performance Unit grants are tied to TSR relative to a defined peer group over a three year period, and Performance Share grants are tied to average company STIP performance over a three year period.

i.

The threshold represents the minimum acceptable performance which, if attained, results in payment of 50% of the target award. Performance below the minimum acceptable level results in no award earned.

ii.	The target indicates a level of outstanding performance which, if attained, results in payment of 100% of the target award.
iii.	The maximum represents a level indicative of exceptional performance which, if attained, results in a payment of 150% of the target award.
(3)	Mr. Halkyard’s Restricted Stock Unit award will vest one year from the date of grant.
(4)	Mr. Halkyard’s and Ms. Cobb’s Restricted Stock Unit awards will vest three years from the date of grant.

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Outstanding Equity Awards At Fiscal Year-end

The following table provides information about all awards held by the Named Executive Officers at December 31, 2012:

		OPTION AWARDS			STOCK AWARDS
Name		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (1)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (2)
Mr. Yackira
Options – 02/14/2007	(3)	38,356	$17.99	02/15/2017
Options – 05/09/2007	(4)	200,000	$18.63	05/09/2017
Performance Units – 02/28/2011	(5)						134,402	$2,438,052
Performance Shares – 02/28/2011	(5)						51,296	$930,509
Performance Units – 02/10/2012	(5)						124,451	$2,257,541
Performance Shares – 02/10/2012	(5)						47,291	$857,859
Restricted Stock Units – 08/04/2011	(6)				110,000	$1,995,400
Mr. Halkyard
Performance Units – 07/09/2012	(5)						23,570	$427,560
Performance Shares – 07/09/2012	(5)						8,957	$162,480
Restricted Stock Units – 07/09/2012	(7)				60,000	$1,088,400
Ms. Samil
Performance Units – 02/28/2011	(5)						45,140	$818,840
Performance Shares – 02/28/2011	(5)						17,229	$312,534
Performance Units – 02/10/2012	(5)						41,798	$758,216
Performance Shares – 02/10/2012	(5)						15,884	$288,136
Performance Units – 07/09/2012	(5)						2,672	$48,470
Performance Shares – 07/09/2012	(5)						1,014	$18,394
Restricted Stock Units – 06/01/2010	(8)				36,668	$665,158
Ms. Cobb
Performance Units – 02/10/2012	(5)						27,498	$498,814
Performance Shares – 02/10/2012	(5)						10,449	$189,545
Restricted Stock Units – 02/10/2012	(9)				30,000	$544,200
Mr. Denis
Options – 02/14/2007	(3)	16,667	$17.99	02/15/2017
Performance Units – 02/28/2011	(5)						32,667	$592,579
Performance Shares – 02/28/2011	(5)						12,468	$226,170
Performance Units – 02/10/2012	(5)						30,249	$548,717
Performance Shares – 02/10/2012	(5)						11,495	$208,519
Mr. Kaleta
Options – 02/14/2007	(3)	16,667	$17.99	02/15/2017
Performance Units – 02/28/2011	(5)						39,030	$708,004
Performance Shares – 02/28/2011	(5)						14,896	$270,213
Performance Units – 02/10/2012	(5)						36,141	$655,598
Performance Shares – 02/10/2012	(5)						13,734	$249,135
Performance Units – 07/09/2012	(5)						3,614	$65,558
Performance Shares – 07/09/2012	(5)						1,374	$24,924
Restricted Stock Units – 05/04/2011	(10)				60,000	$1,088,400

(1)

Market Value of restricted awards is based on the December 31, 2012, closing trading price of NVE stock of $18.14, and uses the original number of shares granted, excluding any applicable dividend equivalents.

(2)

Market Value of performance awards is based on the December 31, 2012, closing trading price of NVE stock of $18.14, and the following estimated payout percentages: 2011 Performance Units, 150%, 2011 Performance Shares, 114.5%, 2012 Performance Units, 150%, 2012 Performance Shares, 114%.

(3)	These option awards vest over a three year period, one-third each year beginning one year after grant date.
(4)	This grant was awarded to Mr. Yackira upon his promotion to President and Chief Executive Officer of NVE, and will vest at one third each year beginning one year after grant date.

(5)	These Performance Share and Performance Unit awards will be paid at the end of a three year performance period if the specified performance measures are achieved.
(6)	This grant was awarded to Mr. Yackira as a retention incentive, and will vest four years from the date of grant.
(7)	This grant was awarded to Mr. Halkyard upon his hire in 2012 and will vest one-third one year from the date of grant, and the remaining two- thirds will vest three years from the date of grant.
(8)

This grant of 110,000 shares was awarded to Ms. Samil upon her hire in 2010 and will vest one-third each year from the date of grant. The issuance of all vested shares from this grant has been deferred until the grant is fully vested in 2013.

(9)	This grant was awarded to Ms. Cobb upon her hire in 2012 and will vest three years from the date of grant.
(10)	This grant was awarded to Mr. Kaleta as a retention incentive, and will vest three years from the date of grant.

Option Exercises and Stock Vested

The following table provides information on the exercises of options and vesting of stock awards during 2012:

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Mr. Yackira
Performance Units			154,677	$2,935,769
Performance Shares			60,324	$1,144,950
Non-Qualified Options	40,825	$254,716

Ms. Samil
Performance Units			34,884	$662,098
Performance Shares			13,605	$258,223
Restricted Stock Units			36,666	$622,222

Mr. Denis
Performance Units			43,278	$821,416
Performance Shares			16,878	$320,344
Non-Qualified Options	13,445	$52,630

Mr. Kaleta
Performance Units			47,213	$896,103
Performance Shares			18,412	$349,460
Restricted Stock Units			10,000	$161,800
Non-Qualified Options	54,741	$245,598

(1)	The value realized on exercise equals the market value on the exercise date less the option price.
(2)

Based on the performance results over the three year vesting period, the 2010 Performance Unit grants were awarded at 150% of the original shares granted, and the Performance Share grants were awarded at 117% of the original shares granted.

(3)	The value realized on vesting equals the market value on the vesting date.
(a)

Includes Performance Unit and Performance Share awards, the performance period of which ended on December 31, 2012. On February 7, 2013, the Board certified that the applicable performance goals had been satisfied; the value of these awards has been calculated using the closing price of NVE common stock on that date of $18.98.

(b)

Ms. Samil’s restricted stock award vested one-third on June 1, 2012 and is valued at the fair market value of NVE common stock on that date of $16.97; the issuance of all shares on this grant has been deferred until the grant is fully vested in 2013. Mr. Kaleta’s restricted stock award vested on February 6, 2012 and is valued at the fair market value of NVE common stock on that date of $16.18.

Pension Benefits

Retirement Plan

The NVE Retirement Plan provides retirement benefits which are calculated either under a cash balance formula (as a percentage of eligible earnings plus interest) or under a traditional final average pay formula (as a percentage of eligible earnings for each year of service). Benefits for each of our Named Executive Officers are calculated under the cash balance formula.

Cash balance formula benefits are calculated monthly for each employee on a pro forma basis, at an earnings credit rate based on a percentage of the employee’s eligible earnings (i.e., base pay and STIP). The earnings credit rate ranges from 4 to 8% depending on the employee’s “points” (age plus years of vesting service) on April 1, 2008. The earnings credit for all employees hired after April 1, 2008, is fixed at 4%. Individual cash balance accounts are credited annually with an interest credit based on the 30-year U.S. Treasury Bond yield average, with a minimum credit of 5.27%.

Retirement Restoration Plan

All of our Named Executive Officers also participate in the NVE Retirement Restoration Plan. This plan provides a benefit equal to the difference between the amount that would have been payable under the Retirement Plan in the absence of laws limiting retirement benefits, and the amount actually payable under the Retirement Plan. The formula for determining an employee’s benefit under the Retirement Restoration Plan is the same as under the Retirement Plan. In the Retirement Restoration Plan, however, total eligible compensation (as defined in the Retirement Plan and without applying the IRS limitations on annual compensation and benefits) is used to determine a total retirement benefit. The portion of that total retirement benefit payable from the Retirement Plan is subtracted and the excess is payable from the Retirement Restoration Plan.

Supplemental Executive Retirement Plan

Finally, we maintain a Supplemental Executive Retirement Plan (“SERP”) that was frozen to new participants effective April 1, 2008. Messrs. Yackira, Denis and Kaleta participate in the SERP. SERP benefits are calculated as a lifetime annuity commencing at age 62 based on the following formula: (3.0% x SERP Final Average Earnings x Years of Service up to 15) + (1.5% x SERP Final Average Earnings x Years of Service over 15, capped at 25 years). The benefit payable under the SERP is reduced by the benefits payable under the Retirement Plan and the Retirement Restoration Plan.

The following table provides the present value of accumulated retirement benefits payable to each of the named executives, under each plan described above. In calculating the present value of the accumulated benefits, we used pension economic assumptions utilized for NVE’s financial reporting for fiscal year-end 2012 calculated in accordance with the Compensation Retirement Benefits Topic of the FASC, with a measurement date of December 31 for all calculations and utilizing the following assumptions:

•	The discount rate for fiscal year-end 2012 was 4.03% for the Retirement Plan, 4.14% for the Restoration Plan, and 3.41% for the SERP;

•	Postretirement mortality is based on the Generational RP 2000 mortality table with Scale AA, no collar;

•	There was assumed to be no pre-retirement mortality, turnover, or disability;

•	Retirement age was assumed to be the greater of age 62 and current age; and

•	The present value of the SERP benefit was calculated as the present value of the total SERP benefit less the present value of the Retirement and Restoration Plan benefits.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1) (2)	Payments During Last Fiscal Year
Mr. Yackira (3)(5)	Retirement Plan	N/A	$325,120	$0
	Restoration Plan	N/A	$917,652	$0
	SERP Plan	11.917	$7,895,514	$0

Mr. Halkyard	Retirement Plan	N/A	$8,462	$0
	Restoration Plan	N/A	$0	$0
	SERP Plan	N/A	$0	$0

Ms. Samil	Retirement Plan	N/A	$29,749	$0
	Restoration Plan	N/A	$48,586	$0
	SERP Plan	N/A	$0	$0

Ms. Cobb	Retirement Plan	N/A	$10,000	$0
	Restoration Plan	N/A	$3,462	$0
	SERP Plan	N/A	$0	$0

Mr. Denis (4)	Retirement Plan	N/A	$319,418	$0
	Restoration Plan	N/A	$382,266	$0
	SERP Plan	12.333	$2,623,765	$0

Mr. Kaleta	Retirement Plan	N/A	$130,831	$0
	Restoration Plan	N/A	$173,472	$0
	SERP Plan	6.917	$1,604,386	$0

(1)	Internal Revenue Code Section 409A regulations may delay payment by six months. This was not taken into account in the present value calculations.
(2)

Credited Service is not applicable for participants benefiting under the cash balance plan design. For participants in the cash balance design, additional amounts payable due to protection of the accrued benefit under the previous design were not contemplated. All of the NEOs are participating in the cash balance plan.

(3)	Mr. Yackira’s benefit under the SERP includes 2 years of imputed service, to be granted upon attainment of age 62.
(4)	Mr. Denis’ benefit under the SERP includes 3 years of imputed service, to be granted upon attainment of age 62.
(5)	A portion of Mr. Yackira’s benefit is payable to a former spouse.

Non-Qualified Deferred Compensation

We maintain a non-qualified deferred compensation plan, the NVE 401(k) Restoration Plan. This plan supplements benefits payable under the Company’s 401(k) Plan.

Under this plan, benefits are paid following the participant’s separation from service or at a specified date during service as designated by the participant each year during an annual enrollment period. Each participant may designate up to two retirement distribution accounts and up to two in-service distribution accounts. Distributions under the retirement distribution accounts may be in the form of a single lump sum or up to ten annual installment payments as selected by the employee. Distributions under the in-service distribution accounts may be in the form of a single lump sum or up to five annual installment payments as selected by the employee. Distributions to key employees (as defined under IRS rules) as a result of separation from service are delayed for six months.

In 2012, the Committee approved discretionary contributions to this plan for senior officers to maintain a market-competitive retirement program. These contributions will be made in 2013 to those senior officers that are at least age 55 and not eligible to receive benefits under the SERP. Ms. Samil and Ms. Cobb are the only Named Executive Officers that will receive the discretionary contribution in 2013.

The following table shows the 2012 activity and ending balances for each of the Named Executive Officers in the NVE 401(k) Restoration Plan:

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Mr. Yackira	$70,000	$77,300	$46,930	—	$490,504
Mr. Halkyard	—	—	—	—	—
Ms. Samil	$30,000	$33,678	$5,784	—	$264,425
Ms. Cobb	$5,500	—	$36	—	$5,536
Mr. Denis	$11,500	$13,479	$13,235	—	$185,475
Mr. Kaleta	$7,500	$31,909	$9,340	—	$177,075

(1)	None of the amounts in the Executive Contributions in Last Fiscal Year column are included in the Summary Compensation Table for the designated NEO.
(2)	The amounts shown in the Registrant Contributions in Last Fiscal Year column are also included as All Other Compensation in the Summary Compensation Table for the designated NEO.
(3)

The amounts shown in the Aggregate Earnings in the Last Fiscal Year column are not treated as above-market or preferential earnings within the meaning of Item 402(c)(viii)(B), because such earnings are the same as the return paid on amounts invested in an externally managed investment fund that is available to all employees participating in the non-discriminatory tax qualified 401(k) plan sponsored by the employer.

(4)	None of the Aggregate Balance at Last Fiscal Year-End includes money previously reported as earnings in the Summary Compensation Table for the designated NEO.

Potential Payments upon Termination or Change In Control

The following tables show the estimated payments each of our Named Executive Officers could receive upon their termination under various circumstances, including a change in control. The amounts shown assume that the termination was effective as of December 31, 2012. Actual amounts to be paid out can only be determined at the time of separation. Named Executive Officers are not eligible for tax gross-ups on severance payments in relation to either Internal Revenue Code Section 280(g) or 4999. The footnotes are presented after the final table. Our change in control policy defines various terms as follows:

•

“Cause” means: (i) the willful and continued failure by the executive to substantially perform his or her duties (other than as a result of incapacity due to physical or mental illness) after written demand by the Board and a 30-day cure period; or (ii) the willful engaging by the executive in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

•

“Good Reason” means (unless corrected within 30 days of notice by the executive to the Company): (i) certain changes in the nature or status of the executive’s responsibilities from those in effect prior to a change in control; (ii) a reduction in base salary (other than salary reductions similarly affecting all senior executives); (iii) the failure to pay, within 30 days of the date due, any portion of the executive’s current compensation (other than a compensation deferral or good faith reduction related to unfavorable business conditions or circumstances similarly affecting all senior executives) or any portion of an installment of deferred compensation; (iv) the failure to continue in effect any compensation plan in which the executive participates immediately prior to a change in control that is material to his or her total compensation unless an alternative plan has been put in place, or the failure to continue the executive’s participation in such a plan (or alternative plan) on a basis not materially less favorable as existed prior to the change in control; or (v) the failure to continue to provide the executive with benefits substantially similar to those provided to him or her under benefit plans in which the executive participates immediately prior to a change in control (other than changes similarly affecting all senior executives) or to continue to provide the executive with any material fringe benefit or substantially the same number of paid vacation days as provided at the time of a change in control.

•

“Change in Control” means: (i) any person becomes the beneficial owner of 40% or more of the combined voting power of the Company’s then outstanding securities (excluding certain acquisitions directly from the Company); (ii) the Board is no longer composed of at least a majority of the individuals who were on the Board on the effective date of the NV Energy change in control policy, and new directors (other than those whose initial assumptions of office is in connection with an actual or threatened contest) who were appointed, elected or nominated for election by a vote of at least two-thirds of the directors then in office who were directors on the effective date of the NV Energy change in control policy or whose appointment, election or nomination was previously so approved; (iii) a merger or consolidation of the Company or any subsidiary with any other corporation (other than certain recapitalizations and other mergers and consolidations in which the Company’s stockholders continue to hold two-thirds of the voting securities of the combined entity); (iv) the approval of a complete liquidation or dissolution of the Company; or (v) the sale of a majority of the Company’s outstanding stock or the approval of the sale of all or substantially all of the Company’s assets.

Mr. Yackira

Type of Benefit	For Cause (1)	Death	Disability (2)	Retirement (3)	Without Cause (4)	Change in Control (5) (7) (10)
Cash Severance (6)	$—	$—	$—	$—	$—	$5,400,000
Lump Sum Pension
Service Equivalent (8)	$—	$—	$—	$—	$—	$3,111,452
Life Insurance Proceeds (9)	$—	$1,750,000	$—	$—	$—	$—
Equity Benefits (11)
Performance Shares	$—	$2,377,864	$2,377,864	$2,377,864	$—	$2,377,864
Restricted Stock Units	$—	$741,139	$741,139	$741,139	$—	$2,103,972
Unexercisable Options	$—	$—	$—	$—	$—	$—
Total	$—	$3,119,003	$3,119,003	$3,119,003	$—	$4,481,836
Retirement Benefits (12)
NVE Retirement Plan	$23,551	$23,551	$23,551	$23,551	$23,551	$23,551
NVE Restoration Plan	$66,473	$66,473	$66,473	$66,473	$66,473	$66,473
NVE SERP	$—	$427,721	$410,463	$410,463	$410,463	$410,463
Retiree Medical	$—	$—	$—	$—	$—	$—
Total (Annual Benefits)	$90,024	$517,745	$500,487	$500,487	$500,487	$500,487
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$164,055
Change in Control
Payment Reduction (13)	$—	$—	$—	$—	$—	$—
Total	$90,024	$5,386,748	$3,619,490	$3,619,490	$500,487	$13,657,830

Mr. Halkyard

Type of Benefit	For Cause (1)	Death	Disability (2)	Retirement (3)	Without Cause (4)	Change in Control (5) (7) (10)
Cash Severance (6)	$—	$—	$—	$—	$875,000	$2,625,000
Lump Sum Pension
Service Equivalent (8)	$—	$—	$—	$—	$—	$27,838
Life Insurance Proceeds (9)	$—	$1,505,000	$—	$—	$—	$—
Equity Benefits (11)
Performance Shares	$—	$142,520	$142,520	$—	$—	$142,520
Restricted Stock Units	$—	$294,748	$294,748	$—	$—	$1,108,789
Unexercisable Options	$—	$—	$—	$—	$—	$—
Total	$—	$437,268	$437,268	$—	$—	$1,251,309
Retirement Benefits (12)
NVE Retirement Plan	$—	$—	$—	$—	$—	$—
NVE Restoration Plan	$—	$—	$—	$—	$—	$—
NVE SERP	$—	$—	$—	$—	$—	$—
Retiree Medical	$—	$—	$—	$—	$—	$—
Total (Annual Benefits)	$—	$—	$—	$—	$—	$—
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$46,510
Change in Control
Payment Reduction (13)	$—	$—	$—	$—	$—	$—
Total	$—	$1,942,268	$437,268	$—	$875,000	$3,950,657

Ms. Samil

Type of Benefit	For Cause (1)	Death	Disability (2)	Retirement (3)	Without Cause (4)	Change in Control (5) (7) (10)
Cash Severance (6)	$—	$—	$—	$—	$—	$2,625,000
Lump Sum Pension
Service Equivalent (8)	$—	$—	$—	$—	$—	$103,757
Life Insurance Proceeds (9)	$—	$1,430,000	$—	$—	$—	$—
Equity Benefits (11)
Performance Shares	$—	$814,782	$814,782	—	$—	$814,782
Restricted Stock Units	$—	$572,909	$572,909	—	$—	$665,158
Unexercisable Options	$—	$—	$—	$—	$—	$—
Total	$—	$1,387,691	$1,387,691	$—	$—	$1,479,940
Retirement Benefits (12)
NVE Retirement Plan	$1,994	$1,994	$1,994	$1,994	$1,994	$1,994
NVE Restoration Plan	$3,257	$3,257	$3,257	$3,257	$3,257	$3,257
NVE SERP	$—	$—	$—	$—	$—	$—
Retiree Medical	$—	$—	$—	$—	$—	$—
Total (Annual Benefits)	$5,251	$5,251	$5,251	$5,251	$5,251	$5,251
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$68,305
Change in Control
Payment Reduction (13)	$—	$—	$—	$—	$—	$—
Total	$5,251	$2,822,942	$1,392,942	$5,251	$5,251	$4,282,253

Ms.Cobb

Type of Benefit	For Cause (1)	Death	Disability (2)	Retirement (3)	Without Cause (4)	Change in Control (5) (7) (10)
Cash Severance (6)	$—	$—	$—	$—	$542,500	$1,627,500
Lump Sum Pension
Service Equivalent (8)	$—	$—	$—	$—	$—	$45,231
Life Insurance Proceeds (9)	$—	$1,055,000	$—	$—	$—	$—
Equity Benefits (11)
Performance Shares	$—	$166,271	$166,271	$—	$—	$166,271
Restricted Stock Units	$—	$167,877	$167,877	$—	$—	$564,396
Unexercisable Options	$—	$—	$—	$—	$—	$—
Total	$—	$334,148	$334,148	$—	$—	$730,667
Retirement Benefits (12)
NVE Retirement Plan	$—	$—	$—	$—	$—	$—
NVE Restoration Plan	$—	$—	$—	$—	$—	$—
NVE SERP	$—	$—	$—	$—	$—	$—
Retiree Medical	$—	$—	$—	$—	$—	$—
Total (Annual Benefits)	$—	$—	$—	$—	$—	$—
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$53,234
Change in Control
Payment Reduction (13)						$(43,530)
Total	$—	$1,389,148	$334,148	$—	$542,500	$2,413,102

Mr. Denis

Type of Benefit	For Cause (1)	Death	Disability (2)	Retirement (3)	Without Cause (4)	Change in Control (5) (7) (10)
Cash Severance (6)	$—	$—	$—	$—	$—	$1,790,250
Lump Sum Pension
Service Equivalent (8)	$—	$—	$—	$—	$—	$800,788
Life Insurance Proceeds (9)	$—	$1,160,000	$—	$—	$—	$—
Equity Benefits (11)
Performance Shares	$—	$577,959	$577,959	$577,959	$—	$577,959
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Unexercisable Options	$—	$—	$—	$—	$—	$—
Total	$—	$577,959	$577,959	$577,959	$—	$577,959
Retirement Benefits (12)
NVE Retirement Plan	$24,173	$24,173	$24,173	$24,173	$24,173	$24,173
NVE Restoration Plan	$28,929	$28,929	$28,929	$28,929	$28,929	$28,929
NVE SERP	$—	$177,253	$177,253	$177,253	$177,253	$177,253
Retiree Medical	$—	$—	$—	$—	$—	$—
Total (Annual Benefits)	$53,102	$230,355	$230,355	$230,355	$230,355	$230,355
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$63,497
Change in Control
Payment Reduction (13)	$—	$—	$—	$—	$—	$(693,014)
Total	$53,102	$1,968,314	$808,314	$808,314	$230,355	$2,769,835

Mr. Kaleta

Type of Benefit	For Cause (1)	Death	Disability (2)	Retirement (3)	Without Cause (4)	Change in Control (5) (7) (10)
Cash Severance (6)	$—	$—	$—	$—	$—	$2,415,000
Lump Sum Pension
Service Equivalent (8)	$—	$—	$—	$—	$—	$1,016,585
Life Insurance Proceeds (9)	$—	$1,385,000	$—	$—	$—	$—
Equity Benefits (11)
Performance Shares	$—	$712,388	$712,388	$712,388	$—	$712,388
Restricted Stock Units	$—	$639,984	$639,984	$639,984	$—	$1,156,610
Unexercisable Options	$—	$—	$—	$—	$—	$—
Total	$—	$1,352,372	$1,352,372	$1,352,372	$—	$1,868,998
Retirement Benefits (12)
NVE Retirement Plan	$10,483	$10,483	$10,483	$10,483	$10,483	$10,483
NVE Restoration Plan	$13,689	$13,689	$13,689	$13,689	$13,689	$13,689
NVE SERP	$—	$124,430	$89,756	$89,756	$89,756	$89,756
Retiree Medical	$—	$—	$—	$—	$—	$1,902
Total (Annual Benefits)	$24,172	$148,602	$113,928	$113,928	$113,928	$115,830
Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$69,854
Change in Control
Payment Reduction (13)	$—	$—	$—	$—	$—	$—
Total	$24,172	$2,885,974	$1,466,300	$1,466,300	$113,928	$5,486,267

(1)

Termination for cause, other than under a change in control, means: termination for reasons related to moral turpitude; conviction of a felony; or voluntary resignation without Board’s consent or approval.

(2)

Termination on the basis of disability assumes the disability preventing the executive from successfully fulfilling the duties of his position, occurred on or before June 1, 2012 and NV Energy gave 30 days notice of termination, with an effective date of December 31, 2012. In addition, for the purpose of this calculation we have assumed that the named executive officer does not exercise the appeal provision of the disability determination process.

(3)	Termination on the basis of retirement assumes that the executive voluntarily resigned and is eligible to retire effective December 31, 2012.
(4)	Termination without cause requires the Company to decide to terminate the employment relationship without notice or providing a reason.
(5)

Change in control assumes that the executive was terminated without cause or resigned with good reason within 24 months following a corporate change in control or potential change in control scenario as defined by the Company’s change in control policy dated January 1, 2011. For the purpose of this calculation it is assumed that the executive’s termination coincides with a change in control effective date of December 31, 2012, and it is further assumed that the Company’s change in control policy dated January 1, 2011 would supersede all other agreements entered into individually with each executive.

(6)

Cash severance is defined as all those payments owed or owing to the executive which are payable in cash under the different termination scenarios. While different payments may be paid in lump sum or over a period of time (e.g., one year), for the purpose of these calculations the value of the cash severance payments is determined based on the assumption that they are made in lump sum form on or about the termination date. In addition, it is assumed that all accrued and unused vacation time for 2012 has been used (and or paid) and all base salary has been paid through the last day of the year. Mr. Halkyard and Ms. Cobb are eligible for cash severance upon termination without cause within the first two years of employment.

(7)

The value of cash severance for termination following a change in control represents three times annual base salary plus the higher of 2012 or 2011 target short-term annual incentive for all Named Executive Officers.

(8)

Under the terms of the change in control policy, the lump sum pension service equivalent is payable as a single lump sum cash payment, and is equal to the value of additional accruals the executive would have received under the Company’s pension plans had the executive continued in employment for an additional period of time specified in the change in control policy. Additional service, as defined in the change in control policy, is interpreted to apply as additional pay accruals under the cash balance design.

(9)

Each named executive officer is covered by NV Energy’s Executive Life Insurance Program through MetLife with benefits payable to a designated beneficiary in the event of death valued at the amounts outlined in the table.

(10)

The value of the health and welfare benefits to be provided to an executive and his family (if appropriate) is based on the value of current elections prior to termination, assumes no change in benefit elections and continues to require contributions by the named executive officer at the applicable employee rate. For each of the Named Executive Officers, the opportunity to continue in the health program at the applicable employee rate beyond employment is available for up to 36 months following a change in control, and this is assumed to run concurrently with any potential COBRA or other regulatory mandate for coverage following termination.

(11)

Equity awards are valued based on the December 31, 2012 closing price of $18.14. In addition, the calculations reflect any applicable legal agreements affecting accelerated vesting of outstanding performance or other share awards as well as the immediate right to exercise any outstanding and unvested stock options. The values are based on the assumption that any unvested portion of Performance Shares would have been vested had the performance cycle not been truncated and any pro-rata calculations are based on initial grant date from the start of the performance cycle through December 31, 2012.

(12)

In addition to the benefits available as a component of severance, each executive participates in the pension plans disclosed in the Pension Plan Table with current accrued values. Executives would also be eligible for payments from these plans of all vested accrued benefits. The value of any retirement benefits reflected herein is the amount of a single life annuity for one year at the first date the executive would be eligible to receive a benefit. Annuity conversion interest rates are assumed to be the rates applicable for 2012 adjusted for appropriate phase-in in future years. Payments calculated for Mr. Yackira do not include the additional years of service promised under the SERP upon reaching age 62. Although annual annuities are shown above, all benefits could be paid as a lump sum, except for Retiree Medical benefits, to any participant. Participants in the SERP who are eligible for special disability benefits are assumed to instead elect to commence ordinary retirement benefits at current age.

(13)

Named executive officers are subject to a reduction in change in control payments if the reduction would result in the “best net” benefit to the executive, with consideration for income tax. The reduction would apply to Mr. Denis and Ms. Cobb, assuming a change in control and termination occurs on December 31, 2012.

COMPENSATION OF DIRECTORS

Under our Board-approved director compensation program, each non-employee director is paid an annual Board retainer of $135,000, of which at least $75,000 is paid in shares of our common stock. The non-executive chairman is paid an additional annual retainer of $75,000, which may be taken in stock and is in lieu of any payment for committee service. Other directors are paid for committee service, as follows:

•	The chairs of the Audit and Compensation Committees are paid $20,000 annually;

•	The chairs of the Finance and Nominating and Governance Committees are paid $15,000 annually;

•	Regular members of the Audit Committee are paid $10,000 annually; and

•	Regular members of the Compensation, Finance and Nominating and Governance Committees are paid $7,500 annually.

Directors are not paid meeting or travel fees, nor do they receive any perquisites.

Non-Employee Director Stock Plan

Stock to fulfill the common stock portions of the non-employee director retainers is issued under our Non-Employee Director Stock Plan. The Board has determined that at least $75,000 of the annual retainer for each director is to be paid in shares of our common stock. Each director may elect to take the remainder in cash or in stock, and a stock award may be deferred until such time as the director is no longer a non-employee director or to a date certain (at the election of the director), subject to Compensation Committee approval.

Phantom Stock for Pre-1999 Nevada Power Company Director

Prior to the 1999 merger of NPC and Sierra Pacific Resources (“SPR”) (now known as NV Energy, Inc.), the two companies’ retirement plans for outside directors were terminated. The actuarial value of the vested benefits of each then-serving director was converted into “phantom stock” and credited to an account with a notional value equal to the fair market value of NPC and SPR common stock, respectively, on the date of the applicable plan terminations. These “phantom stock” accounts are credited with dividend equivalents at the same time and at the same rate as dividends on our common stock are paid. The value of a director’s phantom stock account will be paid upon the director’s departure from the Board, in shares of our common stock or cash at the discretion of the Board. As of December 31, 2012, only one director, Mr. O’Reilly, has a phantom stock account, as he is the sole remaining legacy director of NPC or SPR.

2012 Director Compensation Table

This table sets forth the compensation earned by our non-employee directors in 2012. Our only employee director, Mr. Yackira, is not separately compensated for his Board service. His compensation is reported in our Summary Compensation Table starting on page 49.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mr. Anderson (1)	87,500	74,825	0	0	0	0	162,325
Mr. Christenson (1)	87,500	74,825	0	0	0	0	162,325
Ms. Clark (2)(3)	75,000	74,825	0	0	0	5,451	155,276
Mr. Frank	77,500	74,825	0	0	0	0	152,325
Mr. Kennedy (2)(3)	77,500	74,825	0	0	0	14,621	166,946
Ms. Mullarkey	77,500	74,825	0	0	0	0	152,325
Mr. O’Reilly (1)(2)(3)	85,000	74,825	0	0	0	29,191	189,016
Mr. Satre (2)(3)	60,000	149,650	0	0	0	41,116	250,766
Mr. Snyder (1)(2)(3)	82,500	74,825	0	0	0	21,386	178,711

(1)	Chair of a committee.
(2)	All Other Compensation represents cash paid in lieu of dividend payments on deferred stock awards.
(3)

Elected to defer payment of the stock portion of their 2012 director retainer and, in the case of Mr. Satre, the additional chair retainer, until such time as they are no longer directors. The deferral is reflected in the Stock Awards column.

(4)

The number of whole shares awarded to fulfill the stock portion of the retainer is determined by dividing $75,000 by the closing price on the NYSE on the date of the applicable annual meeting of stockholders, or the closing price on the preceding trading day if the meeting is held on a date when the NYSE is closed. Values in this column represent the stock portion of the annual director retainer (and, for Mr. Satre, the non-executive chair retainer which he elected to receive in stock), with payment deferred until such time as the person is no longer a director. The number of shares awarded was determined using the closing price of NVE common stock on the NYSE on the date of the 2012 Annual Meeting of Stockholders which was

$17.12. In accordance with FASB ASC Topic 718, the value of the stock awards reported in this table is the fair market value based on the closing price as of May 14, 2012 (the day of delivery), which, per the NYSE, was $17.08. There were no unvested stock awards at December 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION

This table sets forth information as of December 31, 2012, regarding our Non-Employee Director Stock Plan (“NEDSP”), Employee Stock Purchase Plan (“ESPP”) and 2004 Long-Term Incentive Plan (“LTIP”). We have no equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants And Rights (b) ($)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excl. Securities Reflected In Column (a)) (c) (#)
NEDSP (1)	179,971	n/a	893,697
ESPP (2)	n/a	n/a	713,767
2004 LTIP (3)	2,877,127	17.90	2,457,154

(1)

The NEDSP was first approved by stockholders in 2003. In 2012, our stockholders approved an amendment and restatement of the plan. The plan provides for the issuance of up to 1,400,000 shares of common stock over a ten-year period to directors who are not employees of the Company in lieu of the annual retainer, or as a portion of the annual retainer, for their Board service. As of December 31, 2012, we had issued a total of 326,332 shares thereunder. In addition, the receipt of 179,971 shares has been deferred until such time as the participant ceases to be a non-employee director of the Company. The deferred shares have not been taken into account for purposes of the weighted average price calculation in column (b) above and are not included in column (c).

(2)

The ESPP was first approved by our stockholders in 2000. A first amendment and restatement was approved in 2008. A second amendment and restatement of the plan was approved by our stockholders in 2010, which increased the shares reserved for issuance thereunder from 900,162 to 1,900,162. Under this plan, eligible employees may save regularly by payroll deductions and twice each year use their savings to purchase shares of our common stock. As of December 31, 2012, we had issued a total of 1,186,395 shares thereunder.

(3)

The LTIP was first approved by stockholders in 2004 and 7,750,000 shares were made available for issuance. The LTIP was amended and restated in 2008, and further amended and restated in 2011. This plan provides for the granting of Performance Units, Performance Shares, Restricted Stock Units, restricted stock, stock options (both “nonqualified” and “qualified”) and SARs to participating employees as an incentive for performance. The price referenced in column (b) reflects the exercise prices of outstanding options based on the closing price of our common stock on the date of grant. The remaining outstanding awards under the LTIP, consisting of Performance Units, Performance Shares and Restricted Stock Units (and their associated dividend equivalent rights), have no exercise price and are therefore not taken into account in calculating the weighted-average exercise price. As of December 31, 2012, the total number of shares issued under the plan was 2,415,719. As of December 31, 2012, the number of Performance Units and Performance Shares granted, but not vested, was 1,923,549, the number of unvested Restricted Stock Units was 597,141 (which includes unvested dividend equivalent rights associated with Restricted Stock Units), and the number of vested but not exercised NQSOs was 356,437.

MANAGEMENT OF COMPENSATION-RELATED RISK

In 2012, our internal audit group, which reports to the Audit Committee, conducted a pay risk assessment and determined that our compensation plans do not encourage excessive or unnecessary risk-taking, and are not reasonably likely to have a material adverse effect on the Company. The assessment confirmed that the

Company’s compensation plans and programs are well-aligned with sustainable stockholder value creation, reward the long-term financial health and business performance of the Company, and encourage officers to appropriately manage risk. The most relevant risk-mitigating elements were:

•	Equity incentive pay is tied to multi-year criteria;

•	Annual company performance goals are part of a balanced scorecard;

•	Incentive pay awards are subject to caps, minimum performance thresholds, and equity award sublimits; and

•	Equity ownership guidelines and retention requirements are in place.

Management, the Compensation Committee and the Committee’s independent consultant, F. W. Cook, reviewed and agreed with the results of the assessment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners

As of close of business on February 15, 2013, our records and other information available to us indicate the following stockholders were beneficial owners of more than 5% of the outstanding shares of our common stock at December 31, 2012. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name and Address	Voting Authority		Investment Authority		Total Shares Beneficially Owned	% of NVE Common Stock
	Shared	Sole	Shared	Sole
JPMorgan Chase & Co. (1)	11,725	17,962,222	20,521	19,750,337	19,879,958	8.4%
270 Park Ave.
New York, NY 10017
BlackRock, Inc. (2)	0	16,153,933	0	16,153,933	16,153,933	6.9%
40 East 52nd Street
New York, NY 10022
The Vanguard Group (3)	0	181,865	157,265	12,848,334	13,005,599	5.5%
100 Vanguard Boulevard
Malvern, PA 19355
AllianceBernstein LP (4)	0	11,177,774	0	12,744,889	12,744,889	5.4%
1345 Avenue of the Americas
New York, NY 10105

(1)	Form 13G filed January 29, 2013.
(2)	Form 13G filed February 4, 2013.
(3)	Form 13G filed February 7, 2013.
(4)	Form 13G filed February 11, 2013.

Stock Ownership of Directors and Executive Officers

The table below shows the number of shares of NVE common stock beneficially owned by our directors, director nominees, and executive officers as of February 15, 2013.

Name	Number of Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned (1)
Mr. Anderson	20,658
Mr. Christenson	101,734
Ms. Clark (2)	24,734
Mr. Frank	25,732
Mr. Kennedy (2)	33,185	No director or executive officer
Ms. Mullarkey	31,468	owns in excess of one percent
Mr. O’Reilly (2)(3)	81,603
Mr. Satre (2)	105,459
Mr. Snyder (2)	38,305
Mr. Yackira (4)(5)	520,583
Mr. Halkyard (4)	0
Ms. Samil (4)	30,264
Ms. Cobb (4)	0
Mr. Denis (4)	149,415
Mr. Kaleta (4)	121,180
All directors and executive officers as a group (19 persons) (2)(3)(4)(5)	1,494,863	Directors and executive officers as a group do not own in excess of one percent

(1)

In general, “beneficial ownership” includes any shares over which a person has voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)

Includes shares that the directors have requested be deferred until their departure from the Board, as follows: Ms. Clark, 9,407 shares; Mr. Kennedy, 23,735 shares; Mr. O’Reilly, 46,501 shares; Mr. Satre, 66,024 shares; and Mr. Snyder, 34,305 shares (4,000 shares of which Mr. Snyder has pledged as collateral).

(3)

Includes 8,341 shares of “phantom stock” representing the value of benefits under the terminated retirement plan for outside directors of Nevada Power Company, payable at the time of Mr. O’Reilly’s departure from the Board.

(4)

Includes shares issuable under the Long-Term Incentive Plan within 60 days of February 15, 2013, as follows: Mr. Yackira, 238,356 shares; Mr. Halkyard, 0 shares; Ms. Samil, 0 shares; Ms. Cobb, 0 shares; Mr. Denis, 16,667 shares; Mr. Kaleta, 16,667 shares; and all other executive officers as a group, 0 shares.

(5)	Includes an as-yet undetermined number of shares held in trust for the benefit of a former spouse pursuant to a domestic relations order.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SEC rules require our directors and certain of our executive officers to file with the SEC reports of their holdings and transactions in our common stock. Based on our records and other information, we believe all required filings were made in a timely manner except on March 5, 2012, Mr. Anderson sold 6,400 shares of our common stock for which a Form 4 was not filed with the SEC until March 8, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

In early 2013, each of JPMorgan Chase & Co. (“JPMorgan”) and The Vanguard Group (“Vanguard”) reported to the SEC that it was the beneficial owner of more than 5% of the Company’s common stock at December 31, 2012. The Company has ongoing banking, investment and trading relations with JPMorgan in the ordinary course of business. In 2012 this resulted in payments to JPMorgan of approximately $10.5 million for transactions in the power and natural gas markets, and $400,000 in fees for pension investment management services. Similarly, the Company has ongoing pension plan administration dealings with Vanguard in the ordinary course of business. In 2012 this included payments to Vanguard of $372,000 in fees for retirement plan administration services.

For a discussion of our Policy and Procedure Governing Related Party Transactions, please see page 10 of this proxy statement.

Affiliate Transactions and Relationships

Employees of NV Energy, Inc., provide certain accounting, treasury, financial planning and administrative services to the utility subsidiaries, NPC and SPPC. The costs of those services are allocated between NPC and SPPC according to usage by each. During 2012, the cost for such services allocated to NPC was $7.3 million and the cost of such services allocated to SPPC was $3.2 million. Additionally, all of our officers are also officers of NPC and SPPC, and all three companies have the same members of their respective Boards.

NV Energy, Inc., files a consolidated federal income tax return for itself and its subsidiaries. Current income taxes are allocated based on each entity’s respective taxable income or loss and investment tax credits as if each subsidiary filed a separate return. We do not believe that any significant additional tax liability would be incurred by any one subsidiary on behalf of any other subsidiary. We could potentially incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

As part of on-going cash management practices and operations, NV Energy, Inc. may enter into lending or borrowing arrangements with NPC and SPPC, subject to any applicable regulatory restrictions and restrictions under financing agreements.

OTHER ANNUAL MEETING INFORMATION

Householding

Banks, brokers and other nominee record holders will often engage in the practice of “householding” notices, proxy statements and annual reports, meaning only one copy is sent to multiple registered stockholders that share the same address. You may request to subscribe or unsubscribe from “householding” by contacting our proxy distributor, Broadridge Financial Solutions, at 51 Mercedes Way, Edgewood, NY 11717, or by telephone at (800) 542-1061.

Paper Copies

You may request a paper copy of our proxy statement or our Annual Report to Stockholders by contacting Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717, or by telephone at (800) 579-1639.

Cost of Proxy Solicitation

The Company will bear the costs of solicitation of proxies. Banks and brokers will be requested to forward proxy soliciting material to the beneficial owners of shares of our common stock. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. Proxies may be solicited by e-mail, by personal interview, by telephone, by facsimile or electronic medium. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, will assist the Company in the solicitation of proxies at an estimated cost of $10,000 plus expenses.

Annual Meeting Admission

Annual Meeting admission will be granted to registered stockholders with proper identification and one guest, as space is available. Admission also will be granted to beneficial owners having proper written evidence of ownership, and authorized representatives of absent stockholders having written evidence of such authorization.

Voting Matters

You may vote by proxy, or at the Annual Meeting in person. If you attend the Annual Meeting in person, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

If you vote by proxy, you may revoke your proxy at any time prior to voting at the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by submitting a later-dated proxy, or by revoking it in person at the Annual Meeting. Your attendance at the Annual Meeting, in itself, will not revoke your proxy.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm is the record holder of your shares, and is required to vote your shares according to your instructions. Your bank or brokerage firm will provide you with information about voting. Many banks and brokerage firms offer the option of voting over the Internet or by telephone.

If your shares are held in “street name” and you wish to attend the Annual Meeting in person, in order to be admitted you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the Record Date. To be able to vote your shares held in “street name” at the Annual Meeting, you will need to bring a proxy card provided by your brokerage firm or bank.

In the absence of instructions from the customer, banks, brokers, or other nominees that hold shares in “street name” on behalf of a customer may vote only on certain “routine” Annual Meeting matters. Of the four matters before the meeting this year, only the ratification of the selection of the independent accounting firm is considered a routine matter. For all remaining matters, the bank or broker may return blank voting instructions to us, resulting in a “non-vote” which will not have any effect with respect to those proposals.

Detailed voting instructions can be found on the Notice or e-mail sent on March 27, 2013, and they are also included in the proxy card.

Quorum

For business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the shares entitled to vote at the Annual Meeting, or at least 117,757,587 shares of our common stock.

Shares of common stock represented in person or by proxy (including broker “non-votes” and shares that abstain or do not vote with respect to one or more matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share, once represented for any purpose at the Annual Meeting, is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless (1) the stockholder attends solely to object to the procedural or substantive grounds for calling the Annual Meeting and does not vote the shares or otherwise consent to be deemed present, or (2) in the case of adjournment, a new record date is or will be set for that adjourned meeting.

Tabulation and Results

Abstentions and broker “non-votes” will not be counted as votes in favor of or against a proposal, and will also not be counted as votes cast or shares voting on such proposal. All votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting. Each share of common stock will be counted as one vote. We will report the voting results on a Form 8-K to be filed within four business days after the Annual Meeting.

Stockholder Proposals for the 2014 Annual Meeting

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 of the SEC. To be submitted for inclusion in next year’s proxy statement, stockholder proposals must satisfy all applicable requirements of Rule 14a-8 and be received at our principal executive offices no later than the close of business on November  27, 2013.

Requirements for stockholder proposals to be brought before the 2014 annual meeting

Our bylaws require that any stockholder proposal that is not submitted for inclusion in our proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2014 annual meeting of stockholders, must be received at our principal executive offices not later than 120 days prior to the first anniversary of the 2013 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our bylaws must be received no later than the close of business on January 8, 2014.

Stockholder proposals should be sent to:

Corporate Secretary

NV Energy, Inc.

P.O. Box 98910

Las Vegas, NV 89151

Any proposal presented by a stockholder at the annual meeting for which the Company has not been provided with notice on or before January 8, 2014, may nevertheless be voted on pursuant to the discretionary authority granted to the persons named in the proxy solicited by the Board for that meeting.

OTHER MATTERS

We have no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth herein. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, as amended, the sections of the proxy statement entitled “Report of the Compensation Committee” and “Report of the Audit Committee” shall not be deemed to be “soliciting materials” or to be so incorporated, unless specifically otherwise provided in any such filing.

So that your shares may be represented if you do not plan to attend the Annual Meeting, please vote your shares by mail, the Internet or telephone.

On Behalf of the Board of Directors

PAUL J. KALETA

Corporate Secretary

March 27, 2013

Exhibit A

NV ENERGY, INC.

2013 LONG TERM INCENTIVE PLAN

Article 1

Establishment, Effective Date, Purpose, Duration, and Glossary

1.1        Establishment of the Plan. NV Energy, Inc., a Nevada corporation (the “Company”), hereby establishes the NV Energy, Inc. 2013 Long Term Incentive Plan (the “Plan”). The Plan will supersede and replace the Amended and Restated NV Energy, Inc. 2004 Executive Long-Term Incentive Plan, which was most recently amended and restated effective January 1, 2011 (the “2004 Plan”). The 2004 Plan shall remain in effect until all awards granted under such plan have been exercised, forfeited or canceled or have otherwise expired or terminated. No awards will be made pursuant to the 2004 Plan on or after the date on which this Plan is approved by Company’s shareholders.

1.2        Effective Date. The Plan is effective as of the date it is approved by the Company’s Board of Directors (the “Effective Date”), but is subject to approval by the Company’s shareholders at its 2013 Annual Meeting. Any Awards granted prior to shareholder approval shall be expressly conditioned on shareholder approval of the Plan.

1.3        Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, customers, and employees by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. The Plan emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit, and individual levels.

To further these objectives the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Performance Cash, Stock Grants, Stock Units and Dividend Equivalent Rights.

1.4        Duration of the Plan. The Plan shall remain in effect subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 14 or until all Shares available for grant under the Plan have been granted (or purchased). However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date unless the shareholders of the Company approve an extension of the Plan.

1.5        Glossary. Defined terms used in this Plan are set forth in the attached Glossary, which is incorporated into and made part of this Plan.

Article 2

Administration

2.1        The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two members of the Board who are: (i) “independent directors” as defined in the NYSE Listing Standards; (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act; and (iii) “outside directors” within the meaning of Section 162(m) of the Code, in each case, as each such rule or regulation is in effect from time to time. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

2.2        Action of the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

2.3        Authority of the Committee. Subject to the Company’s Articles of Incorporation and Bylaws, such restrictions and limitations as may be imposed by the Board and the express provisions of the Plan or applicable law, the Committee shall have full power to: (i) designate Participants to receive Awards; (ii) determine the size and types of Awards; (iii) determine the times when Awards are to be granted; (iv) determine the other terms and conditions of Awards, and the forms and provisions of any Award Agreement, in a manner consistent with the Plan, including but not limited to, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate; (v) construe and interpret the Plan and any Award Agreement or instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; and (vii) subject to the provisions of Article 14, amend the terms and conditions of any outstanding Award. The Committee also shall have the power and authority to make all other determinations which may be necessary or advisable for the administration of the Plan.

2.4        Decisions Binding. All determinations and decisions made by the Committee with respect to the Plan or any Award and all related orders or resolutions of the Board shall be final, conclusive and binding on all parties.

2.5        Delegation to Grant Awards. To the extent not inconsistent with applicable law, including Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards, and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees, and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award, and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

Article 3

Shares Subject to the Plan

3.1        Number of Shares. Subject to adjustment as provided in Section 3.4, the total number of Shares available for grant under the Plan shall be 8,707,154. The number of Shares available for grant shall be reduced by one Share for every one Share granted under this Plan, plus one Share for each Share subject to Awards granted on or after January 1, 2013 under the 2004 Plan. As provided in Section 1.1, no Awards will be made pursuant to the 2004 Plan on or after the date on which this Plan is approved by the Company’s shareholders.

3.2        Award Limits. Subject to adjustment as provided in Section 3.4, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 2,000,000 Shares, and (ii) Awards (other than Options or Stock Appreciation Rights) during any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares under which more than 1,000,000 Shares may be earned for each 12 months in the vesting period or Performance Period. During any calendar year no Participant may be granted Performance-Based Compensation Awards denominated in cash under which more than $5,000,000 may be earned for each 12 months in the Performance Period. Each of the limitations in this section shall be multiplied by two with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section.

3.3        Share Counting.

(a)        If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan, or (ii) after December 31, 2012, any Shares subject to an award under the 2004 Plan are forfeited, an award under the 2004 Plan expires or otherwise terminates without issuance of such shares, or an award under the 2004 Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on payment in Shares on exercise of a Stock Appreciation Right), then in each such case the Shares subject to the Award or award under the 2004 Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan on a one-for-one basis.

(b)        In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be available for grant under the Plan on a one-for-one basis. In the event that after December 31, 2012, (i) any option or award under the 2004 Plan is exercised through the tendering of Shares (either by actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be available for grant under the Plan on a one-for-one basis.

3.4        Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock (or special cash) dividend, split-up, stock split, reverse stock split, spin-off, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee, in its sole discretion and to the extent it deems equitable and appropriate to prevent dilution or enlargement of rights, shall make a proportionate adjustment in: (i) the number and class of Shares which may be delivered under the Plan; (ii) the number of Shares set forth in Sections 3.1 and 3.2 and any other similar numeric limit expressed in the Plan; and (iii) the number and class of and/or price of Shares subject to outstanding Awards. Notwithstanding anything in the Plan to the contrary, in the event of such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative securities as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 3.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.

3.5        Replacement Awards. In the event of any corporate transaction in which the Company or a Subsidiary acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan that has been approved by its shareholders (an “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee. Options or SARs issued pursuant to this Section shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section shall not be counted against the number of shares of Stock reserved under this Plan under Section 3.1. Any Shares authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described in Section 3.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with Rule 303A.08 of the NYSE Listed Company Manual, as such Rule may be amended or replaced from time to time.

3.6        Fractional Shares. No fractional Shares shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional Shares. In the event of adjustment as provided in Section 3.4 or the issuance of replacement awards as provided in Section 3.5, the total number of Shares subject to any affected Award shall always be a whole number by rounding any fractional Shares to the nearest whole Share.

Article 4

Eligibility and Participation

4.1        Eligibility. Persons eligible to participate in this Plan include all Employees of the Company and its Subsidiaries, including members of the Board of the Company and its Subsidiaries who are also Employees. Awards (other than ISOs) may also be granted to prospective Employees, but no portion of any such Award will vest, become exercisable, be issued or become effective prior to the date on which such individual begins to provide services to the Company or any Subsidiary.

4.2        Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 5

Stock Options

5.1        Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options and, subject to the limits of Section 3.2, shall have complete discretion in determining the number of Shares subject to Options granted to each Participant.

5.2        Award Agreement. Each Option granted shall be evidenced by an Award Agreement that shall specify the type of Option, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other terms and conditions as the Committee shall determine. If the Option is intended to be an Incentive Stock Option, the Award Agreement shall so specify. If such Option is not designated as an Incentive Stock Option, such Option shall be deemed a Nonqualified Stock Option.

5.3        Option Price; No Repricing. The exercise price per Share for any Option shall be at least equal to 100% of the Fair Market Value of one Share on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s shareholders, an Option may not be amended or modified to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below that of the Option being surrendered or exchanged, except in connection with an adjustment pursuant to Section 3.4.

5.4        Duration of Options. Each Option shall expire at such time as the Committee shall determine as of the Grant Date; provided, however, that no Option shall be exercisable later than the 10th anniversary date of the Grant Date.

5.5        Exercise of Options. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

5.6        Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed delivered to Participants. The permissible forms of payment shall include, but not be limited to, cash, a promissory note (other than for executive officers), any net-issuance arrangement, or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements).

5.7        Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

5.8        Termination of Employment. Unless otherwise provided in the Award Agreement, the following rules shall apply to Nonqualified Stock Options upon a Termination of Employment:

(a)        If a Participant incurs a Termination of Employment, all unvested Nonqualified Stock Options shall be forfeited.

(b)        If a Participant incurs a Termination of Employment on account of Disability, death, or Retirement, all vested Nonqualified Stock Options shall remain exercisable until the earlier of (i) the scheduled expiration date of the Nonqualified Stock Options, or (ii) 12 months after the date of the Participant’s Termination of Employment on account of Disability, death or Retirement.

(c)        If a Participant incurs a Termination of Employment for any reason other than Disability, death, or Retirement, all vested Nonqualified Stock Options shall lapse (and no longer be exercisable) as of the end of the 90th day following the date of the Participant’s Termination of Employment. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option, other than an Incentive Stock Option (i) the exercise of the Option is prohibited by applicable law, or (ii) Shares may not be purchased or sold by certain Employees due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.9        Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a family member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

5.10        Incentive Stock Options. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 5:

(a)        Incentive Stock Options shall be granted only to Participants who are Employees.

(b)        The exercise price per Share shall not be less than 100% of the Fair Market Value of one Share on the Grant Date.

(c)        In no event may any Incentive Stock Option be exercisable for more than 10 years from the Grant Date.

(d)        An Incentive Stock Option shall lapse in the following circumstances:

(i)        The Incentive Stock Option shall lapse 10 years from the Grant Date, unless an earlier time is specified in the Award Agreement.

(ii)        The Incentive Stock Option shall lapse upon the end of the three month period following the date of Termination of Employment for any other reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(iii)        Unless otherwise provided in the Award Agreement, if the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (a) the scheduled expiration date of the Option, or (b) 12 months after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(e)        The aggregate Fair Market Value (determined as of the time an Award is made) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as may be imposed by Section 422(d) of the Code, as it may be amended or replaced from to time. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Nonqualified Stock Options.

(f)        An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grant Date.

(g)        No Award of an Incentive Stock Option may be made pursuant to this Plan after the 10th anniversary of the Effective Date, unless the shareholders of the Company vote to approve an extension of the Plan.

(h)        Except as provided in Section 5.10(d)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(i)        The maximum aggregate number of Shares available for grant under the Plan as Incentive Stock Options is the same numeric limit set forth in Section 3.1.

Article 6

Stock Appreciation Rights

6.1        Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof, and shall have complete discretion in determining the number of SARs granted to each Participant.

6.2        Award Agreements. Each SAR granted shall be evidenced by an Award Agreement that shall specify the type of SAR, the base value of the SAR, the duration of the SAR, the number of Shares to which the SAR pertains, and such other terms and conditions as the Committee shall determine.

6.3        Base Value; No Repricing. The base value of a Freestanding SAR shall equal 100% of the Fair Market Value of one Share on the Grant Date and the base value of a Tandem SAR shall equal 100% of the Fair Market Value of one Share on the Grant Date of the Option related to the Tandem SAR. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s shareholders, a SAR may not be amended or modified to reduce the base value after the Grant Date, or surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below that of the SAR being surrendered or exchanged, except in connection with an adjustment pursuant to Section 3.4.

6.4        Duration of SARs. Each SAR shall expire at such time as the Committee shall determine as of the Grant Date; provided, however, that no SAR shall be exercisable later than the tenth anniversary of the Grant Date.

6.5        Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the relation Option. A Tandem SAR may be exercisable only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO. For the avoidance of doubt, no SAR shall become exercisable before it vests.

6.6        Payment for SAR. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of one Share as of the date of exercise over the base value fixed by the Committee at the Grant Date; by (ii) the number of Shares with respect to which the SAR is exercised. Payment shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for the payment for the SARs in cash, in Shares of equivalent value, or in a combination thereof.

6.7        Termination of Employment. Unless otherwise provided in the Award Agreement, the following rules shall apply to SARs upon a Termination of Employment:

(a)        If a Participant incurs a Termination of Employment, all unvested SARs shall be forfeited.

(b)        If a Participant incurs a Termination of Employment on account of Disability, death, or Retirement, all vested SARs shall remain exercisable until the earlier of (i) the scheduled expiration date of the SARs, or (ii) 12 months after the date of the Participant’s Termination of Employment on account of Disability, death or Retirement.

(c)        If a Participant incurs a Termination of Employment for any reason other than Disability, death, or Retirement, all vested SARs shall lapse (and no longer be exercisable) as of the end of the 90th day following the date of the Participant’s Termination of Employment. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (i) the exercise of the SAR is prohibited by applicable law, or (ii) Shares may not be purchased or sold by certain Employees due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the SAR shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

6.8        Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a family member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by the Participant with respect to such transfer.

Article 7

Restricted Stock, Restricted Stock Units, Stock Grants, and Stock Units

7.1        Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee.

7.2        Award Agreements. Each Restricted Stock Award and each Restricted Stock Unit Award granted shall be evidenced by an Award Agreement that shall specify the type of Award, the Period of Restriction, the number of Shares to which the Award pertains, and such other terms and conditions as the Committee shall determine.

7.3        Payment. Payment for Restricted Stock and/or Restricted Stock Units shall be made in the manner and at the time designed by the Committee in the Award Agreement. The Award Agreement shall specify whether Restricted Stock Units shall be paid in cash, in Shares of equivalent value, or in a combination thereof. Restricted Stock Awards shall be paid in Shares. If certificates representing Shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock and the Company may, in its discretion, retain physical possession of the certificate until the applicable Period of Restrictions lapses.

7.4        Period of Restriction and Vesting. The Committee may impose such conditions and/or restrictions on any Shares of Restricted Stock and/or Restricted Stock Units as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, which may or may not follow the attainment of the Performance Goals, sales restrictions, voting restrictions, restrictions on the right to receive dividends in the case of a Restricted Stock Award, and/or restrictions under applicable federal or state securities laws.

7.5        Stock Grant Awards. Subject to the terms and provisions of the Plan, Stock Grant Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Grant Award grants a Participant the right to receive (or purchase at such price as determined by the Committee) Shares free of any vesting restrictions. All Stock Grant Awards shall be evidenced by an Award Agreement that shall specify the number of Shares granted and such other provisions as the Committee shall determine. The purchase price, if any, for a Stock Grant Award shall be payable in cash or in any other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold in respect of any legal consideration.

7.6        Stock Unit Awards. Subject to the terms and provisions of the Plan, Stock Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Unit Award grants a Participant the right to receive Shares, or a cash payment equal to the Fair Market Value of a designated number of Shares, in the future free of any vesting restrictions. All Stock Unit Awards shall be evidenced by an Award Agreement that shall specify the number of Shares to which the Award relates, whether the Award will be paid in Shares, or cash, and such other provisions as the Committee shall determine. A Stock Unit Award may be granted in respect of any legal consideration.

7.7        Transferability. Restricted Stock and/or Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the Period of Restriction, except as otherwise provided in the Award Agreement or by will or by the laws of descent and distribution. Shares issued pursuant to a Stock Grant Award shall not be subject to any restrictions other than those imposed by applicable law, if any. Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated prior to payment, except as otherwise provided in the Award Agreement or by will or by the laws of descent and distribution. All rights with respect to Restricted Stock and/or Restricted Stock Units shall be available during his or her lifetime only to the Participant. Except as otherwise provided in the Plan or in any Award Agreement, Restricted Stock shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.8        Voting Rights. Except as otherwise provided in the Award Agreement, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares during the Period of Restriction. Participants shall not have any voting rights with respect to Shares underlying a Restricted Stock Unit or Stock Unit Award.

7.9        Termination of Employment. Unless otherwise provided in the Award Agreement, the following rules shall apply to Restricted Stock and/or Restricted Stock Units upon a Termination of Employment:

(a)        If a Participant incurs a Termination of Employment on account of Disability, death, or Retirement during a Period of Restriction, any time-based or other restrictions imposed on Restricted Stock and/or Restricted Stock Units shall lapse and the Participant shall receive a prorated payment calculated as follows:

(i)        For Restricted Stock and/or Restricted Stock Units subject to time-based restrictions, the prorated payment shall be determined by multiplying the number of shares of Restricted Stock and/or Restricted Stock Units the Participant would have received had the Participant continued employment through the end of the Period of Restriction by a fraction, the numerator of which is the number of whole months the Participant was employed during the Period of Restriction and the denominator of which is the total number of months in the Period of Restriction.

(ii)        For Restricted Stock and/or Restricted Stock Units subject to time-based and performance-based restrictions, the prorated payment shall be determined by multiplying the number of shares of Restricted Stock and/or Restricted Stock Units earned during the Period of Restriction, as determined at the end of the Period of Restriction based on the level of achievement of the performance-based restrictions, by a fraction, the numerator of which is the number of whole months the Participant was employed during the Period of Restriction and the denominator of which is the total number of months in the Period of Restriction.

(b)        If a Participant incurs a Termination of Employment for any reason other than Disability, death, or Retirement during a Period of Restriction, all unvested Restricted Stock and/or Restricted Stock Units shall be forfeited.

(c)        All amounts payable pursuant to this Section 7.9 shall be paid in the manner and at the time designated by the Committee in the Award Agreement.

Article 8

Performance Units, Performance Shares and Performance Cash Awards

8.1        Grant of Performance Units or Performance Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee.

8.2        Award Agreements. Each Performance Unit and each Performance Share granted shall be evidenced by an Award Agreement that shall specify the type of Award, the Performance Period, the Performance Goal and/or Goals, the number of Performance Units or Performance Shares granted, the value of the Award, and such other terms and conditions as the Committee shall determine.

8.3        Payment. Payment for Performance Units and Performance Shares shall be made in the manner and at the time specified by the Committee in the Award Agreement. The Award Agreement shall specify whether Performance Units shall be paid in cash, Shares of equivalent value, or in a combination thereof. Performance Shares shall be paid in Shares. Unless otherwise provided in the Award Agreement, payment shall be made in a single lump sum payment in cash, Shares, or in a combination thereof within 70 days following the end of the applicable Performance Period.

8.4        Performance Cash Awards. Subject to the terms and provisions of the Plan, Performance Cash Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Each Performance Cash Award shall be evidenced by an Award Agreement that shall specify the Performance Period, the Performance Goal or Goals, the payment provisions and such other provisions as the Committee shall determine in its sole discretion. Unless otherwise provided in the Award Agreement, payment shall be made in a single lump sum payment in cash within 70 days following the end of the applicable Performance Period.

8.5        Performance Criteria and Vesting. The Committee may impose such conditions and/or restrictions on any Performance Unit, Performance Share, or Performance Cash Award granted pursuant to the Plan as it may deem advisable, in its discretion, including, without limitation, restrictions based upon the achievement of specific Performance Goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not commence following the attainment of the Performance Goals, sales restrictions, and/or restrictions under applicable federal or state securities laws. Except as otherwise provided in Article 8 or Article 10, the achievement of the Performance Goals for a particular Performance Period will determine the ultimate value of the Performance Share, Performance Unit, or Performance Cash Award to the Participant.

The Performance Goal or Goals applicable to any Performance Share, Performance Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. The Performance Criteria applicable to any Performance Share, Performance Unit or Performance Cash Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Compensation Award pursuant to Article 10 shall be limited to the Performance Criteria listed in the Glossary. The Performance Criteria applicable to any other Performance Share, Performance Unit or Performance Cash Award shall include the Performance Criteria listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Agreement. Except as otherwise provided in Article 10 with respect to Performance-Based Compensation Awards to Covered Employees, the Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Article 8.

8.6        Termination of Employment. Unless otherwise provided in the Award Agreement, the following rules shall apply to Performance Shares, Performance Units and/or Performance Cash Awards upon a Termination of Employment:

(a)        If a Participant incurs a Termination of Employment on account of Disability, death, or Retirement during a Performance Period, the Participant shall receive a prorated payment for any outstanding Performance Share, Performance Unit and/or Performance Cash Awards. The prorated payment shall be determined by multiplying the number of Performance Share, Performance Unit and/or Performance Cash Awards earned during the Performance Period, as determined at the end of the Performance Period based on the level of achievement of the Performance Goals, by a fraction, the numerator of which is the number of whole months the Participant was employed during the Performance Period and the denominator of which is the total number of months in the Performance Period.

(b)        If a Participant incurs a Termination of Employment for any reason other than Disability, death, or Retirement during a Performance Period, all unvested Performance Shares, Performance Units and/or Performance Cash Awards shall be forfeited.

(c)        All amounts payable pursuant to this Section 8.6 shall be paid in the manner and at the time designated by the Committee in the Award Agreement.

8.7        Nontransferability. Performance Units, Performance Shares and Performance Cash Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A Participant’s rights with respect to Performance Units, Performance Shares and Performance Cash shall be exercisable during the Participant’s lifetime only by the Participant.

Article 9

Dividend Equivalent Rights

9.1        Dividend Equivalent Rights. Subject to the terms and provisions of the Plan, the Committee may grant Dividend Equivalent Rights to a Participant as a component of any Restricted Stock Unit, Stock Unit, Performance Unit or Performance Share Award. Each Dividend Equivalent Right shall be evidenced by an Award Agreement. Unless the Award Agreement provides that the dividend equivalents will be accumulated in cash, with or without interest, dividend equivalents credited to the holder of a Dividend Equivalent Right shall be deemed to be reinvested in additional Shares, which may thereafter accrue additional dividend equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may apply under a dividend reinvestment plan sponsored by the Company. Dividend Equivalent Rights may be paid in cash, in Shares of equivalent value, or in a combination thereof. In no event may a Dividend Equivalent Right made with respect to a Restricted Stock Award or a Restricted Stock Unit Award that vests based on the achievement of Performance Goals or with respect to a Performance Share Unit or Performance Share Award be paid unless and until such Award vests or is earned by satisfaction of the applicable Performance Goals. A Dividend Equivalent Right may not be granted in connection with any Option or SAR.

9.2        Termination of Employment. Unless otherwise provided in the Award Agreement, a Participant’s right to receive payment for Dividend Equivalent Rights following a Termination of Employment shall be the same as the Participant’s right to receive payment for the underlying Award (e.g., the Restricted Stock Unit, Stock Unit, Performance Unit or Performance Share Award).

Article 10

Performance-Based Compensation Awards

10.1        Purpose and Applicability. Section 162(m) of the Code limits the amount of the Company’s deductions for compensation payable to Covered Employees to $1,000,000 per year. “Performance-based compensation” that meets the requirements set forth in Section 162(m) of the Code and is not subject to this limitation. The purpose of this Article 10 is to enable the Committee to qualify some or all of the Awards granted to Covered Employees pursuant to Articles 7, 8, and 9 as “performance-based compensation” pursuant to Section 162(m) of the Code. If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Agreement or otherwise that the Award is intended to be a Performance-Based Compensation Award. Unless the Award Agreement evidencing an Award to a Covered Employee specifically indicates that the Award is not intended to be a Performance-Based Compensation Award, the Award will be considered to be a Performance-Based Compensation Award and will be subject to all of the requirements of this Article 10.

This Article 10 shall apply only to Performance-Based Compensation Awards. If this Article 10 applies, its provisions control over any contrary provision contained in any other section of this Plan or any Award Agreement. The provisions of this Article 10 and any Award Agreement for a Performance-Based Compensation Award shall be interpreted in a manner consistent with the requirements of Section 162(m) of the Code. If any provision of this Plan or any Award Agreement for a Performance-Based Compensation Award does not comply with or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10.2        Discretion of Committee with Respect to Performance-Based Compensation Awards. With regard to a particular Performance Period, the Committee may select the length of such Performance Period, the type of Performance-Based Compensation Awards to be issued, the kind and/or level of the Performance Goal or Goals, and whether the Performance Goal or Goals is or are to apply to the Company, a Subsidiary or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.

10.3        Establishment of Performance Goals. A Performance-Based Compensation Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) of the Code. By way of illustration, but not limitation, the following requirements must be satisfied:

(a)        The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;

(b)        The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than 90 days after the commencement of the Performance Period for such Award; provided that (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals, and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Compensation Award after 25% of the Performance Period for such Award has elapsed;

(c)        A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;

(d)        The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained. For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and

(e)        The objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

10.4        Performance Evaluation; Adjustment of Goals. At the time that a Performance-Based Compensation Award is first issued, the Committee, in the Award Agreement or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate:

(a)        Judgments entered or settlements reached in litigation or regulatory proceedings;

(b)        The write down or sale of assets;

(c)        The impact of discontinued operations or any reorganization, liquidation or restructuring;

(d)        The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

(e)        Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual or quarterly reports filed with the Securities and Exchange Commission in respect of the applicable year;

(f)        The impact of any mergers, acquisitions, spin-offs or other divestitures;

(g)        Foreign exchange gains and losses; and

(h)        An event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management.

The inclusion or exclusion of these items shall be expressed in a form that is intended to satisfy the requirements of Section 162(m) of the Code. If the Committee does not indicate that performance will be calculated excluding the effect of any of the foregoing events, such effect shall be included. The Committee also may, but only within the time prescribed by Section 162(m), adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

10.5        Adjustment of Performance-Based Compensation Awards. The Committee may adjust the determinations of the degree of attainment (taking into account any adjustments required pursuant to Section 10.4) of the pre-established Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Compensation Award that will increase the amount payable under any such Award. The Committee shall retain the power to adjust Performance-Based Compensation Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Compensation Award.

10.6        Continued Employment Required. Unless otherwise provided in the relevant Award Agreement, a Participant must be an employee of the Company or a Subsidiary on the day a Performance-Based Compensation Award for such Performance Period is paid to the Participant.

10.7        Certification by Committee. The payment for a Performance-Based Compensation Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s Stock.

10.8        Miscellaneous. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Compensation Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

Article 11

Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12

Change in Control

In the event of a Change in Control, the treatment of all Awards granted under the Plan shall be governed by the NV Energy Change in Control Policy unless otherwise provided in an Award Agreement.

Article 13

Rights of Parties

13.1        No Continued Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service with the Company or any Subsidiary at any time, for any reason or no reason in the Company’s sole discretion, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

13.2        Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3        Unfunded Plan. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.

13.4        Relationship to Other Benefit. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.

13.5        Expenses. The expenses of administering the Plan shall be borne by the Company.

13.6        Rights of Shareholder. Except as otherwise provided in the Plan or any Award Agreement, no Participant shall have any rights as a shareholder of the Company with respect to any Award, unless and until unrestricted Shares are issued to the Participant or the restrictions on any Shares previously granted lapse.

13.7        Clawback. Notwithstanding any provision in the Plan to the contrary, in an Award Agreement the Committee shall include provisions calling for the recapture, forfeiture, recoupment, or clawback (collectively, “Clawback”) of all or any portion of an Award to the extent necessary to comply with applicable law in effect on the date of the Award Agreement, including but not limited to, the final rules issued by the Securities and Exchange Commission and NYSE pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee may also include other Clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such Clawback provisions and with any Company request or demand for Clawback.

13.8        Stock Ownership Guidelines. By accepting an Award, each Participant agrees to comply with the Company’s stock ownership guidelines as such guidelines may be amended from time to time.

Article 14

Amendment, Modification, and Termination

14.1        Amendment, Modification, and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that any such action of the Board shall be subject to shareholder approval to the extent necessary to comply with applicable law, regulation, or rule of the stock exchange on which the Shares are listed, quoted or traded. Except as provided in Section 3.4, the Board may not, without the approval of shareholders: (i) increase the number of shares available for grant under the Plan; (ii) increase the numeric limits expressed in Article 3, (iii) expand the types of awards available for grant under the Plan; (iv) expand the class of individuals eligible to participate in the Plan; (v) permit the Committee to grant Options or SARs with an exercise price below Fair Market Value on the Grant Date; (vi) permit the Committee to extend the exercise period for an Option or SAR beyond 10 years from the Grant Date; (vii) amend Section 5.3 to permit the Committee to reprice previously granted Options; (viii) amend Section 6.3 to permit the Committee to reprice previously granted SARs; or (ix) take any other action relative to an Option or SAR that would be treated as a repricing under the rules of the NYSE (or any national securities exchange on which the Stock may then be traded).

14.2        Awards Previously Granted. Except as provided in the next sentence, no alteration, amendment, suspension, or termination of the Plan or any outstanding Award Agreement shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the applicable Participant. The consent of the holder of an Award is not needed if the change: (i) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including without limitation the provisions of Sections 162(m) or 409A of the Code); or (ii) does not adversely affect in any material way the rights of the holder; or (iii) is made pursuant to an adjustment as provided in Section 3.4.

14.3        Performance-Based Compensation Awards. The Committee shall not take any other action that would cause a Performance-Based Compensation Award to fail to satisfy the requirements of Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitation imposed by Section 162(m) of the Code.

Article 15

Tax Withholding

15.1        Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local withholding taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising out of the Plan or any Award. To the extent alternative methods of withholding are available under applicable tax laws, the Company shall have the power and discretion to choose among such methods.

15.2        Payment. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by: (i) using already owned Shares held by the Participant; (ii) a broker-assisted “cashless” transaction; (iii) directing the Company to apply Shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the required minimum statutory withholding amount; or (iv) personal check or other cash equivalent acceptable to the Company.

Article 16

Indemnification

Each person who is or shall have been a member of the Committee or of the Board, or who has served as the CEO, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17

Successors

All obligations of the Company with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or otherwise.

Article 18

Legal Construction

18.1        Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

18.2        Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3        Requirements of Law. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan are exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NYSE or any other exchange or automated quotation system upon which the Stock is then listed, quoted or traded and under any blue sky or state securities laws applicable to such Award.

18.4        Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Securities Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

18.5        Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the Shares are listed, quoted or traded. All Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board deems advisable in order to comply with any such laws, regulations, or requirements.

18.6        Governing Law. To the extent not preempted by federal law, the Plan and all Award Agreements issued hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

18.7        Survival. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such Shares.

18.8        Section 409A Compliance.

(a)        General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto. In such cases, the Award Agreement may include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

(b)        Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code (and not otherwise exempt from Section 409A) and is payable upon the Participant’s Separation from Service, then to the extent necessary to avoid the imposition of additional taxes under Section 409A of the Code, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or if earlier than the end of the six month period, the date of the Participant’s death). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six month period.

(c)        Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code (and not otherwise exempt from Section 409A) be accelerated or subject to further deferral except as otherwise permitted or required pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.

2013 LTIP GLOSSARY

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(d)        “2004 Plan” means the Amended and Restated NV Energy, Inc. 2004 Executive Long Term Incentive Plan, as amended and restated January 1, 2011.

(e)        “Acquired Plan” has the meaning ascribed to it in Section 3.5.

(f)        “Award” means, individually or collectively, a grant under this Plan of any Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Performance Cash, Stock Grants, Stock Units, or Dividend Equivalent Rights.

(g)        “Award Agreement” means any written agreement, contract, or other instrument or document, including electronic agreement, evidencing an Award.

(h)        “Board” or “Board of Directors” means the Board of Directors of the Company.

(i)        “Chief Executive Officer” or “CEO” means the President and Chief Executive Officer of the Company.

(j)        “Change in Control” has the meaning ascribed to it in the NV Energy Change in Control Policy.

(k)        “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(l)        “Committee” means the Compensation Committee of the Board or any such other Committee as may be designated by the Board to administer the Plan in accordance with Article 2.

(m)        “Company” means NV Energy, Inc., a Nevada corporation, or any successor thereto as provided in Article 17.

(n)        “Covered Employee” means an employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(o)        “Director” means any individual who is a member of the Board.

(p)        “Disability” means that a Participant who is an Employee: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months; (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company; or (iii) has been determined to be totally disabled by the Social Security Administration.

(q)        “Dividend Equivalent Right” means a right granted to a Participant pursuant to Article 9 to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award as if such Shares had been issued and held by the Participant.

(r)        “Effective Date” has the meaning ascribed to it in Section 1.2.

(s)        “Employee” means any full-time or part-time employee of the Company or of the Company’s Subsidiaries (including any officer who is also an employee). Directors who are not otherwise employed by the Company shall not be considered Employees for purposes of this Plan.

(t)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto. All references to the Exchange Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(u)        “Fair Market Value” means, as of any date, the closing sale price for the Stock as reported on the NYSE (or any national securities exchange on which the Stock may then be traded) on that date or, if there is no such sale on the relevant date, then the sale price on the last day on which a sale was reported.

(v)        “Freestanding SAR” means a SAR that is granted independently of any Options.

(w)        “Grant Date” means as determined by the Committee (or the CEO with respect to an Award granted pursuant to Section 2.5), the latest to occur of: (i) the date on which the Committee (or CEO) approves an Award; (ii) the date on which an Award to a prospective Employee first becomes effective; or (iii) such other date as may be specified in the Award Agreement.

(x)        “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 5, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(y)        “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 5, which is not intended to be an Incentive Stock Option.

(z)        “NV Energy Change in Control Policy” means the NV Energy Executive Change in Control Policy, as such Policy may be amended from time to time.

(aa)        “NYSE” means the New York Stock Exchange.

(bb)        “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(cc)        “Participant” means an individual who has been granted an Award.

(dd)        “Performance-Based Compensation Award” means an Award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code on the tax deductibility of compensation payable to Covered Employees.

(ee)        “Performance Cash” means a right granted to a Participant pursuant to Article 8. A Performance Cash Award grants a Participant the right to receive an amount of cash depending on the satisfaction of one or more Performance Goals for a particular Performance Period.

(ff)        “Performance Criteria” means the criteria, or any combination of the criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals for Performance-Based Compensation Awards are limited to the following: (i) total stockholder return; (ii) total stockholder return as compared to total return of a publicly available index; (iii) net income; (iv) pretax earnings; (v) funds from operations; (vi) earnings before interest expense, taxes, depreciation and amortization; (vii) operating margin; (viii) earnings per share (on a fully diluted or other basis); (ix) return on equity, capital, assets or investment; (x) operating earnings; (xi) working capital and/or liquidity; (xii) completion of capital projects; (xiii) expense and/or liability containment; (xiv) operating expenditures; (xv) operational safety metrics; (xvi) energy supply; conservation and environmental performance; (xvii) customer satisfaction metrics; (xviii) service level and reliability metrics; (xix) shareholder profile metrics; (xx) ethics; (xxi) public affairs and marketing metrics; (xxii) ratio of debt to stockholders equity; (xxiii) workforce-related metrics; (xxiv) internal financial reporting and accounts payable metrics; and (xxv) revenue. The Performance Criteria that will be used to establish performance goals with respect to any Award other than a Performance-Based Compensation Award that is subject to Article 10 will include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Agreement. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, company, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

(gg)        “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.

(hh)        “Performance Period” means one or more periods of time, as the Committee may select, over which the satisfaction of one or more Performance Goals will be measured for the purposes of determining a Participant’s right to, and the payment of, an Award.

(ii)        “Performance Share” means an Award granted to a Participant pursuant to Article 8. A Performance Share Award grants a Participant a right to receive a specified number of Shares depending on the satisfaction of one or more Performance Goals for a particular Performance Period.

(jj)        “Performance Unit” means an Award granted to a Participant pursuant to Article 8. A Performance Unit Award grants a Participant a right to receive a specified number of Shares, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of Shares depending on the satisfaction of one or more Performance Goals for a particular Performance Period.

(kk)        “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions pursuant to Article 7.

(ll)        “Plan” means this NV Energy, Inc. 2013 Long Term Incentive Plan.

(mm)        “Restricted Stock” means an Award granted to a Participant pursuant to Article 7. A Restricted Stock Award grants a Participant a right to receive a specified number of Shares, subject to any vesting or other restrictions deemed appropriate by the Committee.

(nn)        “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 7. A Restricted Stock Unit Award grants a Participant a right to receive a specified number of Shares, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of Shares, subject to any vesting or other restrictions deemed appropriate by the Committee.

(oo)        “Retirement,” unless otherwise provided in the Award Agreement, means a Termination of Employment with the Company and its Subsidiaries after (i) attainment of age 55 with 10 years of service; (ii) attainment of age 60 with 5 years of service; or (iii) attainment of age 59 1/2 for individuals who participate in the NV Energy 401(k) Plan. For purposes of determining whether an individual has “Retired,” service shall be measured by completed calendar months of employment.

(pp)        “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A. If an Award is subject to Section 409A, the term “Separation from Service” has the meaning ascribed to it in Treasury Regulation Section 1.409A-1(h). In applying Treasury Regulation Section 1.409A-1(h) for determining whether a Separation from Service has occurred, the standard, as opposed to elective or optional, provisions shall be used.

(qq)        “Specified Employee” has the meaning ascribed to it in Treasury Regulation Section 1.409A-1(i).

(rr)        “Shares” means shares of Stock.

(ss)        “Stock” means the common stock of the Company.

(tt)        “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designed as a SAR, pursuant to Article 6.

(uu)        “Stock Grant” means an Award granted to a Participant pursuant to Article 7.

(vv)        “Stock Unit” means an Award granted to a Participant pursuant to Article 7.

(ww)        “Subsidiary” means any subsidiary or parent of the Company that is: (i) a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; or (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(xx)        “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 6, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

(yy)        “Termination of Employment” means the cessation of performance of services for the Company. For this purpose, transfer of a Participant among the Company and any Subsidiary shall not be considered a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the term “Termination of Employment” means a Separation from Service.

2013 Annual Shareholder Meeting

The Smith Center for the Performing Arts

361 Symphony Park Avenue • Las Vegas, NV 89106

215
95
15
Ann Rd.
Craig Rd.
Alexander Rd.
Durango Dr.
Rampart Blvd
Buffalo Dr.
Jones Blvd
Decatur Blvd
Simmons St.
Martin L King Blvd
North Las Vegas Airport
Cheyenne Ave.
Carey Ave.
Lake Mead Blvd
147
Owens Ave
Summerlin Pkwy
Washington Ave
Eastern Ave.
Pecos Rd.
Lamb Blvd
Hollywood Blvd
Charleston Blvd
Las Vegas Blvd.
Fremont St.
159
Sahara Ave.
Alta Dr.
Nellis Blvd.
S. Rainbow Blvd.
S. Jones Blvd.
S. Decatur Blvd.
Flamingo Rd.
582
Boulder Hwy.
Paradise Rd.
UNLV
Tropicana Ave.
Russell Rd.
McCarran International Airport
Sunset Rd.
Warm Springs Rd.
Stephanie St.
Gibson Rd.
160
Symphony Park Ave.
Grand Central Pkwy.
Promenade Pl.
PARKING GARAGE
City Pkwy.
W. Clark Ave.
Bonneville Ave.
N
S
E
W

NV ENERGY, INC. ATTN: INVESTOR RELATIONS MS/51 P.O. BOX 98910 LAS VEGAS, NV 89151

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M57131-P34655	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NV ENERGY, INC.
The Board of Directors recommends you vote FOR the following:
TO ELECT AS DIRECTOR 10 NOMINEES NAMED
IN THE PROXY STATEMENT TO SERVE ONE-YEAR TERMS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.
The persons listed below have been nominated.
				For	Against	Abstain
1.	Election of Directors										For	Against	Abstain
	1a.	Joseph B. Anderson, Jr.		☐	☐	☐		1h.	Philip G. Satre		☐	☐	☐
	1b.	Glenn C. Christenson		☐	☐	☐		1i.	Donald D. Snyder		☐	☐	☐
	1c.	Susan F. Clark		☐	☐	☐		1j.	Michael W. Yackira		☐	☐	☐
	1d.	Stephen E. Frank		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
	1e.	Brian J. Kennedy		☐	☐	☐	2.	To approve our executive compensation on an advisory basis.			☐	☐	☐
	1f.	Maureen T. Mullarkey		☐	☐	☐	3.	To approve our 2013 Long-Term Incentive Plan.			☐	☐	☐
	1g.	John F. O’Reilly		☐	☐	☐	4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013.			☐	☐	☐
For address change/comments, mark here. (see reverse for instructions)						☐	NOTE: With discretionary authority to vote upon such other business as may properly come before the meeting.
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)			Date

Your vote is important. Please vote immediately.

You may also vote the shares over the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not mail your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

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M57132-P34655

NV ENERGY, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 8, 2013

The undersigned, revoking all prior proxies, hereby appoints Paul J. Kaleta and Jonathan S. Halkyard, or either of them, each with full power of substitution, proxies to vote all shares of Common Stock of NV Energy, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Smith Center for the Performing Arts, located at 361 Symphony Park Ave., Las Vegas, NV 89106, on Weds. May 8, 2013, at 8:00 a.m. (Pacific Time) and at any and all adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3, AND 4.

Address Change/Comments:

(If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side